Exhibit 10.1

MASTER AGREEMENT

AMONG

GENERAL ELECTRIC CAPITAL CORPORATION,

SYNCHRONY FINANCIAL,

AND

SOLELY FOR PURPOSES OF CERTAIN SECTIONS AND ARTICLES SET FORTH HEREIN

GENERAL ELECTRIC COMPANY

Dated [—], 2014

i

Table of Contents

(Continued)

Table of Contents

(Continued)

EXHIBITS

A	Form of Transitional Services Agreement
B	Form of Registration Rights Agreement
C	Form of Tax Sharing and Separation Agreement
D	Form of Employee Matters Agreement
E	Form of Transitional Trademark License Agreement
F	Form of Intellectual Property Cross License Agreement
G	Form of Amended and Restated Certificate of Incorporation
H	Form of Amended and Restated Bylaws
I	Form of Company Term Loan Agreement
J	Form of GECC Term Loan Agreement
K	Form of MNT Subservicing Agreement

SCHEDULES

Schedule 1.1(a)	—	Supply and Vendor Contracts
Schedule 1.1(d)	—	Company Contracts
Schedule 2.2(a)(i)	—	Company Assets
Schedule 2.2(a)(ii)(B)	—	Capital Stock of Subsidiaries
Schedule 2.2(a)(iii)	—	Intellectual Property and Software
Schedule 2.2(b)(i)	—	Excluded Assets
Schedule 2.2(b)(ii)	—	Excluded Contracts
Schedule 2.3(a)(i)	—	Company Liabilities
Schedule 2.4(b)(ii)	—	Continuing Agreements
Schedule 2.4(b)(iii)	—	Guarantees
Schedule 2.4(b)(iv)	—	Continuing Agreements
Schedule 5.1	—	Annual Corporate Reporting Data
Schedule 5.2	—	Quarterly Corporate Reporting Data
Schedule 5.3	—	FP&A Reports
Schedule 5.10(a)	—	Regulatory Requirements and Information
Schedule 6.2(d)	—	Transaction Documents – Company Indemnification
Schedule 6.3(c)	—	Transaction Documents – GECC Indemnification
Schedule 7.3	—	Company Insurance Arrangements
Schedule 7.5(b)	—	GECC Contracts
Schedule 7.5(c)	—	Affiliate Contracts
Schedule 7.7	—	Litigation and Settlement Cooperation
Schedule 7.13	—	GE Policies
Schedule 9.1	—	Transaction Documents – Dispute Resolution

MASTER AGREEMENT

MASTER AGREEMENT, dated [—], 2014 (this “Agreement”), among General Electric Capital Corporation, a Delaware corporation (“GECC”), General Electric Company, a New York corporation (“GE”) (solely for purposes of the GE Executory Sections), and Synchrony Financial, a Delaware corporation (the “Company”). Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, the Company is a direct, wholly-owned Subsidiary of GE Consumer Finance Inc., a Delaware corporation (“GECFI”) which is a direct, wholly-owned Subsidiary of GECC;

WHEREAS, the boards of directors of GE, GECC and GECFI have approved the separation of the Company Group into a separate business (the “Separation”);

WHEREAS, during the period from April 1, 2013 to September 30, 2013, as part of a regulatory restructuring, the Company acquired substantially all of the assets and operations of GE’s North American retail finance business, including all of the Stock of GE Capital Retail Bank (the “Corporate Reorganization”);

WHEREAS, since September 30, 2013, the Company has acquired additional assets of GE’s North American retail finance business;

WHEREAS, the boards of directors of GECC, GECFI and the Company have approved the acquisition of all Company Assets not previously transferred in the Corporate Reorganization (or otherwise) by the Company and its Subsidiaries and the assumption of the Company Liabilities not previously assumed, all as more fully described in this Agreement and the Transaction Documents;

WHEREAS, the boards of directors of GECC and GECFI have further determined it is appropriate and advisable, on the terms and conditions contemplated hereby, to cause the Company to offer and sell for its own account in the Initial Public Offering a limited number of shares of Company Common Stock;

WHEREAS, after the Initial Public Offering, (i) GECC may transfer shares of GECFI Stock to GE and GECFI may transfer shares of Company Common Stock to GE (or such other permitted transferees) and (ii) GE may transfer shares of Company Common Stock to holders of shares of GE Common Stock by means of one or more distributions by GE to holders of GE Common Stock of shares of Company Common Stock, one or more offers to holders of GE Common Stock to exchange their GE Common Stock for shares of Company Common Stock, or any combination thereof (the “Distribution”). Alternatively, GECFI may effect a disposition of its Company Common Stock pursuant to one or more public or private offerings or other similar transactions (“Other Disposition”) or GECFI (or other permitted transferees) may continue to hold its interest in shares of Company Common Stock;

WHEREAS, for U.S. federal income tax purposes, the Distribution, if effected, is intended to qualify as a tax-free split-off under Section 355 of the Code; and

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and certain other agreements that will, following the consummation of the Initial Public Offering, govern certain matters relating to the Separation, the Distribution or Other Disposition and the relationship of GE, GECC, the Company and their respective Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” (and, with a correlative meaning, “affiliated”) means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person; provided, however, that from and after the Closing Date, no member of the Company Group shall be deemed an Affiliate of any member of the GE Group for purposes of this Agreement and the Transaction Documents and no member of the GE Group shall be deemed an Affiliate of any member of the Company Group for purposes of this Agreement and the Transaction Documents. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies or the power to appoint and remove a majority of directors (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Applicable Accounting Method” means the applicable accounting method by which GE or GECC is required, in accordance with GAAP, to account for its investment in the Company (namely, on a consolidated basis, under the equity method or under the cost method).

“Assets” means, with respect to any Person, the assets, properties and rights (including goodwill) of such Person, wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including the following:

(a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

(b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, vessels, motor vehicles and other transportation equipment and other tangible personal property;

(c) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

(d) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

(e) all license agreements, leases of personal property, open purchase orders for supplies, parts or services and other contracts, agreements or commitments;

(f) all deposits, letters of credit and performance and surety bonds;

(g) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

(h) all domestic and foreign intangible personal property, patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, designs, ideas, improvements, works of authorship, recordings, other proprietary and confidential information and licenses from third Persons granting the right to use any of the foregoing;

(i) all computer applications, programs and other Software, including operating Software, network Software firmware, middleware, design Software, design tools, systems documentation and instructions;

(j) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

(k) all prepaid expenses, trade accounts and other accounts and notes receivables;

(l) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

(m) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

(n) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

(o) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

“Bank Board” means the board of directors of GE Capital Retail Bank.

“Board” means the Board of Governors of the Federal Reserve System.

“Business Day” means Monday to Friday, except for any day on which banking institutions in New York, New York are authorized or required by applicable Law or executive order to close.

“CALMA” means the Capital Assurance and Liquidity Maintenance Agreement entered into by and among GECRB, GECC, and each Immediate Parent Company (as “Immediate Parent Company” is defined in the Operating Agreement entered into on or about January 11, 2013, by and between GECRB and the Office of the Comptroller of the Currency).

“Capital Markets and Treasury Activity” means any activity undertaken in connection with efforts by any Person to raise for or on behalf of any Person capital from any public or private source, and other treasury functions conducted by the GE treasury unit of the GE Group, including obtaining or arranging debt issuance and other external or intercompany funding transactions, providing for or arranging cash management banking activities, carrying out investments in excess cash, carrying out hedging or derivative transactions and providing or arranging for credit support, each primarily for the benefit of any member of the GE Group.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the Company’s Combined Statement of Financial Position as of December 31, 2013 included in the IPO Registration Statement.

“Company Business” means (a) the current businesses of the members of the Company Group; and (b) those terminated, divested or discontinued businesses which are or should be included as historical operations of the Company Group consistent with the methodology applied in the basis of presentation of the Company Carve-Out Financial Statements.

“Company Carve-Out Financial Statements” means the audited combined statements of earnings for the years ended December 31, 2013, 2012 and 2011, the combined statements of financial position as of December 31, 2013 and 2012 and the combined statements of cash flows for the years ended December 31, 2013, 2012 and 2011.

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company Contracts” means the following contracts and agreements, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by GECC or any member of the GE Group pursuant to any provision of this Agreement or any Transaction Document:

(a) any supply or vendor contracts or agreements to which GE or any of its Affiliates is a party or by which GE or any of its Affiliates or any of their respective Assets is bound and listed or described on Schedule 1.1(a) (or the applicable licenses, leases, addendums and similar arrangements thereunder as described on Schedule 1.1(a));

(b) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Company Group;

(c) [Reserved];

(d) the contracts, agreements and other documents to which GE or any of its Affiliates is a party or by which GE or any of its Affiliates or any of their respective Assets is bound and listed or described on Schedule 1.1(d) (or the applicable licenses, leases, addendums and similar arrangements thereunder as described on Schedule 1.1(d));

(e) any guarantee, indemnity, representation or warranty of any member of the Company Group or the GE Group in respect of (i) any other Company Contract, (ii) any Company Liability or (iii) the Company Business; and

(f) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Transaction Documents to be assigned to the Company or any member of the Company Group.

“Company Group” means the Company, each Subsidiary of the Company immediately after the Closing (in each case so long as such Subsidiary remains a Subsidiary of the Company) and each other Person that is controlled either directly or indirectly by the Company immediately after the Closing in each case so long as such Person continues to be controlled either directly or indirectly by the Company).

“Company Insurance Arrangements” means the insurance policy listed on Schedule 7.3 hereto and all policies of or agreements for insurance and interests in insurance pools and programs acquired after the Closing by and exclusively for the benefit of any member of the Company Group.

“Company IP Transfer Standard” means all Intellectual Property and Software that is used primarily in the Company Business.

“Company Senior Notes” means approximately $[—] aggregate principal amount of senior unsecured notes to be issued by the Company.

“Company Term Loan Agreement” means the Credit Agreement to be entered into by and among the Company, as borrower, [—], as administrative agent and as a lender, and the additional lenders party thereto, as set forth on Exhibit I.

“Competing Business” means the business of providing credit to consumers through (i) private label credit cards or dual cards (credit cards that function as both private label credit card and general purpose credit card) in conjunction with programs with retailers, merchants or health care providers primarily for the purchase of goods and services from the applicable retailer, merchant or health care provider or (ii) general purpose credit cards (defined as a credit card that is widely accepted by merchants for the purchase of products or services issued in conjunction with a credit card association network, such as Visa, MasterCard, and American Express). “Consumer” for purposes of this definition refers to an individual who incurs an obligation primarily for personal, family, or household purposes.

“Consents” means any consent, waiver or approval from, or notification requirement to, any third parties.

“Consolidation Threshold” means the members of the GE Group’s beneficial ownership, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year at least fifty percent (50%) of the then outstanding Company Common Stock, or, notwithstanding such percentage, if any member of the GE Group is required during any fiscal year, in accordance with GAAP, to consolidate the Company’s financial statements with its financial statements, then in respect of such fiscal year.

“Corporate Reorganization Agreements” means the definitive agreements which govern or relate to the Corporate Reorganization.

“Corporate Reporting Data” means the Corporate Data Repository (CDR) submissions and data requirements, the Data Request (DR) and Web Reporting Interface (WRI) submissions and data requirements, and the Management’s Discussion and Analysis (MD&A) and Annual Report (A/R) submissions and data requirements, as set forth in detail on Schedules 5.1 and 5.2.

“De Minimis Business” means (a) any minority equity investment by a member of the GE Group in any Person (i) in which the GE Group collectively holds not more than 25% of the outstanding voting securities or similar equity interests, to the extent such equity interests do not give the GE Group the right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such entity, or (ii) in which the amount invested by the GE Group collectively is less than $100 million, in each case excluding any ownership of Company Common Stock, or (b) any business activity that would otherwise violate Section 7.15(a) that is carried on by an After-Acquired Business or an After-Acquired Company, but only if, at the time of such acquisition, the revenues derived from the Covered Business by such After-Acquired Business or After-Acquired Company constitute less than 10% of the gross revenues of such After-Acquired Business or After-Acquired Company for the most recently completed fiscal year preceding such acquisition.

“Debt Registration Statement” means the registration statement on Form S-1 filed under the Securities Act pursuant to which the Company Senior Notes will be registered.

“Default Recovery Activities” means the exercise of any rights or remedies in connection with any Capital Markets, Financing, Insurance, Leasing, Other Financial Services or Securities Activity (whether such rights or remedies arise under any agreement relating to such activity, under applicable Law or otherwise) including any foreclosure, realization or repossession or ownership of any collateral, business assets or other security for any Financing (including the equity in any entity or business), Insurance or Other Financial Services Activity or any property subject to Leasing.

“Employee Liabilities” shall have the meaning set forth in the Employee Matters Agreement.

“Employee Matters Agreement” means the Employee Matters Agreement in substantially the form attached hereto as Exhibit D, to be entered into by and among GE, GECC and the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

“Excluded Employee Liabilities” shall have the meaning set forth in the Employee Matters Agreement.

“Existing Business Activities” means any existing business conducted or investment held by GE or its Subsidiaries (other than the business currently solely conducted through the members of the Company Group), or contemplated by any existing third party contractual arrangements applicable to any member of the GE Group (other than the business currently solely conducted through the members of the Company Group), on the date of this Agreement.

“Financial Services Business” means any activities undertaken principally in connection with or in furtherance of (i) any Capital Markets Activity, (ii) Financing, (iii) Leasing, (iv) Default Recovery Activities, (v) Other Financial Services Activities, (vi) any Securities Activity or (vii) the sale of Insurance, the conduct of any Insurance brokerage activities or services or the provision of Insurance advisory services, business processes or Software. Financial Services Business also includes any investment or ownership interest in a Person through an employee benefit or pension plan.

“Financing” means the making, entering into, purchase of, or participation in (including syndication or servicing activities) (i) secured or unsecured loans, conditional sales agreements, debt instruments or transactions of a similar nature or for similar purposes, (ii) non-voting preferred equity investments, and (iii) investments as a limited partner in a partnership or as a member of a limited liability company in which another person who is not an Affiliate is a management member, but for the avoidance of doubt excluding, in the case of (i), engaging in activities that would constitute a Competing Business; provided, that in the event that the requirements of Section 7.15(b) would otherwise be applicable to an activity that falls within clauses (ii) or (iii) of this definition, GECC or the applicable Subsidiary must comply with the requirements of Section 7.15(b).

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been foreseen by such Party (or such Person), or, if it could have been foreseen, was unavoidable, and includes, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources.

“FP&A Reports” means the SRO data requirements, the Session I and Session II data requirements and the Op Plan data requirements, as set forth in detail on Schedule 5.3.

“GAAP” means United States generally accepted accounting principles.

“GE Common Stock” means the common stock, par value $0.06 per share, of GE.

“GE Executory Sections” means Sections 2.1(a)(i), 2.1(b), 2.2(a)(iii), 2.2(a)(vi), 2.4, 2.6, 2.7(b), 2.8(a), 4.4, 4.5(c), 5.5(d), 5.5(f), 5.7(b), 5.15, 6.1(b), 6.1(e), 7.1, 7.2, 7.3, 7.5(c), 7.6, 7.7, 7.11, 7.14 and 7.15 and Articles IX and X.

“GE Group” means GE and each Person (other than any member of the Company Group) that is an Affiliate of GE immediately after the Closing.

“GE Insurance Arrangements” means all policies of or agreements for insurance and interests in insurance pools and programs held in the name of GE or any of its Affiliates and any rights thereunder, in each case other than any Company Insurance Arrangements.

“GE IP Transfer Standard” means all Intellectual Property and Software that is not used primarily in the Company Business.

“GE Name and Mark” means any and all Marks owned by GE and its Affiliates (other than those set forth, or required to be set forth, on Schedule 2.2(a)(iii)) as of the Closing Date or any derivations thereof, in each case whether alone or in combination with other words, and including the Licensed Marks and all Marks embodying any of the foregoing.

“GECC Term Loan Agreement” means the Credit Agreement to be entered into by and between the Company, as borrower, and GECC or its designee, as administrative agent and as lender, as set forth on Exhibit J.

“Governmental Approvals” means any notice, report or other filing to be made with, or any consent, registration, approval, permit or authorization to be obtained from, any Governmental Authority.

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government, including any governmental authority, agency, department, board, commission or instrumentality whether federal, state, local or foreign (or any political subdivision thereof), and any tribunal, court or arbitrator(s) of competent jurisdiction.

“Group” means the GE Group or the Company Group, as the context requires.

“HOLA” means the Home Owners’ Loan Act of 1933, as amended.

“Indebtedness” means, with respect to any Person, any Liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any Liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness and (b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other Software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial Public Offering” means the initial public offering of the Company Common Stock.

“Insurance” means any product or service determined to constitute insurance, assurance or reinsurance by the Laws in effect in any jurisdiction in which the restriction set forth in Section 7.15(a) applies.

“Insurance Proceeds” means those monies: (a) received by an insured from an insurance carrier; (b) paid by an insurance carrier on behalf of the insured; or (c) received (including by way of set off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Intellectual Property” means all of the following, whether protected, created or arising under the laws of the United States or any other foreign jurisdiction, including: (i) patents, patent applications (along with all patents issuing thereon), statutory invention registrations, divisions, continuations, continuations-in-part, substitute applications of the foregoing and any extensions, reissues, restorations and reexaminations thereof, and all rights therein provided by international treaties or conventions (collectively, “Patents”); (ii) trademarks, service marks, trade names, service names, taglines, slogans, industrial designs, brand names, brand marks, trade dress, identifying symbols, logos, emblems, signs or insignia, monograms, domain names, domain name locators, meta tags, website search terms and key words, and other identifiers of source, including all goodwill associated therewith, and any and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing (collectively, “Marks”); (iii) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof;

and all rights therein whether provided by international treaties or conventions or otherwise; (iv) trade secrets; and (v) all other applications and registrations related to any of the intellectual property rights set forth in the foregoing clauses (i) - (iv) above.

“Intellectual Property Cross License Agreement” means the Intellectual Property Cross License Agreement in substantially the form attached hereto as Exhibit F, to be entered into by and between GECC and the Company.

“IP Application” means any application for the registration, acquisition or perfection of intellectual property rights, including patent applications, copyright applications and trademark applications.

“IPO Registration Statement” means the registration statement on Form S-1 filed under the Securities Act (No. 333-194528) pursuant to which the offering of Company Common Stock to be sold by the Company in the Initial Public Offering will be registered.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued, communicated or entered by a Governmental Authority.

“Leasing” means the rental, leasing, or financing under operating leases, finance leases or hire purchase or rental agreements, of property, whether real, personal, tangible or intangible.

“Liabilities” means any debt, loss, damage, adverse claim, liability or obligation of any Person (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto.

“Licensed Marks” shall have the meaning specified in the Transitional Trademark License Agreement.

“Marks” has the meaning set forth in the definition of “Intellectual Property”.

“Mizuho Guarantee” means the Guarantee dated as of June 23, 2012 by GECC in favor of Mizuho Corporate Bank, Ltd.

“MNT Subservicing Agreement” means the MNT Subservicing Agreement substantially in the form of Exhibit K.

“Other Financial Services Activities” means the offering, sale, distribution or provision, directly or through any distribution system or channel, of any financial products, financial services, deposits and other banking products, fuel cards and similar cards used in the commercial fleet management business to purchase fuel or other transportation-related purchases, asset management services, including investments on behalf of GE’s financial services affiliates purely for financial investment purposes, investments for the benefit of third party and client accounts, vendor financing and trade payables services, back-office billing, processing, collection and administrative services or products or services related or ancillary to any of the foregoing, but for the avoidance of doubt excluding, in the case of the offering, sale, distribution or provision of financial products, financial services and other banking products, engaging in activities that would constitute a Competing Business.

“Parties” means GECC, the Company and, solely for purposes of the GE Executory Sections, GE.

“Patents” has the meaning set forth in the definition of “Intellectual Property”.

“Permitted Acquisition” means any direct or indirect acquisition by the Company or any of its Subsidiaries of Stock, Stock Equivalents or assets, or control, of any Person not requiring the prior written approval of GECC pursuant to Section 8.1(a)(iii).

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Prospectus” means the prospectus or prospectuses included in any of the Registration Statements, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to any such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registration Rights Agreement” means the Registration Rights Agreement in substantially the form attached hereto as Exhibit B, to be entered into by and between GECC and the Company.

“Registration Statements” means the IPO Registration Statement, the Debt Registration Statement and any registration statement in connection with the Distribution or Other Disposition, including in each case the Prospectus related thereto, amendments and supplements to any such Registration Statement and/or Prospectus, including post-effective amendments, all exhibits thereto and all materials incorporated by reference in any such Registration Statement or Prospectus.

“Regulation LL” means Regulation LL of the Board (12 C.F.R. Pt. 238).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Activity” means any activity, function or service (without regard to where such activity function or service actually occurs) which, if undertaken or performed (i) in the United States would be subject to the United States federal securities Laws or the securities Laws of any state of the United States or (ii) outside of the United States within any other jurisdiction in which the restrictions set forth in Section 7.15(a) apply, would be subject to any Law in any such jurisdiction governing, regulating or pertaining to the sale, distribution or underwriting of securities or the provision of investment management, financial advisory or similar services.

“Securitization Note Sale and Assignment Agreements” means the various agreements effectuating the sale of certain asset-backed securities issued by the GE Capital Credit Card Master Note Trust from GECC and two of its subsidiaries, Employers’ Reassurance Corporation and Union Fidelity Life Insurance Company, in each case, to the Company.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

“Software” means the object and source code versions of computer programs and associated documentation, training materials and configurations to use and modify such programs, including programmer, administrator, end user and other documentation.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or business trust, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, and all voting debt.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Sumitomo Guarantee” means the Guarantee dated as of February 26, 2012 by GECC in favor of Sumitomo Mitsui Banking Corporation.

“Tax” has the meaning ascribed thereto in the Tax Sharing and Separation Agreement.

“Tax Sharing and Separation Agreement” means the Tax Sharing and Separation Agreement, substantially in the form attached hereto as Exhibit C, to be entered into by and between GE and the Company.

“Transactions” means, collectively, (i) the Separation, (ii) the Initial Public Offering, (iii) the Distribution or Other Disposition, if effected and (iv) all other transactions contemplated by this Agreement or any Transaction Document.

“Transitional Services Agreement” means the Transitional Services Agreement in substantially the form attached hereto as Exhibit A, to be entered into by and between GECC and the Company.

“Transitional Trademark License Agreement” means the Transitional Trademark License Agreement in substantially the form attached hereto as Exhibit E, to be entered into by and between GE Capital Registry, Inc. and the Company.

“Trigger Date” means the first date on which members of the GE Group cease to beneficially own (excluding for such purposes shares of Company Common Stock beneficially owned by GE but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GE being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) more than fifty percent (50%) of the outstanding Company Common Stock.

“Underwriters” means the managing underwriters for the Initial Public Offering.

“Underwriting Agreement” means the Underwriting Agreement entered into on the date hereof by and among the Company and the Underwriters in connection with the offering of the Company Common Stock by the Company in the Initial Public Offering.

“Undrawn Committed Securitization Documents” means the loan agreements, notes, indenture supplements, fee letters and related documentation to be entered into by certain Company subsidiaries, private lenders and other transaction parties in connection with the Undrawn Committed Securitizations.

“Undrawn Committed Securitizations” means the issuance of asset-backed securitization notes that will provide the Company with an aggregate of approximately $[—] of undrawn committed borrowing capacity from various private lenders through two of the Company’s subsidiary securitization master note trusts.

“Wholly-Owned Subsidiary” means each Subsidiary in which the Company owns (directly or indirectly) all of the outstanding voting Stock, voting power, partnership interests or similar ownership interests, except for director’s qualifying shares in nominal amount.

1.2 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
After-Acquired Business	7.15(c)
After-Acquired Company	7.15(c)
After-Tax Basis	6.6(c)
Agreement	Preamble
Amended and Restated Bylaws	4.3
Amended and Restated Bank Bylaws	4.3
Bank Charter	4.3
Bank Regulatory Agencies	5.10(a)
Charter	4.3
Closing	4.1
Closing Date	4.1
Company	Preamble
Company Assets	2.2(a)
Company Auditors	5.7(a)
Company Board	5.8(d)
Company Confidential Information	7.2(a)

Term	Section
Company Indemnified Parties	6.3
Company Information	5.5(f)
Company Liabilities	2.3(a)
Company Public Documents	5.5(d)
Company Transfer Documents	4.5(b)
Company’s Knowledge	7.6(a)
Corporate Reorganization	Recitals
Covered Business	7.15(a)
CPR	9.3
CPR Arbitration Rules	9.4(a)
Deregistration	5.10
Dispute	9.1(a)
Distribution	Recitals
Excluded Assets	2.2(b)
Excluded Liabilities	2.3(b)
GE	Preamble
GE Annual Statements	5.7
GE Appointee	8.5(a)
GE Auditors	5.7(a)
GE Confidential Information	7.2(b)
GE Designee	8.2(a)
GE Indemnified Parties	6.2
GE Policies	7.13
GE Public Filings	5.6
GE’s Knowledge	7.6(b)
GECC	Preamble
GECC Transfer Documents	4.4
GECFI	Recitals
GECRB	Section 8.1(a)(iii)
Guarantees	2.4(b)(iii)
Indemnified Party	6.6(a)
Indemnifying Party	6.6(a)
Indemnity Payment	6.6(a)
Initial Notice	9.2
Joint Claims	7.7
Non-Settling Party	7.7
Organizational Documents	8.6
Other Disposition	Recitals
Pre-Trigger Date Event	7.3(b)
Privilege	5.18
Registration Indemnified Parties	6.4(a)
Regulation Y	8.1(a)(iii)
Representatives	7.2(a)
Response	9.2
Scheduled Policies	7.13

Term	Section
Separation	Recitals
Settling Party	7.7
Third-Party Claim	6.7(a)
Transaction Documents	4.2(b)
Transfer Documents	4.5(b)

ARTICLE II

THE SEPARATION

2.1 Transfer of Assets; Assumption of Liabilities; Consideration.

(a) Subject to Section 3.2, to the extent not already transferred or assumed prior to the date hereof, following the execution and delivery of this Agreement by each of the Parties hereto (and in any event no later than the Closing):

(i) GE and GECC shall, and shall cause their applicable Subsidiaries to, contribute, assign, transfer, convey and deliver to the Company or certain of its Subsidiaries designated by the Company, and the Company or such Subsidiaries shall accept from GE and GECC and their applicable Subsidiaries, all of GE’s and GECC’s and such Subsidiaries’ respective rights, titles and interests in and to all Company Assets; and

(ii) The Company and certain of its Subsidiaries designated by the Company shall accept, assume and agree faithfully to perform, discharge when due and fulfill all the Company Liabilities, in accordance with their respective terms. The Company and such Subsidiaries shall be responsible for all Company Liabilities, regardless of when or where such Company Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Closing Date, regardless of where or against whom such Company Liabilities are asserted or determined (including, subject to Section 6.1(b), any Company Liabilities arising out of claims made by GE’s, GECC’s or the Company’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the GE Group or the Company Group) or whether asserted or determined prior to the date hereof, and, except as set forth in Section 2.3(b)(iv), regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the GE Group or the Company Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(b) If at any time or from time to time (whether prior to or after the Closing Date), any Party hereto (or any member of such Party’s respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Transaction Document, such Party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

2.2 Company Assets.

(a) For purposes of this Agreement, “Company Assets” shall mean (without duplication):

(i) the Assets listed or described on Schedule 2.2(a)(i) and all other Assets that were transferred to the Company or to any member of the Company Group by the Corporate Reorganization Agreements, or designated by this Agreement or any Transaction Document as Assets to be transferred to the Company or any other member of the Company Group;

(ii) (A) all Company Contracts and (B) all issued and outstanding capital stock or membership or partnership interests of the entities listed on Schedule 2.2(a)(ii)(B);

(iii) (A) all Intellectual Property registrations, applications for Intellectual Property registration, domain names and Software listed or described on Schedule 2.2(a)(iii); (B) excluding any Intellectual Property and Software required to be listed or described on Schedule 2.2(a)(iii), all Intellectual Property and Software owned or held by any member of the Company Group that is used primarily in the Company Business; provided that the Parties hereto agree that they intend that, as between the GE Group and the Company Group, (x) all Intellectual Property and Software owned or held immediately prior to the Closing Date by GECC or any of its Subsidiaries that meets the Company IP Transfer Standard is to be transferred to the Company or its designee and (y) all Intellectual Property and Software that meets the GE IP Transfer Standard is to be transferred to GECC or its designee; and (C) any Intellectual Property and Software transferred to the Company or its designee pursuant to Section 7.11(a);

(iv) any rights under GE Insurance Arrangements provided to any member of the Company Group pursuant to Section 7.3, in each case to the extent provided by and subject to the terms of Section 7.3;

(v) all Assets reflected as Assets of the Company and its Subsidiaries in the Company Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Company Balance Sheet; and

(vi) any and all Assets (other than Intellectual Property and Software) owned or held immediately prior to the Closing Date by GE or any of its Subsidiaries that are used primarily in the Company Business. The intention of this clause (vi) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the Parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a Company Asset. In addition, no Asset shall be deemed a Company Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by the Company on or prior to the later of (A) the Trigger Date and (B) the first anniversary of the Closing Date.

Notwithstanding the foregoing, the Company Assets shall not in any event include the Excluded Assets referred to in Section 2.2(b).

(b) For the purposes of this Agreement, “Excluded Assets” shall mean:

(i) the Assets listed or described on Schedule 2.2(b)(i);

(ii) the contracts and agreements listed or described on Schedule 2.2(b)(ii); and

(iii) any and all Assets that are expressly contemplated by the Corporate Reorganization Agreements, this Agreement or any Transaction Document as Assets to be retained by GECC or any other member of the GE Group, or that are not otherwise expressly contemplated as being included as Company Assets.

2.3 Company Liabilities.

(a) For the purposes of this Agreement, “Company Liabilities” shall mean (without duplication):

(i) the Liabilities listed or described on Schedule 2.3(a)(i) and all other Liabilities that are expressly provided by this Agreement or any Transaction Document as Liabilities assumed or to be assumed by the Company or any other member of the Company Group, and all agreements, obligations and Liabilities of the Company or any other member of the Company Group under this Agreement or any of the Transaction Documents;

(ii) all Liabilities, including Employee Liabilities but excluding the Excluded Employee Liabilities, to the extent relating to, arising out of or resulting from:

(A) the operation of the Company Business, as conducted at any time before, on or after the Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(B) the operation of any business conducted by any member of the Company Group at any time after the Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority)); or

(C) any Company Assets (including any Company Contracts and any real property and leasehold interests);

in any such case whether arising before, on or after the Closing Date;

(iii) all Liabilities reflected as liabilities or obligations of the Company or its Subsidiaries in the Company Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Company Balance Sheet; and

(iv) subject to Section 6.1(b), all Liabilities arising out of claims made by GE’s or the Company’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the GE Group or the Company Group with respect to the Company Business.

(b) For the purposes of this Agreement, “Excluded Liabilities” shall mean (without duplication):

(i) (A) any and all Liabilities that (x) are expressly contemplated by this Agreement, any Transaction Document or the basis of presentation underlying the Company Carve-Out Financial Statements as Liabilities to be retained or assumed by GE or any other member of the GE Group or as operations to be excluded from the historic financial reporting of the Company or (y) should be excluded from the historic financial reporting of the Company consistent with the methodology applied in the basis of presentation of the Company Carve-Out Financial Statements, and (B) all agreements and obligations of any member of the GE Group under this Agreement or any of the Transaction Documents;

(ii) any and all Liabilities of a member of the GE Group relating to, arising out of or resulting from any Excluded Assets;

(iii) the Excluded Employee Liabilities; and

(iv) any and all liabilities arising from a knowing violation of Law, fraud or misrepresentation by any member of the GE Group or any of their respective directors, officers, employees or agents (other than any individual who at the time of such act was acting in his or her capacity as a director, officer, employee or agent of any member of the Company Group).

(c) Any Liabilities of any member of the GE Group not expressly referenced in Section 2.3(a) above are Excluded Liabilities and all Excluded Liabilities shall not be Company Liabilities.

2.4 Termination of Agreements.

(a) Except as set forth in Section 2.4(b), the Company, on behalf of itself and each member of the Company Group, on the one hand, and GE and GECC on behalf of themselves and each member of the GE Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among the Company or any member of the Company Group, on the one hand, and GE, GECC or any member of the GE Group, on the other hand, effective as of the Closing Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing Date. Each Party shall, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) The provisions of Section 2.4(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):

(i) this Agreement and the Transaction Documents (and each other agreement or instrument expressly contemplated by this Agreement or any Transaction Document to be entered into or continued by either of GECC or the Company or any of the members of their respective Groups);

(ii) except to the extent redundant with any provision of or service provided under this Agreement or any of the Transaction Documents (including any exhibits or schedules thereto), the agreements, arrangements, commitments and understandings listed or described on Schedule 2.4(b)(ii);

(iii) the guarantees, indemnification obligations, surety bonds and other credit support agreements, arrangements, commitments or understandings listed or described on Schedule 2.4(b)(iii) (the “Guarantees”);

(iv) any agreements, arrangements, commitments or understandings to which any Person other than GECC and the Company and their respective Affiliates is a party listed or described on Schedule 2.4(b)(iv) (it being understood that to the extent that the rights and obligations of the Parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Company Assets or Company Liabilities, they shall be assigned pursuant to Section 2.1);

(v) any accounts payable or accounts receivable between a member of the GE Group, on the one hand, and a member of the Company Group, on the other hand, accrued as of the Closing Date and reflected in the books and records of the Parties or otherwise documented in writing in accordance with past practices; provided, however, that all trade accounts payable, trade accounts receivable and intercompany loans must be settled within ninety (90) days after the Closing Date, except as otherwise provided for in the Transaction Documents;

(vi) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of GE or the Company, as the case may be, is a party (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned); and

(vii) any other agreements, arrangements, commitments or understandings that this Agreement or any Transaction Document expressly contemplates will survive the Closing Date.

2.5 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. GECC (ON BEHALF OF ITSELF AND EACH MEMBER OF THE GE GROUP) AND THE COMPANY (ON BEHALF OF ITSELF AND EACH MEMBER OF THE COMPANY GROUP) EACH UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY TRANSACTION DOCUMENT OR IN ANY CORPORATE REORGANIZATION AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT, ANY CORPORATE REORGANIZATION AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY TRANSACTION DOCUMENT, ANY CORPORATE REORGANIZATION AGREEMENT OR OTHERWISE,

IS REPRESENTING OR WARRANTING OR HAS MADE ANY REPRESENTATION OR WARRANTY IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OF OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS, BUSINESSES OR LIABILITIES OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER OR THEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN ANY TRANSACTION DOCUMENT OR ANY CORPORATE REORGANIZATION AGREEMENT, ALL SUCH ASSETS ARE BEING OR HAVE BEEN TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

2.6 Governmental Approvals and Consents. To the extent that the Separation or the Distribution requires any Governmental Approvals or Consents, the Parties will use their reasonable best efforts to obtain such Governmental Approvals and Consents, including by preparing all documentation and making all filings necessary to obtain such Governmental Approvals and Consents. Each Party shall promptly furnish to the others copies of any notices or written communications received by it or any of its Affiliates from any Governmental Authority with respect to the transactions contemplated by the Corporate Reorganization Agreements, this Agreement or any Transaction Document, and subject to applicable Laws, each Party, as applicable, shall, to the extent practicable, permit counsel to the others an opportunity to review in advance, and shall consider in good faith the views of such counsel in connection with, any proposed written communications by it or its Affiliates to any Governmental Authority concerning the transactions contemplated by the Corporate Reorganization Agreements, this Agreement or any Transaction Document. Subject to applicable Laws, each Party agrees to reasonably cooperate with the others in connection with any communications with any Governmental Authorities concerning or in connection with the transactions contemplated by the Corporate Reorganization Agreements, this Agreement or any Transaction Document and, to the extent it deems appropriate under the circumstances in its sole discretion, each Party shall provide the other Parties and their respective counsel the opportunity, with reasonable advance notice, to participate in substantive meetings or discussions, either in person or by telephone, between such Party or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated by the Corporate Reorganization Agreements, this Agreement or any Transaction Document, and each Party further agrees that, to the extent consistent with applicable Laws, it will use its reasonable best efforts to share with the other Parties information received from Governmental Authorities, in substantive meetings or discussions in which such other Parties did not participate, that would reasonably be expected to be of interest to the other Parties.

2.7 Novation of Assumed Company Liabilities.

(a) Each of GECC and the Company, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Company Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Company Group, so that, in any such case, the Company and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that neither GECC nor the Company shall be obligated to pay any consideration therefor to any third party from whom any such consent, approval, substitution or amendment is requested.

(b) If GECC or the Company is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the GE Group shall continue to be bound by such agreement, lease, license or other obligation and, unless not permitted by Law or the terms thereof, the Company shall, as agent or subcontractor for GECC or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of GECC or such other Person that constitute Company Liabilities, as the case may be, thereunder from and after the Closing Date. The Company shall indemnify each GE Indemnified Party, and hold each of them harmless against any Liabilities arising in connection therewith, in accordance with the provisions of Article VI. GE shall, without further consideration, pay and remit, or cause to be paid or remitted, to the Company, promptly, all money, rights and other consideration received by it or any member of the GE Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, GE shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the GE Group to the Company without payment of further consideration and the Company shall, without the payment of any further consideration, assume such rights and obligations.

2.8 Novation of Liabilities other than Company Liabilities.

(a) Each of GE, GECC and the Company, at the request of another Party, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities for which a member of the GE Group and a member of the Company Group are jointly or severally liable and that do not constitute Company Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the GE Group, so that, in any such case, the members of the GE Group will be solely responsible for such Liabilities; provided, however, that none of GE, GECC or the Company shall be obligated to pay any consideration therefor to any third party from whom any such consent, approval, substitution or amendment is requested.

(b) If GE, GECC or the Company is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Company Group shall continue to be bound by such agreement, lease, license or other obligation and, unless not permitted by Law or the terms thereof, GECC shall cause a member of the GE Group, as agent or subcontractor for such member of the Company Group, to pay, perform and discharge fully all the obligations or other Liabilities of such member of the Company Group thereunder from and after the Closing Date. GECC shall indemnify each Company Indemnified Party and hold each of them harmless against any Liabilities (other than Company Liabilities) arising in connection therewith, in accordance with the provisions of Article VI. The Company shall cause each member of the Company Group, without further consideration, to pay and remit, or cause to be paid or remitted, to GECC or to another member of the GE Group specified by GECC, promptly, all money, rights and other consideration received by it or any member of the Company Group in respect of such performance (unless any such consideration is a Company Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, the Company shall promptly assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the Company Group to GECC or to another member of the GE Group specified by GECC without payment of further consideration and GECC, without the payment of any further consideration shall, or shall cause such other member of the GE Group to, assume such rights and obligations.

ARTICLE III

THE INITIAL PUBLIC OFFERING AND ACTIONS PENDING THE INITIAL PUBLIC

OFFERING; OTHER TRANSACTIONS

3.1 The Initial Public Offering. The Company shall (i) consult with, and cooperate in all respects with and take all actions reasonably requested by, GECC in connection with the Initial Public Offering and (ii) at the direction of GECC, promptly take any and all actions necessary or desirable to consummate the Initial Public Offering as contemplated by the IPO Registration Statement and the Underwriting Agreement.

3.2 The Distribution or Other Disposition.

(a) Subject to applicable Law, GECC shall, in its sole and absolute discretion, determine (i) whether and when to proceed with all or part of the Distribution or Other Disposition and (ii) all terms of the Distribution or Other Disposition, as applicable, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution or Other Disposition and the timing of and conditions to the consummation of the Distribution or Other Disposition. In addition, in the event that GECC determines to proceed with the Distribution or Other Disposition, GECC may, subject to applicable Law, at any time and from time to time until the completion of the Distribution or Other Disposition abandon, modify or change any or all of the terms of the Distribution or Other Disposition, including, by accelerating or delaying the timing of the consummation of all or part of the Distribution or Other Disposition.

(b) The Company shall cooperate with GECC and any member of the GE Group in all respects to accomplish the Distribution or Other Disposition and shall, at GECC’s direction, promptly take any and all actions necessary or desirable to effect the Distribution or Other Disposition, including, the registration under the Securities Act of the offering of the Company Common Stock on an appropriate registration form as reasonably designated by GECC and the filing of any necessary documents pursuant to the Exchange Act. Subject to applicable Law and contractual requirements among the Parties, GECC shall select any investment bank, manager, underwriter or dealer manager in connection with the Distribution or Other Disposition, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting, tax and other advisors and service providers in connection with the Distribution or Other Disposition, as applicable. GECC and the Company, as the case may be, will provide to the exchange agent, if any, all share certificates and any information required in order to complete the Distribution or Other Disposition.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreement shall control the terms and conditions of any Other Disposition to the extent contemplated therein.

ARTICLE IV

INTERCOMPANY TRANSACTIONS AS OF THE CLOSING DATE

4.1 Time and Place of Closing. Subject to the terms and conditions of this Agreement, all transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m. EDT, on the date on which the Initial Public Offering closes or at such other place or at such other time or on such other date as GECC and the Company may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

4.2 Closing Transactions. At or prior to the Closing:

(a) The Separation contemplated by Article II shall be effected.

(b) The appropriate Parties hereto shall enter into, and (as necessary) shall cause their respective Subsidiaries to enter into, the agreements set forth below (collectively, the “Transaction Documents”):

(i) the Transitional Services Agreement;

(ii) the Registration Rights Agreement;

(iii) the Tax Sharing and Separation Agreement;

(iv) the Employee Matters Agreement;

(v) the Transitional Trademark License Agreement;

(vi) the Intellectual Property Cross License Agreement;

(vii) the GECC Term Loan Agreement;

(viii) the MNT Subservicing Agreement;

(ix) the Undrawn Committed Securitization Documents;

(x) the Securitization Note Sale and Assignment Agreements; and

(xi) the Transfer Documents.

4.3 Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws. At or prior to the Closing, GECC and the Company shall each take all necessary action that may be required to provide for the adoption by the Company of the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit G (the “Charter”), and the Amended and Restated Bylaws of the Company in the form attached hereto as Exhibit H (the “Amended and Restated Bylaws”) and the filing of the Charter with the Secretary of State of the State of Delaware. At or prior to the Closing, the Company shall take and shall cause GECRB to take all necessary action that may be required to provide for the adoption by GECRB of the Amended and Restated Certificate of Incorporation of GECRB in form and substance reasonably satisfactory to GECC (the “Bank Charter”), and the Amended and Restated Bylaws of GECRB in form and substance reasonably satisfactory to GECC (the “Amended and Restated Bank Bylaws”).

4.4 Transfers of Assets and Assumption of Liabilities. In furtherance of the assignment, transfer and conveyance of Company Assets and the assumption of Company Liabilities provided for in Section 2.1(a)(i) and Section 2.1(a)(ii), on the Closing Date (i) GE or GECC shall execute and deliver, and shall cause its respective Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of GE’s and its Subsidiaries’ (other than the Company and its Subsidiaries) right, title and interest in and to the Company Assets to the Company and its Subsidiaries, and (ii) the Company shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Company Liabilities by the Company. All of the foregoing documents contemplated by this Section 4.4 shall be referred to collectively herein as the “GECC Transfer Documents.”

4.5 Transfer of Excluded Assets; Assumption of Excluded Liabilities.

(a) To the extent any Excluded Asset or Excluded Liability is transferred to a member of the Company Group at the Closing or is owned or held by a member of the Company Group after the Closing, from and after the Closing:

(i) the Company shall, and shall cause its applicable Subsidiaries to, promptly assign, transfer, convey and deliver to GECC or certain of its Subsidiaries designated by GECC, and GECC or such Subsidiaries shall accept from the Company and its applicable Subsidiaries, all of the Company’s and such Subsidiaries’ respective rights, titles and interests in and to such Excluded Assets; and

(ii) GECC and certain of its Subsidiaries designated by GECC shall promptly accept, assume and agree faithfully to perform, discharge and fulfill all such Excluded Liabilities in accordance with their respective terms.

(b) In furtherance of the assignment, transfer and conveyance of Excluded Assets and the assumption of Excluded Liabilities set forth in Section 4.5(a)(i) and Section 4.5(a)(ii): (i) the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the Company’s and its Subsidiaries’ right, title and interest in and to the Excluded Assets to GECC and its Subsidiaries, and (ii) GECC shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Excluded Liabilities by GECC. All of the foregoing documents contemplated by this Section 4.5(b) shall be referred to collectively herein as the “Company Transfer Documents” and, together with the GECC Transfer Documents, the “Transfer Documents.”

(c) To the extent that the transfer of such Excluded Assets and the assumption of such Excluded Liabilities require any Governmental Approvals or Consents, the Parties shall use their reasonable best efforts to obtain such Governmental Approvals and Consents.

(d) If and to the extent that the valid, complete and perfected transfer or assignment to the GE Group of any Excluded Assets or the assumption by the GE Group of any Excluded Liabilities would be a violation of applicable Law or require any Consent or Governmental Approval, then, unless GECC and the Company mutually shall otherwise determine, the transfer or assignment to the GE Group of such Excluded Assets or the assumption by the GE Group of such Excluded Liabilities shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Consents or Governmental Approvals have been obtained.

(e) If any transfer or assignment of any Excluded Asset intended to be transferred or assigned hereunder or any assumption of any Excluded Liability intended to be assumed by GECC hereunder is not consummated on the Closing Date, whether as a result of the failure to obtain any required Governmental Approvals or Consents under Section 4.5(c) or for any other reason, then, insofar as reasonably possible, (i) the member of the Company Group retaining such Excluded Asset shall thereafter hold such Excluded Asset for the use and benefit of GECC (at GECC’s expense) and (ii) GECC shall, or shall cause its applicable Subsidiary to, pay or reimburse the member of the Company Group retaining such Excluded Liability for all amounts paid or incurred in connection with such Excluded Liability. In addition, the member of the Company Group retaining such Excluded Asset shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Excluded Asset in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by GECC in order to place GECC in the same position as if such Excluded Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Excluded Asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Excluded Asset, is to inure from and after the Closing Date to the GE Group.

4.6 Tax Matters. At the Closing, GE and the Company shall enter into the Tax Sharing and Separation Agreement. To the extent that any representations, warranties, covenants and agreements between the parties with respect to Tax matters are set forth in the Tax Sharing and Separation Agreement, such Tax matters shall be governed exclusively by the Tax Sharing and Separation Agreement and not by this Agreement.

ARTICLE V

FINANCIAL AND OTHER INFORMATION

5.1 Annual Financial Information.

(a) The Company agrees that, so long as any member of the GE Group meets the Consolidation Threshold at any time during any fiscal year, the Company shall deliver to GE or GECC, as applicable, the Corporate Reporting Data set forth on Schedule 5.1 for such year. The Company shall deliver the financial data and schedules comprising such Corporate Reporting Data within the reasonable time periods specified by GECC, which time periods shall be specified by GECC in writing by no later than fifteen (15) days prior to the end of each fiscal year. All annual consolidated financial statements of the Company and its Subsidiaries delivered to GE and GECC shall set forth in each case in comparative form the consolidated figures for the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and consistent with the level of detail provided in comparable financial statements furnished by the Company Business to GE or GECC prior to the Closing Date. The Corporate Reporting Data shall include all statistical information reasonably necessary for inclusion in any GE Group member’s annual earnings press release, along with reasonably appropriate supporting documentation. The Corporate Reporting Data shall include (i) a discussion and analysis by management of the Company’s and its Subsidiaries’ consolidated financial condition and results of operations for the requisite years, including, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K and (ii) a discussion and analysis of the Company’s and its Subsidiaries’ consolidated financial condition and results of operations for the requisite years, including, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K, prepared for inclusion in the annual report to stockholders of any member of the GE Group.

(b) The Company agrees that, if members of the GE Group beneficially own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year at least five percent (5%) of the then outstanding Company Common Stock, the Company shall deliver to GE or GECC, as applicable, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal year and the unaudited consolidated statements of earnings of the Company and its Subsidiaries for each fiscal year within the reasonable time periods specified by GECC, which time periods shall be specified by GECC in writing by no later than fifteen (15) days prior to the end of each fiscal year. All annual consolidated financial statements of the Company and its Subsidiaries delivered to GE and GECC shall set forth in each case in comparative form the consolidated figures for the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and consistent with the level of detail provided in comparable financial statements furnished by the Company Business to GE or GECC prior to the Closing Date.

(c) The Company agrees that, so long as any member of the GE Group meets the Consolidation Threshold at any time during any fiscal year, (i) no later than the day prior to the day the Company publicly files its Annual Report on Form 10-K with the SEC or otherwise, the Company shall deliver to GE and GECC the final form of its Annual Report on Form 10-K, together with all certifications required by applicable Law by each of the chief executive officer and chief financial officer of the Company and the form of opinion the Company’s independent certified public accountants expect to provide thereon, and (ii) the Company shall, if requested by GECC, also deliver to GE or GECC, as applicable, all of the information required to be delivered in Schedule 5.1 with respect to each Subsidiary of the Company which is itself required to file Annual Reports on Form 10-K with the SEC, with such information to be provided in the same manner and detail and on the same time schedule as the information with respect to the Company required to be delivered to GE and GECC pursuant to Schedule 5.1.

5.2 Quarterly Financial Information.

(a) The Company agrees that, so long as any member of the GE Group meets the Consolidation Threshold at any time during any fiscal year, the Company shall deliver to GE or GECC, as applicable, the Corporate Reporting Data set forth on Schedule 5.2 for the first, second and third quarter of each year. The Company shall deliver the financial data and schedules comprising such Corporate Reporting Data within the reasonable time periods specified by GECC, which time periods shall be specified by GECC in writing by no later than fifteen (15) days prior to the end of each fiscal quarter. All quarterly consolidated financial statements of the Company and its Subsidiaries delivered to GE and GECC shall include financial statements for such quarterly periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures for the corresponding quarter and period of the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and consistent with the level of detail provided in comparable financial statements furnished by the Company Business to GE and GECC prior to the Closing Date. The Corporate Reporting Data shall include all statistical information reasonably necessary for inclusion in any GE Group member’s quarterly earnings press release, along with reasonably appropriate supporting documentation. The Corporate Reporting Data shall include a discussion and analysis by management of the Company’s and its Subsidiaries’ consolidated financial condition and results of operations for the requisite quarterly periods, including, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K.

(b) The Company agrees that, if members of the GE Group beneficially own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year at least five percent (5%) of the then outstanding Company Common Stock, the Company shall deliver to GE or GECC, as applicable, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal quarter and the unaudited consolidated statements of earnings of the Company and its Subsidiaries for each fiscal quarter within the reasonable time periods specified by GECC, which time periods shall be specified by GECC in writing by no later than fifteen (15) days prior to the end of each fiscal quarter. All quarterly consolidated financial statements of the Company and its Subsidiaries delivered to GE and GECC shall include financial statements for such quarterly periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures for the corresponding quarter and period of the previous fiscal year prepared in accordance with Article 10 of Regulation S-X and consistent with the level of detail provided in comparable financial statements furnished by the Company Business to GE and GECC prior to the Closing Date.

(c) The Company agrees that, so long as any member of the GE Group meets the Consolidation Threshold at any time during any fiscal year, (i) no later than the day prior to the day the Company publicly files a Quarterly Report on Form 10-Q with the SEC or otherwise, the Company shall deliver to GE and GECC the final form of its Quarterly Report on Form 10-Q, together with all certifications required by applicable Law by each of the chief executive officer and chief financial officer of the Company, and (ii) the Company shall, if requested by GECC, also deliver to GE or GECC, as applicable, all of the information required to be delivered in Schedule 5.2 with respect to each Subsidiary of the Company which is itself required to file Quarterly Reports on Form 10-Q with the SEC, with such information to be provided in the same manner and detail and on the same time schedule as the information with respect to the Company required to be delivered to GE and GECC pursuant to Schedules 5.2.

5.3 GECC’s Operating Reviews. The Company agrees that, if members of the GE Group beneficially own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal quarterly or annual period at least five percent (5%) of the then outstanding Company Common Stock, the Company shall deliver to GE and GECC the FP&A Reports set forth on Schedule 5.3 for such quarterly or annual period in respect of the Applicable Accounting Method in effect as of the first day of such period. The Company shall deliver the financial data and schedules comprising such FP&A Reports during each fiscal year within the reasonable time periods specified by GECC in writing by no later than fifteen (15) days prior to the end of the preceding fiscal year, or within any other reasonable time periods specified by GECC in writing thereafter, but in any event prior to fifteen (15) days before the date such FP&A Report is required to be delivered to GE and GECC. The Company shall provide GE and GECC an opportunity to meet with management of the Company to discuss such FP&A Reports upon reasonable notice during normal business hours.

5.4 General Financial Statement Requirements. All information provided by the Company or any of its Subsidiaries to any member of the GE Group pursuant to this Article V shall be consistent in terms of format and detail and otherwise with the procedures and practices in effect prior to the Closing Date with respect to the provision of such financial and other information by the Company to any member of the GE Group (and where appropriate, as presently presented in financial and other reports delivered to the board of directors of GE or GECC), with such changes therein as may be reasonably requested by GECC from time to time, and any changes in such procedures or practices that are required in order to comply with the rules and regulations of the SEC, as applicable.

5.5 Twenty-Percent Threshold. The Company agrees that, if members of the GE Group beneficially own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year more than twenty percent (20%) of the then outstanding Company Common Stock, or, notwithstanding such percentage, if any member of the GE Group is required during any fiscal year, in accordance with GAAP, to account for its investment in the Company on a consolidated basis or under the equity method of accounting, then in respect of such fiscal year:

(a) Maintenance of Books and Records. The Company shall, and shall cause each of its consolidated Subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and such Subsidiaries, (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management’s general or specific authorization, (y) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets and (z) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, so long as in effect.

(b) Fiscal Year. The Company shall, and shall cause each of its consolidated Subsidiaries to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year; provided that, if on the Closing Date any consolidated Subsidiary of the Company has a fiscal year which ends on a date other than December 31, the Company shall use its reasonable best efforts to cause such Subsidiary to change its fiscal year to one which ends on December 31 if such change is reasonably practicable.

(c) Other Financial Information. The Company shall provide to GE and GECC upon reasonable request of GECC such other financial information and analyses of the Company and its Subsidiaries that may be necessary for any member of the GE Group to (1) comply with applicable financial reporting requirements or its customary financial reporting practices or (2) respond in a timely manner to any reasonable requests for information regarding the Company and its Subsidiaries received by GE or GECC from investors or financial analysts; provided, however, that neither GECC nor any member of the GE Group shall disclose any material, non-public information of the Company except pursuant to policies and procedures mutually agreed upon by GECC and the Company for the disclosure of such information and except as required by applicable Law. In connection therewith, the Company shall also permit GE, GECC, the GE Auditors and other Representatives of GE or GECC to discuss the affairs, finances and accounts of any member of the Company Group with the officers of the Company and the Company Auditors, all at such times and as often as GECC may reasonably request upon reasonable notice during normal business hours.

(d) Public Information and SEC Reports. The Company and each of its Subsidiaries that files information with the SEC shall cooperate with GE and GECC in preparing reports, notices and proxy and information statements to be sent or made available by the Company or such Subsidiaries to their security holders, all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act by the Company or such Subsidiaries and all registration statements and prospectuses to be filed by the Company or such Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, “Company Public Documents”) and deliver to GE (to the attention of its Senior Securities Counsel), no later than the date the same are printed for distribution to its shareholders, sent to its shareholders or filed with the SEC, whichever is earliest, final copies of all Company Public Documents. Upon reasonable advance notice from GE, the Company shall file its Quarterly Reports on Form 10-Q and its Annual Reports on Form 10-K with the SEC immediately (and in no event later than one hour) following GE’s filing of its quarterly and annual reports with the SEC for the corresponding period. The Parties shall cooperate in preparing all press releases and other statements to be made available by the Company or any of its Subsidiaries to the public, including, information concerning material developments in the business, properties, results of operations, financial condition or prospects of the Company or any of its Subsidiaries. GE and GECC shall have the right to review, reasonably in advance of public release or release to financial analysts or investors and in a manner consistent with the procedures and practices in effect prior to the Closing Date with respect to press releases issued by the Company (1) all press releases and other statements to be made available by the Company or any of its Subsidiaries to the public and (2) all reports and other information prepared by the Company or any of its Subsidiaries for release to financial analysts or investors; provided, however, that neither GE nor any member of the GE Group shall disclose any material, non-public information of the Company except pursuant to policies and procedures mutually agreed upon by GE or GECC and the Company for the disclosure of such information and except as required by applicable Law; provided, further, that at any time when members of the GE Group beneficially own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) fifty percent (50%) or less of the then outstanding Company Common Stock, GE or GECC shall only have the right to review such press releases, public statements, reports and other information in advance if necessary for any member of the GE Group to (1) comply with applicable financial reporting requirements or its customary financial reporting practices or (2) respond to any reasonable requests for information regarding the Company and its Subsidiaries received by GE or GECC from investors or financial analysts. No press release, report, registration, information or proxy statement, prospectus or other document which refers, or contains information with respect, to any member of the GE Group shall be filed with the SEC or otherwise made public or released to any financial analyst or investor by the Company or any of its Subsidiaries without the prior written consent of GECC (which consent shall not be unreasonably withheld, conditioned or delayed) with respect to those portions of such document that contain information with respect to any member of the GE Group, except as may be required by Law (in such cases the Company shall use its reasonable best efforts to notify the relevant member of the GE Group and to obtain such member’s consent before making such a filing with the SEC or otherwise making any such information public).

(e) Meetings with Financial Analysts. The Company shall notify GE and GECC reasonably in advance of the date of all scheduled meetings and conference calls to be held between the Company and members of the investment community (including any financial analysts), and of any conferences to be attended by management of the Company with members of the investment community, and shall consult with GE and GECC as to the appropriate timing for all such meetings, calls and conferences. With respect to any such meeting, call or conference to be held at a time when members of the GE Group beneficially own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) more than fifty percent (50%) of the then outstanding Company Common Stock, the Company shall not schedule such meeting or call or attend such conference on any date to which GECC reasonably objects. The foregoing shall not require the Company to notify GE and GECC of one-on-one discussions between management of the Company and members of the investment community (including any financial analysts).

(f) Earnings Releases. GE agrees that, unless required by Law or unless the Company shall have consented thereto, no member of the GE Group will publicly release any quarterly, annual or other financial information of the Company or any of its Subsidiaries (“Company Information”) delivered to GE or GECC pursuant to this Article V prior to the time that GE publicly releases financial information of GE, for the relevant period. GE will consult with the Company on the timing of their annual and quarterly earnings releases and GE and the Company will give each other an opportunity to review the information therein relating to the Company and its Subsidiaries and to comment thereon; provided, that GE shall have the sole right to determine the timing of all such releases if GE and the Company disagree. Upon reasonable advance notice from GE, the Company shall publicly release its financial results for each annual and quarterly period on the day of GE’s earnings release within a reasonable time following GE’s release. If any member of the GE Group is required by Law to publicly release such Company Information prior to the public release of GE’s or GECC’s financial information, GE will give the Company notice of such release of Company Information as soon as practicable but no later than two (2) days prior to such release of Company Information.

5.6 GE Public Filings. The Company shall cooperate, and cause its accountants to cooperate, with GE and GECC to the extent reasonably requested by GECC in the preparation of GE’s or GECC’s, as applicable, press releases, public earnings releases, Quarterly Reports on

Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any amendments thereto and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by GE or any of its Subsidiaries with the SEC, any national securities exchange or otherwise made publicly available (collectively, “GE Public Filings”). The Company agrees to provide to GE and GECC all information that GE or GECC reasonably requests in connection with any such GE Public Filings or that, in the judgment of GE’s or GECC’s legal department, is required to be disclosed therein under any Law. The Company agrees to use reasonable efforts to provide such information in a timely manner to enable GE or GECC, as applicable, to prepare, print and release such GE Public Filings on such date as GE or GECC shall determine. If and to the extent reasonably requested by GE or GECC, the Company shall diligently and promptly review all drafts of such GE Public Filings and prepare in a diligent and timely fashion any portion of such GE Public Filing pertaining to the Company or its Subsidiaries. Prior to any printing or public release of any GE Public Filing, an appropriate executive officer of the Company, shall, if requested by GE or GECC, continue the existing practice of certifying and representing that the information provided by the Company relating to the Company, in such GE Public Filing is accurate, true and correct in all material respects. Unless required by Law, without the prior consent of GECC, the Company shall not publicly release any financial or other information that conflicts with the information with respect to the Company, any Affiliate of the Company or the Company Group that is provided by the Company for any GE Public Filing.

5.7 GE Annual Statements. In connection with any GE Group member’s preparation of its audited annual financial statements and its Annual Reports to Shareholders (collectively the “GE Annual Statements”), during any fiscal year in which the members of the GE Group own, in the aggregate, (excluding for such purposes shares of Company Common Stock beneficially owned by GE but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GE being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) more than twenty percent (20%) of the then outstanding Company Common Stock, (or such lesser percentage during any fiscal year that any member of the GE Group is required, in accordance with GAAP, to account for its investment in the Company on a consolidated basis or under the equity method of accounting), the Company agrees as follows:

(a) Coordination of Auditors’ Opinions. The Company will use its reasonable best efforts to enable its independent certified public accountants (the “Company Auditors”) to complete their audit such that they will date their opinion on the Company’s audited annual financial statements on the same date that GE independent certified public accountants (the “GE Auditors”) date their opinion on the GE Annual Statements, and to enable GE to meet its timetable for the printing, filing and public dissemination of the GE Annual Statements.

(b) Access to Personnel and Working Papers. The Company will request the Company Auditors to make available to the GE Auditors both the personnel who performed or are performing the annual audit of the Company and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of the Company, in all cases within a reasonable time after the Company Auditors’ opinion date, so that the GE Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to the GE Auditors’ report on the GE Annual Statements, all within sufficient time to enable GE to meet its timetable for the printing, filing and public dissemination of the GE Annual Statements. Until the Trigger Date, if the GE Auditors identify, in any management letter or other correspondence in connection with the annual audit of GE, any issue with the accounting principles, any proposed adjustment or any similar area of concern with respect to the Company Group, GE shall promptly inform the Company and provide the Company with an excerpt of the applicable portions of such management letter or correspondence.

5.8 Fifty-Percent Threshold. The Company agrees that if members of the GE Group beneficially own, in the aggregate (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year more than fifty percent (50%) of the then outstanding Company Common Stock, or, notwithstanding such percentage, if any member of the GE Group is required during any fiscal year, in accordance with GAAP, to consolidate the Company’s financial statements with its financial statements, then in respect of such fiscal year:

(a) Internal Auditors. The Company shall provide GECC, GE, the GE Auditors or other Representatives of GE or GECC reasonable access upon reasonable notice during normal business hours to the Company’s and its Subsidiaries’ books and records so that GECC may conduct reasonable audits relating to the financial statements provided by the Company pursuant to this Article V, as well as to the internal accounting controls and operations of the Company and its Subsidiaries; provided, however, that any such audits will be conducted in the same manner and using the same procedures as conducted on the date hereof for audits of the Company including, but not limited to, reporting audit findings to management of the business or unit subject to the audit.

(b) Accounting Estimates and Principles. The Company will give GECC reasonable notice of any proposed material change in accounting estimates or material changes in accounting principles from those in effect with respect to the Company, its Subsidiaries and the Affiliates of GE that comprise the Company Group immediately prior to the Closing Date, and will give GECC notice immediately following adoption of any such changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board. In connection therewith, the Company will consult with GE or GECC, and, if requested by GECC, the Company will consult with the GE Auditors with respect thereto. As to material changes in accounting principles that could affect any member of the GE Group, the Company will not make any such changes without GECC’s prior written consent (which consent will not unreasonably withheld, conditioned or delayed), excluding changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board, if such a change would be sufficiently material to be required to be disclosed in the Company’s financial statements as filed with the SEC or otherwise publicly disclosed therein. If GECC so requests, the Company will be required to obtain the concurrence of the Company Auditors as to such material change prior to its implementation. GECC will use its reasonable best efforts to promptly respond to any request by the Company to make a change in accounting principles and, in any event, in sufficient time to enable the Company to comply with its obligations under Section 5.1.

(c) Management Certification. The Company’s chief executive officer and the Company’s chief financial or accounting officer shall submit quarterly representations substantially in the form attached hereto as Schedule 5.8(c) (with such changes thereto prescribed by GE consistent with representations furnished to GE by other Subsidiaries of GE or as otherwise required by changes to applicable Law or stock exchange requirements) attesting to the accuracy and completeness of the financial and accounting records referred to therein in all material respects.

(d) Operating Review Process. The Company shall conduct its strategic and operational review process on a schedule that is consistent with that of GECC’s. GECC acknowledges that, as a supplement to the information furnished by the Company to GECC pursuant to Section 5.3, GECC shall conduct its strategic and operational reviews of the Company through participation in meetings or other activities of the Company board of directors (the “Company Board”) by the members of the Company Board that are designated for nomination by GECC. To facilitate GECC’s participation in the process in this manner, the Company shall hold all of its regularly scheduled board meetings at which its strategic and operational reviews are discussed within a time frame consistent with GECC’s strategic and operational review process. GECC shall make a good faith attempt to conduct all other reviews of the Company’s operations, affairs, finances or results (other than those required to comply with applicable financial reporting requirements or its customary financial reporting practices) through participation in meetings or other activities of the Company Board by the members of the Company Board that are designated for nomination by GECC. In connection with strategic, operational or other reviews, relevant GECC personnel other than the members of the Company Board designated for nomination by GECC may participate at GECC’s invitation. GECC will notify the Company in advance of any such additional attendees.

5.9 Accountants’ Reports. The Company agrees that if members of the GE Group beneficially own any shares of Company Common Stock (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year the Company will promptly upon receipt of written notice from GECC, but in no event later than five (5) Business Days following the receipt thereof, deliver to GE and GECC copies of all reports submitted to the Company or any of its Subsidiaries by their independent certified public accountants, including, each report submitted to the Company or any of its subsidiaries concerning its accounting practices and systems and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.

5.10 Regulatory Requirements and Information. Until the date on which no member of the GE Group is, as a result of its relationship with any member of the Company Group, a registered savings and loan holding company subject to regulation by the Board, under section 10 of HOLA and Regulation LL (“Deregistration”),

(a) the Company shall provide to the applicable member of the GE Group all financial, risk-related and other information that such member of the GE Group requires to prepare and provide any report or other submission to the Board or any other federal or state bank regulatory agency or authority, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Consumer Financial Protection Bureau, (collectively, the “Bank Regulatory Agencies”), requires to comply with any other supervisory or regulatory requirement to which such member of the GE Group is subject under any federal or state banking Laws, including but not limited to section 10 of HOLA or Regulation LL, or reasonably requires for its own internal risk reporting and risk management requirements, including (for illustrative purposes only) the reports set forth on Schedule 5.10(a); provided, however, that if members of the GE Group beneficially own, in the aggregate (excluding for such purposes shares of Company Common Stock beneficially owned by GECC but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GECC being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) on any date during a fiscal year less than ten percent (10%) of the then outstanding Company Common Stock, the Company shall only be required to provide the applicable member of the GE Group financial, risk-related and other information reasonably requested by such member of the GE Group (it being understood that a request for information required by the GE Group under any applicable Law or to comply with any supervisory or regulatory requirement shall be deemed reasonable for purposes of this provision);

(b) subject to applicable Law, the Company shall provide to GECC copies of (i) all reports of examinations or other supervisory visitations prepared by any Bank Regulatory Agency regarding the Company or any Subsidiaries of the Company and (ii) any other supervisory communications from any Bank Regulatory Agency identifying any matter requiring attention or correction by the Company or any of its Subsidiaries or regarding any existing or potential investigation or enforcement action by any Bank Regulatory Agency relating to the Company or any of its Subsidiaries;

(c) to the extent not inconsistent with applicable Law, the prior written consent of GECC shall be required in connection with any arrangements, agreements or settlements to be entered into by the Company or any Subsidiary of the Company with any Governmental Authority (including any Bank Regulatory Agencies) which would reasonably be expected to have a material financial, reputational, regulatory or operational impact on GECC, such consent not to be unreasonably withheld, conditioned or delayed (it being understood that the need of any member of the GE Group to comply with applicable Law shall be deemed reasonable for purposes of this provision), including, any material form of informal or formal enforcement action (including informal written commitments, a written agreement or a consent cease and desist order), prompt corrective action directive, safety and soundness order, deferred prosecution agreement, or other material settlement agreement with any Bank Regulatory Agency, the Financial Crimes Enforcement Network, the Department of Justice, or any other federal, state or foreign regulatory or law enforcement agency;

(d) the Company shall provide to GECC copies of (i) all risk-related materials to be provided to the Company Board (or a committee thereof) or to the Bank Board (or a committee thereof) for approval by either such Board (or committee thereof) and (ii) all reports provided to the Company Board (or a committee thereof) or to the Bank Board (or a committee thereof) regarding material risks, concentrations, or emerging risks to the Company or GECRB, in each case at the same time as such materials are provided to each such Board (or committee thereof);

(e) the Company shall allow GECC, or any of its Subsidiaries, on reasonable notice and in a reasonable manner, to conduct audits of the Company, including (but not limited to) with respect to the Company’s activities, operations and compliance with applicable Law; and

(f) the Company shall (i) enforce Article IV, Section (B)(2)(b) of the Charter, which prevents any person or entity (other than any “Exempt Person” (as defined therein)), whether acting individually or in concert with others, from voting shares of Company Common Stock representing more than 4.99 percent of outstanding Company Common Stock and (ii) not engage, or attempt to engage, in any activity that is not permissible for a savings and loan holding company under section 10(c)(9)(B) of HOLA (12 U.S.C. § 1467a(c)(9)(B)) and the provisions of Regulation LL implementing section 10(c)(9)(B).

Any information or materials obtained from the Company by any member of the GE Group pursuant to this Section 5.10 shall be used solely for the purpose of complying with the reporting requirement or other supervisory or regulatory requirement for which GE or the Subsidiary of GE obtained such information, and for no other purpose. The provisions of this Section 5.10 shall cease to be effective upon Deregistration (subject to the right of GE unilaterally to waive all or any part of this Section 5.10 prior to such date). For clarity, all references to the Company in this Section 5.10 include all Subsidiaries of the Company, including GECRB, except in subclause (f)(ii) in which the reference to the Company includes all Subsidiaries of the Company other than GECRB.

5.11 Agreement for Exchange of Information; Archives.

(a) Each of GECC and the Company, on behalf of itself and its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Closing Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party or a member of its Group (including under applicable securities or tax Laws) under the CALMA or by a Governmental Authority having jurisdiction over the requesting Party or such member of its Group, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one Party to this Agreement has against the other, or (iii) subject to the foregoing clause (ii), to comply with its obligations under this Agreement or any Transaction Document; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

(b) After the Closing Date, the Company shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Company Business that are located in archives retained or maintained by any member of the GE Group. The Company may obtain copies (but not originals unless it is a Company Asset) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that the Company shall cause any such objects to be returned promptly in the same condition in which they were delivered to the Company and the Company shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to GECC. The Company shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for GECC generally). Nothing herein shall be deemed to restrict the access of any member of the GE Group to any such documents or objects or to impose any liability on any member of the GE Group if any such documents or objects are not maintained or preserved by GECC.

(c) After the Closing Date, GECC shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the businesses of any member of the GE Group that are located in archives retained or maintained by any member of the Company Group. Any member of the GE Group may obtain copies (but not originals unless it is a Company Asset) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that such member of the GE Group shall cause any such objects to be returned promptly in the same condition in which they were delivered to such member of the GE Group and the members of the GE Group shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to the Company. GECC shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for the Company generally). Nothing herein shall be deemed to restrict the access of any member of the Company Group to any such documents or objects or to impose any liability on any member of the Company Group if any such documents or objects are not maintained or preserved by the Company.

5.12 Ownership of Information. Any Information owned by one Group that is provided to a requesting Party pursuant to Section 5.11 shall be deemed to remain the property of the providing Group. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

5.13 Compensation for Providing Information. In connection with information exchanged pursuant to Section 5.11, the Party requesting Information agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting Party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the Parties, such costs shall be computed in accordance with the providing Party’s standard methodology and procedures.

5.14 Record Retention. To facilitate the possible exchange of Information pursuant to this Article V and other provisions of this Agreement after the Closing Date, GECC and the

Company agree to use their reasonable best efforts to retain all Information in their respective possession or control in accordance with the policies of GE as in effect on the Closing Date or such other policies as may be reasonably adopted by the appropriate party after the Closing Date. No Party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other Party may have the right to obtain pursuant to this Agreement prior to the fifth anniversary of the date hereof without first using its reasonable efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or employee benefits, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof); provided further, however, no Party will destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

5.15 Liability. No Party shall have any liability to any other Party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the Party providing such Information. No Party shall have any liability to any other Party if any Information is destroyed after reasonable best efforts by such Party to comply with the provisions of Section 5.14.

5.16 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Article V are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Transaction Document.

(b) When any Information provided by one Group to the other (other than Information provided pursuant to Section 5.14) is no longer needed for the purposes contemplated by this Agreement or any other Transaction Document or is no longer required to be retained by applicable Law, the receiving party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

5.17 Production of Witnesses; Records; Cooperation.

(a) After the Closing Date, except in the case of an adversarial Action by one Party against another Party, each of GECC and the Company shall use its reasonable efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action or IP Application in which the requesting Party may from time to time be involved, regardless of whether such Action or IP Application is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

(b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third-Party Claim, the other parties shall make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or the prosecution, evaluation or pursuit thereof, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

(c) Without limiting the foregoing, GECC and the Company shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

(d) Without limiting any provision of this Section 5.17, each of GECC and the Company agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim except as required by Law.

(e) The obligation of GECC and the Company to provide witnesses pursuant to this Section 5.17 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 5.17(a)).

(f) In connection with any matter contemplated by this Section 5.17, GECC and the Company will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege, work product immunity or other applicable privileges or immunities of any member of any Group.

5.18 Privilege. The provision of any information pursuant to this Article V shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privilege (a “Privilege”). Following the Closing Date, neither the Company or any member of the Company Group nor GECC or any member of the GE Group will be required to provide any information pursuant to this Article V if the provision of such information would serve as a waiver of any Privilege afforded such information.

5.19 Reasonable. For the purposes of this Article V, any request for information shall be deemed reasonable in content or timing if such request is consistent with past practices.

ARTICLE VI

RELEASE; INDEMNIFICATION

6.1 Release of Pre-Closing Claims.

(a) Except as provided in (i) Section 6.1(c), (ii) any exceptions to the indemnification provisions of Sections 6.2, 6.3 and 6.4 set forth in those Sections and (iii) any Transaction Document and this Agreement, effective as of the Closing Date, the Company does hereby, for itself and each other member of the Company Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Closing Date have been directors, officers, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), remise, release and forever discharge GECC and the other members of the GE Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of any member of the GE Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement the Separation, the Initial Public Offering, the Distribution and any of the other transactions contemplated hereunder and under the Transaction Documents.

(b) Except as provided in (i) Section 6.1(c), (ii) any exceptions to the indemnification provisions of Sections 6.2, 6.3 and 6.4 set forth in those Sections and (iii) any Transaction Document and this Agreement, effective as of the Closing Date, GE and GECC do hereby, for themselves and each other member of the GE Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of any member of the GE Group (in each case, in their respective capacities as such), remise, release and forever discharge the Company, the respective members of the Company Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement the Separation, the Initial Public Offering, the Distribution and any of the other transactions contemplated hereunder and under the Transaction Documents.

(c) Nothing contained in Section 6.1(a) or Section 6.1(b) shall impair any right of any Person to enforce this Agreement, any Transaction Document or any agreements, arrangements, commitments or understandings that are specified in Section 2.4(b) or the applicable Schedules thereto not to terminate as of the Closing Date, in each case in accordance with its terms. Nothing contained in Section 6.1(a) or Section 6.1(b) shall release any Person from:

(i) any Liability provided in or resulting from any agreement among any members of the GE Group or the Company Group that is specified in Section 2.4(b) or the applicable Schedules thereto not to terminate as of the Closing Date, or any other Liability specified in such Section 2.4(b) not to terminate as of the Closing Date;

(ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Transaction Document;

(iii) any Liability for the sale, lease, construction or receipt of property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Closing Date;

(iv) any Liability for unpaid amounts for services or refunds owing on services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of the other Group; or

(v) any Liability that GECC and the Company may have with respect to indemnification or contribution pursuant to this Agreement or otherwise, including for claims brought against GECC and the Company by third Persons (which third person claims shall be governed by the provisions of this Article VI and, if applicable, the appropriate provisions of the Transaction Documents).

In addition, nothing contained in Section 6.1(a) shall release GECC and any member of the GE Group from indemnifying and advancing expenses to any director, officer or employee of the Company who was a director, officer or employee of any member of the GE Group or any of their Affiliates on or prior to the Closing Date (including, for the avoidance of doubt, any indemnification or advancement of expenses obligations in respect of the Initial Public Offering), to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which he or she was entitled to such indemnification or advancement of expenses pursuant to then existing obligations.

(d) The Company shall not make, and shall not permit any member of the Company Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against GECC or any member of the GE Group, or any other Person released pursuant to Section 6.1(a), with respect to any Liabilities released pursuant to Section 6.1(a). GECC shall not, and shall not permit any member of the GE Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against the Company or any member of the Company Group, or any other Person released pursuant to Section 6.1(b), with respect to any Liabilities released pursuant to Section 6.1(b).

(e) It is the intent of each of GE, GECC and the Company, by virtue of the provisions of this Section 6.1, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between or among the Company or any member of the Company Group, on the one hand, and GE, GECC or any member of the GE Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Closing Date), except as expressly set forth in Sections 6.1(a), (b) and (c). At any time, at the request of any other Party, each Party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

6.2 General Indemnification by the Company. Except (i) as provided in Section 6.5 or (ii) as required by applicable Law, the Company shall, and shall cause the other members of the Company Group to, indemnify, defend and hold harmless on an After-Tax Basis each member of the GE Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “GE Indemnified Parties”), from and against any and all Liabilities of the GE Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

(a) the failure of the Company or any other member of the Company Group or any other Person to pay, perform or otherwise promptly discharge any Company Liabilities or Company Contract in accordance with its respective terms, whether prior to or after the Closing Date;

(b) any Company Liability or any Company Contract;

(c) the Guarantees and, except to the extent it relates to an Excluded Liability, any other guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding by any member of the GE Group for the benefit of any member of the Company Group that survives the Closing;

(d) any breach by any member of the Company Group of this Agreement or any of the Transaction Documents (other than the Transaction Documents set forth on Schedule 6.2(d)) or any action by the Company in contravention of its Charter or Amended and Restated Bylaws; and

(e) any untrue statement or alleged untrue statement of a material fact contained in any GE Public Filing or any other document filed with the SEC by any member of the GE Group pursuant to the Securities Act or the Exchange Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is either furnished to any of the GE Indemnified Parties by any member of the Company Group or incorporated by reference by any GE Indemnified Party from any filings made by any member of the Company Group with the SEC pursuant to the Securities Act or the Exchange Act, and then only if that statement or omission was made or occurred after the Closing Date.

6.3 General Indemnification by GECC. Except (i) as provided in Section 6.5 or (ii) as required by applicable Law, GECC shall indemnify, defend and hold harmless on an After-Tax

Basis each member of the Company Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Company Indemnified Parties”), from and against any and all Liabilities of the Company Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

(a) the failure of any member of the GE Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the GE Group other than the Company Liabilities, whether prior to or after the Closing Date or the date hereof;

(b) any Excluded Liability or any Liability of a member of the GE Group other than the Company Liabilities;

(c) any breach by any member of the GE Group of this Agreement or any of the Transaction Documents (other than the Transaction Documents set forth on Schedule 6.3(c)); and

(d) any untrue statement or alleged untrue statement of a material fact contained in any document filed with the SEC by any member of the Company Group pursuant to the Securities Act or the Exchange Act other than the Registration Statements, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is either furnished to any member of the Company Indemnified Parties by any member of the GE Group or incorporated by reference by any Company Indemnified Party from any GE Public Filings or any other document filed with the SEC by any member of the GE Group pursuant to the Securities Act or the Exchange Act.

6.4 Registration Statement Indemnification.

(a) The Company agrees to indemnify and hold harmless on an After-Tax Basis the GE Indemnified Parties and each Person, if any, who controls any member of the GE Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Registration Indemnified Parties”) from and against any and all Liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with (i) the information set forth in the IPO Registration Statement, that GECC agrees in writing was furnished by a member of the GE Group, (ii) the information set forth in any other Registration Statement that GECC agrees in writing was furnished by a member of the GE Group and (iii) information relating to any underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for use in the Registration Statement or Prospectus.

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(b) Each Registration Indemnified Party agrees, severally and not jointly, to indemnify and hold harmless on an After-Tax Basis the Company and its Subsidiaries and any of their respective directors or officers who sign any Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Registration Indemnified Party, but only with respect to the information set forth in a Registration Statement, that is described on Schedule 6.4 or as agreed in writing by GECC as provided by Section 6.4(a)(ii). For purposes of this Section 6.4(b), any information relating to any underwriter that is contained in a Registration Statement or Prospectus shall not be deemed to be information relating to a Registration Indemnified Party. If any Action shall be brought against the Company or its Subsidiaries, any of their respective directors or officers, or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against a Registration Indemnified Party pursuant to this paragraph (b), such Registration Indemnified Party shall have the rights and duties given to the Company by Section 6.5 hereof (except that if the Company shall have assumed the defense thereof, such Registration Indemnified Party shall not be required to, but may, employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnified Party’s expense), and the Company, its directors or officers and any such controlling person shall have the rights and duties given to such Registration Indemnified Party by Section 6.5 hereof.

6.5 Contribution.

(a) If the indemnification provided for in this Article VI is unavailable to, or insufficient to hold harmless on an After-Tax Basis, an indemnified party under Section 6.2(e), Section 6.3(d) or Section 6.4 hereof in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in Liabilities as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For the purposes of this Section 6.5(a), the information set forth in the IPO Registration Statement or any other Registration Statement that is described on Schedule 6.4 or as agreed in writing as provided by Section 6.4(a)(ii), as applicable, shall be the only “information supplied by” such Registration Indemnified Parties.

(b) GECC and the Company agree that it would not be just and equitable if contribution pursuant to this Section 6.5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above. The amount paid or payable by an indemnified party as a result of the Liabilities referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any Action.

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Notwithstanding the provisions of this Section 6.5, a Registration Indemnified Party shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnified Party exceeds the amount of any damages which such Registration Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.6 Indemnification Obligations Net of Insurance Proceeds and Other Amounts, On an After-Tax Basis.

(a) Any Liability subject to indemnification or contribution pursuant to this Article VI will be net of Insurance Proceeds that actually reduce the amount of the Liability and will be determined on an After-Tax Basis. Accordingly, the amount which any party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification hereunder (an “Indemnified Party”) will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnified Party in respect of the related Liability. If an Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. The Indemnified Party shall use its commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article VI; provided that the Indemnified Party’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

(c) The term “After-Tax Basis” as used in this Article VI shall have the meaning set forth in the Tax Sharing and Separation Agreement.

6.7 Procedures for Indemnification of Third-Party Claims.

(a) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the GE Group or the Company Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnified Party pursuant to Section 6.2, Section 6.3 or Section 6.4, or any other Section of this Agreement or any Transaction Document, such Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnified

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Party or other Person to give notice as provided in this Section 6.7(a) shall not relieve the Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is actually and materially prejudiced by such failure to give notice.

(b) An Indemnifying Party may elect to defend (and to seek to settle or compromise), at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third-Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party in accordance with Section 6.7(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party of its election whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a Third-Party Claim, such Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party except as set forth in the next sentence. If the Indemnifying Party has elected to assume the defense of the Third-Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnified Parties shall be borne by the Indemnifying Party, but the Indemnifying Party shall be entitled to reimbursement by the Indemnified Party for payment of any such fees and expenses to the extent that it establishes that such reservations and exceptions were proper.

(c) If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnified Party of its election as provided in Section 6.7(b), such Indemnified Party may defend such Third-Party Claim at the cost and expense of the Indemnifying Party.

(d) Unless the Indemnifying Party has failed to assume the defense of the Third-Party Claim in accordance with the terms of this Agreement, no Indemnified Party may settle or compromise any Third-Party Claim without the consent of the Indemnifying Party. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of any pending or threatened Third-Party Claim in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party without the consent of the Indemnified Party if (i) the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly against such Indemnified Party and (ii) such settlement does not include an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Third-Party Claim.

(e) The provisions of this Section 6.7 shall not apply to Taxes (which are covered by the Tax Sharing and Separation Agreement).

6.8 Additional Matters.

(a) Indemnification or contribution payments in respect of any Liabilities for which an Indemnified Party is entitled to indemnification or contribution under this Article VI shall be paid by the Indemnifying Party to the Indemnified Party as such Liabilities are incurred

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upon demand by the Indemnified Party, including an obligation to provide reasonably satisfactory documentation setting forth the basis for the amount of such indemnification or contribution payment, including documentation with respect to calculations made on an After-Tax Basis and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution agreements contained in this Article VI shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Party; (ii) the knowledge by the Indemnified Party of Liabilities for which it might be entitled to indemnification or contribution hereunder; and (iii) any termination of this Agreement.

(b) Any claim on account of a Liability which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Transaction Documents without prejudice to its continuing rights to pursue indemnification or contribution hereunder.

(c) If payment is made by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(d) In an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if they conclude that substitution is desirable and practical. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this section, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

(e) The provisions of this Section 6.8 shall not apply to Taxes and related matters covered under the Tax Sharing and Separation Agreement.

6.9 Remedies Cumulative; Limitations of Liability. The rights provided in this Article VI shall be cumulative and, subject to the provisions of Article IX, shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party. Notwithstanding the foregoing, neither the Company

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or its Affiliates, on the one hand, nor GECC or its Affiliates, on the other hand, shall be liable to the other for any special, indirect, incidental, punitive, consequential, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages (provided that any such liability with respect to a Third-Party Claim shall be considered direct damages) of the other arising in connection with the Transactions or any of the other Transaction Documents.

6.10 Survival of Indemnities. The rights and obligations of each of GECC and the Company and their respective Indemnified Parties under this Article VI shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

ARTICLE VII

OTHER AGREEMENTS

7.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, each of GE, GECC and the Company will cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) reasonable best efforts, prior to, on and after the Closing Date, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents.

(b) Without limiting the foregoing, prior to, on and after the Closing Date, each of GE, GECC and the Company shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party from and after the Closing Date, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such Party may reasonably be requested to take by any other Party hereto from time to time, consistent with the terms of this Agreement and the Transaction Documents, in order to effectuate the provisions and purposes of this Agreement and the Transaction Documents and the transfers of the Company Assets and the assignment and assumption of the Company Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each Party will, at the reasonable request, cost and expense of any other Party, take such other actions as may be reasonably necessary to vest in such other Party good and marketable title to the Assets allocated to such Party under this Agreement or any of the Transaction Documents, free and clear of any Security Interest, if and to the extent it is practicable to do so.

(c) On or prior to the Closing Date, GE, GECC and the Company in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by GE, GECC, the Company or any other Subsidiary of GE, GECC or the Company, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Closing Date,

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GECC shall cause GECFI and the Company shall take all actions as may be necessary to approve the stock-based employee benefit plans of the Company in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and the applicable rules and regulations of The New York Stock Exchange.

7.2 Confidentiality.

(a) From and after the Closing, subject to Section 7.2(c) and except as contemplated by this Agreement or any Transaction Document, GE and GECC shall not, and shall cause their respective Affiliates and their respective officers, directors, employees, and other agents and representatives, including attorneys, agents, customers, suppliers, contractors, consultants and other representatives of any Person providing financing (collectively, “Representatives”), not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such Party or of its Affiliates who reasonably need to know such information in providing services to any member of the GE Group or use or otherwise exploit for its own benefit or for the benefit of any third party, any Company Confidential Information. If any uses or disclosures are made in connection with providing services to any member of the GE Group under this Agreement or any Transaction Document, then the Company Confidential Information so used or disclosed shall be used only as required to perform the services. The GE Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Company Confidential Information by any of their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 7.2, any Information, material or documents relating to the Company Business currently or formerly conducted, or proposed to be conducted, by any member of the Company Group furnished to or in possession of any member of the GE Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by any member of the GE Group or their respective officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “Company Confidential Information.” “Company Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a use or disclosure by any member of the GE Group not otherwise permissible hereunder, (ii) GE or GECC can demonstrate was or became available to such Party or such member of the GE Group from a source other than the Company or its Affiliates or (iii) is developed independently by such member of the GE Group without reference to the Company Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by such member of the GE Group to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any member of the Company Group with respect to such information.

(b) From and after the Closing, subject to Section 7.2(c) and except as contemplated by this Agreement or any Transaction Document, the Company shall not, and shall cause its Affiliates and their respective Representatives, not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such Party or of its Affiliates who reasonably need to know such information in providing services to the Company or any member of the Company Group or use or otherwise exploit for its own benefit or for the

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benefit of any third party, any GE Confidential Information. If any uses or disclosures are made in connection with providing services to any member of the Company Group under this Agreement or any Transaction Document, then the GE Confidential Information so used or disclosed shall be used only as required to perform the services. The Company Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the GE Confidential Information by any of their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 7.2, any Information, material or documents relating to the businesses currently or formerly conducted, or proposed to be conducted, by GECC or any of its Affiliates (other than any member of the Company Group) furnished to or in possession of any member of the Company Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by the Company, any member of the Company Group or their respective officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “GE Confidential Information.” “GE Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a use or disclosure by any member of the Company Group not otherwise permissible hereunder, (ii) the Company can demonstrate was or became available to the Company from a source other than GE and its Affiliates or (iii) is developed independently by such member of the Company Group without reference to the GE Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by such member of the Company Group to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any such member of the GE Group or their respective Affiliates with respect to such information.

(c) If GE or its Affiliates, on the one hand, or the Company or its Affiliates, on the other hand, are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any Company Confidential Information or GE Confidential Information (other than with respect to any such information furnished pursuant to the provisions of Article V of this Agreement), as applicable, the entity or person receiving such request or demand shall use all reasonable efforts to provide the other Party with written notice of such request or demand as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate protective order. The Party receiving such request or demand agrees to take, and cause its representatives to take, at the requesting Party’s expense, all other reasonable steps necessary to obtain confidential treatment by the recipient. Subject to the foregoing, the Party that received such request or demand may thereafter disclose or provide any Company Confidential Information or GE Confidential Information, as the case may be, to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.

7.3 Insurance Matters.

(a) Prior to the Trigger Date, members of the Company Group shall be insured by, have direct access or availability to, be entitled to make direct claims on or be entitled to claim benefits directly from or under GE Insurance Arrangements, in each case solely

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to the extent provided by the terms of the GE Insurance Arrangements, as the same may be modified, terminated or otherwise changed from time to time in accordance with Section 7.3(e) below. Members of the Company Group will pay premiums and other costs under each such GE Insurance Arrangement in accordance with GE’s allocation methodologies (consistently applied) for its other Subsidiaries, as the same may be in effect from time to time.

(b) From and after the Trigger Date, members of the Company Group shall cease to be insured by, have access or availability to, be entitled to make claims on, be entitled to claim benefits from or seek coverage under any GE Insurance Arrangement, other than with respect to any claim, act, omission, event, circumstance, occurrence or loss that occurred or existed prior to the Trigger Date (and then only to the extent that such claim, act, omission, event, circumstance, occurrence or loss occurred or existed on or prior to the Trigger Date) (a “Pre-Trigger Date Event”) and was reported to the applicable insurer in accordance with the provisions of the applicable GE Insurance Arrangement prior to the Trigger Date, subject in each case to the terms and conditions of the applicable GE Insurance Arrangement and the requirements of subparagraph (d) below. Upon receipt of a written request from the Company, GE shall use its commercially reasonable efforts to reduce or cancel the Company Group’s coverage under any GE Insurance Arrangement, effective no earlier than sixty (60) days after GE’s receipt of such request, provided, however that (i) any costs associated with or incurred in connection with such reduction or cancellation shall be borne exclusively by the Company Group, (ii) the Company Group understands that there may be no premium refund or credit provided by the relevant insurers as a result of such reduction or cancellation, and (iii) if and to the extent that GE actually receives a premium refund or credit from the relevant insurers for the term of the coverage so reduced or cancelled as a direct result of such reduction or cancellation, GE shall only be obligated to credit or pay over to the Company Group the lesser of (x) the amount of any such credit or refund or (y) the amount last charged to the Company Group by GE for such coverage during such term.

(c) Notwithstanding subparagraph (b) above, with respect to any Pre-Trigger Date Event relating to Company Assets, Company Liabilities or the members of the Company Group that would be covered by GE’s occurrence-based insurance policies (for avoidance of doubt, such policies shall not include any of GE’s claims-made or occurrence-reported liability policies, GE’s transit and construction all risk insurance policies, and/or GE’s aviation liability policies), the members of the Company Group may directly access, make direct claims on, claim benefits directly from or under such policies for a one-year period concluding on first anniversary of the Trigger Date, subject in each case to the terms and conditions of such policies and the requirements of subparagraph (d) below. For purposes of this Section 7.3, the term “GE” shall include, where appropriate to the context, GE’s Subsidiaries and/or Affiliates.

(d) In connection with any pursuit by or on behalf of any member of the Company Group of insurance benefits or coverage permitted by this Section 7.3:

(i) the Company shall as promptly as reasonably practicable notify GE’s Corporate Insurance department of all such claims and/or efforts to seek benefits or coverage and GE and the Company shall reasonably cooperate with one another in pursuing all such claims, provided that the Company shall be solely responsible for notifying the relevant insurance companies of such claims and complying with all

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conditions for such claims. In addition, the applicable member of the Company Group shall (A) pursue or (B) to the extent assignable and permitted under the applicable GE Insurance Arrangement, assign to GE or the applicable insurer, any rights of recovery against third parties with respect to Pre-Trigger Date Events for which a claim is made and shall cooperate with GE with respect to pursuit of such rights. The order of priority of any such recoveries shall inure first to GE to reimburse any and all costs incurred by GE directly or indirectly as a result of such claims or losses, second to pay or satisfy any applicable deductibles and retentions under the relevant GE Insurance Arrangements and third to the relevant member of the Company Group;

(ii) GE shall have the right but not the duty to monitor and/or provide input with respect to coverage claims or requests for benefits asserted by the members of the Company Group under the relevant GE Insurance Arrangements, including the coverage positions and arguments asserted therein, provided that the Company (A) shall be liable for any fees, costs and expenses incurred by GE relating to any unsuccessful coverage claim, (B) shall provide the notice contemplated in Section 7.3(d)(i), (C) shall not, without the written consent of GE, erode, settle, release, commute or otherwise resolve disputes with respect to the relevant GE Insurance Arrangements nor amend, modify or waive any rights thereunder, and (D) shall not assign any GE Insurance Arrangements or any rights or claims thereunder; and

(iii) the Company shall exclusively bear and be liable (and GE shall have no obligation to repay or reimburse the applicable member of the Company Group) for all deductibles and retentions and uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with such claims, whether made by any member of the Company Group, its employees or third parties.

(e) Notwithstanding anything contained herein, GE shall retain exclusive right to control all of its insurance policies and programs, including the GE Insurance Arrangements referenced in subparagraphs (a) through (c) above, and the benefits and amounts payable thereunder, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of its insurance policies and programs and to amend, modify or waive any rights under any such insurance policies and programs, notwithstanding whether any such policies or programs apply to any Liabilities and/or claims any member of the Company Group has made or could make in the future, including coverage claims with respect to Pre-Trigger Date Events. The Company Group shall cooperate with GE and share such information as is reasonably necessary in order to permit GE to manage and conduct its insurance matters as GE deems appropriate and that the Company, on behalf of itself and each member of the Company Group, hereby gives consent for GE to inform any affected insurer of this agreement and to provide such insurer with a copy hereof.

(f) With respect to all open, closed and re-opened claims covered under GE’s workers’ compensation, international employers’ liability insurance policies and/or comparable workers’ compensation self-insurance, state or country programs relating to employees (whether present or former, active or inactive) of any member of the Company Group arising from occurrences prior to the Trigger Date, the Company shall promptly reimburse GE for all claim payments, costs and expenses relating to such claims, as well as any, catastrophic coverage

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charges, overhead, claim handling and administrative costs, taxes, surcharges, state assessments, other related costs, whether such claims are made by any member of the Company Group, its employees or third parties.

(g) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance, and nothing in this Agreement is intended to waive or abrogate in any way GE’s or the Company’s own rights to insurance coverage for any liability, whether relating to GE or any of its Affiliates or the Company Group or otherwise.

7.4 Allocation of Costs and Expenses. The Company shall pay all underwriting fees, discounts and commissions incurred in connection with the Initial Public Offering. Except as otherwise provided in this Agreement, the Transaction Documents, any other agreement between the Parties relating to the Separation, the Initial Public Offering or the Distribution, or as otherwise agreed between the Parties, all other out-of-pocket costs and expenses of the Parties in connection with the preparation of this Agreement and the Transaction Documents (other than the GECC Term Loan Agreement, the MNT Subservicing Agreement, the Undrawn Committed Securitization Documents and the Securitization Note Sale and Assignment Agreements), the Initial Public Offering and the Distribution shall be paid by GECC. Except as otherwise provided in this Agreement, the Transaction Documents, any other agreement between the Parties relating to the Separation, the Initial Public Offering or the Distribution or as otherwise agreed between the Parties, all out-of-pocket fees, costs and expenses (including certain legal and financial advisor, information technology, human resource-related and marketing expenses) in connection with the Separation, the Debt Registration Statement, the Company Term Loan Agreement, the GECC Term Loan Agreement, the Undrawn Committed Securitizations, the MNT Subservicing Agreement, the Undrawn Committed Securitization Documents and the Securitization Note Sale and Assignment Agreements shall be paid by the Company.

7.5 Covenants Against Taking Certain Actions Affecting the GE Group.

(a) Except to the extent otherwise contemplated by this Agreement or any Transaction Document, the Company hereby covenants and agrees that it shall not, without the prior written consent of GECC (which it may withhold in its sole and absolute discretion) take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the Law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of GECC or any of its Affiliates to freely sell, transfer, assign, pledge or otherwise dispose of shares of Company Common Stock. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of GECC (which it may withhold in its sole and absolute discretion), take any action, or recommend to its stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, GECC or its Affiliates as a Company stockholder in a manner not applicable to Company stockholders generally.

(b) So long as the Company is an Affiliate (disregarding the proviso in the definition in Section 1.1) of GE, to the extent that any member of the GE Group is a party to any contract or agreement with a third party (i) that provides that certain actions of GE’s Subsidiaries may result in any member of the GE Group being in breach of or in default under such agreement and any member of the GE Group has advised the Company, or the Company is

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otherwise aware, of the existence of such contract or agreement (or the relevant portions thereof), (ii) to which any member of the Company Group is a party or (iii) under which any member of the Company Group has performed any obligations on or before the date hereof, the Company shall not take or fail to take, and shall cause each other member of the Company Group not to take or fail to take, any actions that reasonably could result in any member of the GE Group being in breach of or in default under any such contract or agreement; provided, that, except as set forth in any Transaction Document or otherwise agreed to in writing by any member of the Company Group, the foregoing shall not obligate any member of the Company Group to satisfy any volume assumptions or targets in any such contracts or agreements that are not specifically applicable to such member of the Company Group in such contracts or agreements. As of the date hereof, the contracts and agreements described in clause (i) above are set forth or generally described on Schedule 7.5(b). The Company hereby acknowledges and agrees that GECC has made available to the Company copies of each contract or agreement (or the relevant portion thereof) described on Schedule 7.5(b). GE shall not, and shall cause the other members of the GE Group not to, without the Company’s prior written consent (which may be provided by electronic mail to the electronic mail address set forth in Section 10.5), enter into any agreement or arrangement that, directly or indirectly, binds or purports to bind any member of the Company Group. In the event the Company provides such prior written consent, Schedule 7.5(b) shall be deemed to be automatically amended to reflect the addition of such other contracts or agreements (or relevant portions thereof).

(c) So long as GE is an Affiliate (disregarding the proviso in the definition in Section 1.1) of the Company, to the extent that any member of the Company Group is a party to any contract or agreement with a third party (i) that provides that certain actions of the Company’s Affiliates may result in any member of the Company Group being in breach of or in default under such agreement and any member of the Company Group has advised GE, or GE is otherwise aware, of the existence of such contract or agreement (or the relevant portions thereof), (ii) to which any member of the GE Group is a party or (iii) under which any member of the GE Group has performed any obligations on or before the date hereof, GE shall not take or fail to take, and shall cause each other member of the GE Group not to take or fail to take, any actions that reasonably could result in any member of the Company Group being in breach of or in default under any such contract or agreement; provided, that, except as set forth in any Transaction Document or otherwise agreed to in writing by any member of the GE Group, the foregoing shall not obligate any member of the GE Group to satisfy any volume assumptions or targets in any such contracts or agreements that are not specifically applicable to such member of the GE Group in such contracts or agreements. As of the date hereof, the contracts and agreements described in clause (i) above are set forth or generally described on Schedule 7.5(c). GE hereby acknowledges and agrees that the Company has made available to GE copies of each contract or agreement (or the relevant portion thereof) described on Schedule 7.5(c). The Company shall not, and shall cause the other members of the Company Group not to, without GECC’s prior written consent (which may be provided by electronic mail to the electronic mail address set forth in Section 10.5), enter into any agreement or arrangement that, directly or indirectly, binds or purports to bind any member of the GE Group. In the event GECC provides such prior written consent, Schedule 7.5(c) shall be deemed to be automatically amended to reflect the addition of such other contracts or agreements (or relevant portions thereof).

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7.6 No Violations.

(a) The Company covenants and agrees that it shall not, and shall cause its Subsidiaries not to, take any action or enter into any commitment or agreement which, to the Company’s Knowledge, may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any member of the GE Group of: (i) any provisions of applicable Law; (ii) any provision of the organizational documents of any member of the GE Group; or (iii) any judgment, order or decree of any Governmental Authority having jurisdiction over any member of the GE Group or any of its respective assets. For purposes of this Section 7.6(a), the “Company’s Knowledge” means the actual knowledge, without inquiry, of the executive officers of the Company and GECFI (as identified in the IPO Registration Statement), provided that the Company shall be deemed to have knowledge of the provisions of the organizational documents of GE and GECC.

(b) GE covenants and agrees that it shall not, and shall cause its Subsidiaries not to take any action or enter into any commitment or agreement which, to GE’s Knowledge, may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any member of the Company Group of: (i) any provisions of applicable Law; (ii) any provision of the organizational documents of the Company; or (iii) any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Assets. For purposes of this Section 7.6(b), “GE’s Knowledge” means the actual knowledge, without inquiry, of the executive officers of GE.

(c) GE and the Company agree to provide to the other any information and documentation reasonably requested by the other for the purpose of evaluating and ensuring compliance with Sections 7.6(a) and Section 7.6(b) hereof.

(d) Notwithstanding Section 7.6(b), nothing in this Agreement is intended to limit or restrict in any way any of GE’s or its Affiliates’ rights as stockholders of the Company.

7.7 Litigation and Settlement Cooperation. GE or the Company, as applicable (the “Settling Party”) will, respectively, use its commercially reasonable efforts to include the Company and its Subsidiaries or GE and its Subsidiaries, as applicable (the “Non-Settling Party”), in the settlement of any Third-Party Claim arising prior to the Deregistration which jointly involves a member of the GE Group and a member of the Company Group, but for which no member of the GE Group or the Company Group is an Indemnified Party (the “Joint Claims”); provided, however, that the Non-Settling Party shall be responsible for its share of any such settlement obligation and any incremental cost (as reasonably determined by Settling Party) to the Settling Party of including the Non-Settling Party in such settlement; provided, further, that the Non-Settling Party shall be permitted in good faith to opt out of any settlement if the Non-Settling Party agrees to be responsible for defending its share of such Joint Claim. Set forth on Schedule 7.7 is a list of (a) Joint Claims as of the date hereof, and (b) the Party that shall have the primary responsibility for defending each such Joint Claim. After the date hereof, the Party that is primarily affected by a Joint Claim shall have the primary responsibility for defending such Joint Claim. The Parties agree to cooperate in the defense and settlement of any Joint Claim that primarily relates to matters, actions, events or occurrences taking place prior to the Deregistration. In addition, both GE and the Company will use their reasonable best efforts to make the necessary filings to permit each Party to defend its own interests in any Joint Claim as of the Deregistration, or as soon as practicable thereafter.

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7.8 [Reserved]

7.9 Future Intercompany Transactions. All proposed intercompany transactions between the Company and any member of the GE Group after the Closing Date, including any material amendments to the Transaction Documents, and any consent or approval proposed to be granted by the Company for any member of the GE Group’s benefit, in each case that would ordinarily be submitted for approval by the Company Board will be subject to the approval of a majority of the independent directors (as defined under the applicable rules of any securities exchange on which shares of Company Common Stock are listed) of the Company Board or a committee of the Company Board comprised solely of such independent directors.

7.10 Use of GE Name and Marks.

(a) As of the Closing Date and except as otherwise provided in the Transitional Trademark License Agreement, the Company will not, and will cause its Subsidiaries not to, use any GE Name and Marks in any manner or do business as or represent themselves as GE or any of its Affiliates (other than a member of the Company Group). The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that neither the Company nor any of its Subsidiaries shall (i) have any right, title or interest in any GE Name and Marks (except for the licenses set forth in the Transitional Trademark License Agreement), or (ii) contest the ownership or validity of any right, title or interest of GE or any of its Affiliates in or to any GE Name and Mark.

(b) Promptly after the Closing Date, but in any event no later than twenty (20) Business Days after the Closing Date, the Company and its Subsidiaries shall make all filings with any office, agency or body and take all other actions necessary to effect the elimination of any use of the GE Name and Marks from the corporate names, registered names or registered fictitious names of the Company Group.

7.11 Further Action Regarding Intellectual Property.

(a) If, after the Closing Date, any member of the GE Group or the Company Group identifies any Intellectual Property or Software not previously assigned or otherwise transferred by GECC and its Subsidiaries to the Company that meets the Company IP Transfer Standard then, to the extent that it has the right to do so without paying material additional compensation to a third party, GECC shall (and shall cause its applicable Subsidiaries to) promptly assign and transfer the applicable Intellectual Property or Software to the Company or its designee for no additional consideration, subject to the terms and conditions of this Agreement (including Section 2.6) and the license of any such Intellectual Property or Software to GE and its Affiliates on the terms and conditions set forth in the Intellectual Property Cross License Agreement.

(b) If, after the Closing Date, any member of the GE Group or the Company Group identifies any item of Intellectual Property or Software that was assigned or otherwise transferred to the Company or one of its Subsidiaries on or prior to the Closing Date that meets the GE IP Transfer Standard the Company shall, or shall cause its applicable Subsidiary to, promptly assign and transfer such Intellectual Property or Software to GECC or its designated

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Affiliate for no additional consideration, subject to the license of such Intellectual Property or Software to the Company and its Subsidiaries on the terms and conditions set forth in the Intellectual Property Cross License Agreement.

(c) In addition, no assignment or transfer shall be required under this Section 7.11 unless a claim with respect thereto is made by the GE Group or the Company Group, as the case may be, on or prior to the later of (i) the Trigger Date and (ii) the first anniversary of the Closing Date.

7.12 Company Financing. The Company shall enter into the Company Term Loan Agreement prior to the consummation of the Initial Public Offering.

7.13 GE Policies.

(a) The key GE Policies applicable to the Company and its Subsidiaries as of the Closing Date, and the corresponding policies of GECRB (to the extent applicable), are listed on Schedule 7.13 (the “Scheduled Policies”).

(b) [reserved]

(c) Until Deregistration, (i) the Company and its Subsidiaries shall operate in accordance with its risk appetite statement and shall advise GECC of any proposed change to its risk appetite statement, shall afford GECC a reasonable opportunity to provide comments and advice before adopting any proposed change to such statement, and shall obtain the prior written approval of GECC before adopting any change to such statement that could result in a materially different risk profile for the Company and (ii) each of GECC and the Company will designate a Chief Risk Officer, and each such Chief Risk Officer or his or her designee, on behalf of GECC or the Company, respectively, will regularly consult with and notify the other Party of any material risk-related matters impacting the Company Business, from time to time.

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7.14 Credit Support Arrangements.

(a) GE and each applicable member of the GE Group shall maintain in full force and effect each Guarantee which is issued and outstanding as of the date of this Agreement until the earlier of: (i) such time as the contract, or all obligations of any member of the Company Group thereunder, to which such credit support arrangement relates terminates and (ii) such time as such credit support arrangement expires in accordance with its terms or is otherwise released.

(b) GE and the Company will cooperate to replace the Guarantees and the Company will use reasonable best efforts to attempt to release or replace any liability of GE and the members of the GE Group under any Guarantees and, without limiting the foregoing, prior to the date which is the six-month anniversary of the date hereof, the Company shall, subject to any applicable regulatory approval or non-objection, cause to be terminated and released all of

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GECC’s obligations under the Mizuho Guarantee and Sumitomo Guarantee. With respect to all Guarantees, the Company will be liable to GE for (i) all costs borne by GE or any member of the GE Group of maintaining such obligations, (ii) arms’ length fees to GE for maintaining such obligations, and (iii) indemnification and reimbursement obligations with respect to the obligations underlying such guarantees. For the avoidance of doubt, the Company and its Subsidiaries shall be prohibited from modifying any agreement with a third party underlying a Guarantee that would increase or extend the obligations of a member of the GE Group under a Guarantee without the prior written consent of GE.

(c) Notwithstanding the assignment and assumption of the real property leases to and by the Company, pursuant to the terms of the leases, GECC will remain liable to the landlords thereunder until such time as a written release is obtained from the applicable landlord. GE and the Company will cooperate to obtain releases, and the Company will use reasonable best efforts to attempt to obtain such releases, including by way of providing a substitute guarantor with respect to any leases if so required by a landlord. With respect to each lease, the Company will be liable to GECC for (i) all costs borne by GECC or any member of the GE Group of maintaining such obligations, (ii) arms’ length fees to GECC for maintaining such obligations, and (iii) indemnification and reimbursement obligations with respect to the leases. For the avoidance of doubt, the Company and its Subsidiaries shall be prohibited from modifying, extending, or exercising any option under any such lease without the prior written consent of GECC.

7.15 Non-Compete.

(a) Except as permitted by this Section 7.15 for a period of two years from Deregistration, none of GE or its Subsidiaries shall engage in a Competing Business in the United States of America and its Territories or Canada (the “Covered Business”). This Section 7.15 shall cease to be applicable to any Person at such time as it is no longer a Subsidiary of GE and shall not apply to any Person that purchases assets, operations or a business from a member of the GE Group, if such Person is not a Subsidiary of GE after such transaction is consummated. This Section 7.15 does not apply to any Subsidiary of GE in which a Person who is not an Affiliate of GE holds equity interests and with respect to whom a member of the GE Group has existing contractual or legal obligations (including fiduciary duties of representatives on the board of directors or similar body of such Subsidiary) limiting GE’s ability to impose on the subject Subsidiary a non-competition obligation such as that in this Section 7.15.

(b) If GECC or any of its Subsidiaries desires to enter into a strategic alliance or joint venture relationship with a third party where the third party in such strategic alliance or the joint venture conducts a Covered Business and GECC receives monetary compensation tied to the volume or profitability to the third party in such strategic alliance or the joint venture of the extension of consumer credit component of such strategic alliance (other than referral fees, incentives tied to origination volume or similar origination-related economics reasonably expected to equal less than $750,000 in the aggregate, per annum), GECC may only proceed with such strategic alliance or joint venture with respect to the Covered Business if such opportunity has been offered to the Company and the Company has (i) declined to accept such opportunity or (ii) the terms on which the Company desires to participate are less favorable in the aggregate to GECC or its Subsidiaries, as applicable, than those offered by a third party.

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(c) Notwithstanding the provisions of Section 7.15(a) or (b), and without implicitly agreeing that the following activities would be subject to the provisions of Section 7.15(a) or (b), nothing in this Agreement shall preclude, prohibit or restrict any member of the GE Group from engaging in any manner in any (i) Financial Services Business, (ii) Existing Business Activities, (iii) De Minimis Business, or (iv) business activity that would otherwise violate Section 7.15(a) or (b) that is acquired from any Person (an “After-Acquired Business”) or is carried on by any Person that is acquired by or combined with a member of the GE Group in each case after the date of the Initial Public Offering (an “After-Acquired Company”); provided, that with respect to clause (iv), so long as within 24 months after the purchase or other acquisition of the Acquired Business or the Acquired Company, such member of the GE Group signs a definitive agreement to dispose, and subsequently disposes of the relevant portion of the business or securities of the Acquired Business or the Acquired Company or at the expiration of such 24-month period the business of the After-Acquired Business or the After-Acquired Company complies with this Section 7.15.

ARTICLE VIII

CORPORATE GOVERNANCE MATTERS

8.1 Approval Rights.

(a) In addition to any vote required by law or by the Company’s Charter, until Deregistration (or such other period as specified in clauses (iii), (iv), (vi) and (xiii) below), the Company may not (and (in the case of clauses (ii), (iii), (iv), (v), (vi), (vii), (xi) and (xii) below) may not authorize or permit any Subsidiary to), without the prior written approval of GECC:

(i) consolidate or merge with or into any Person;

(ii) permit any Subsidiary to consolidate or merge with or into any Person (other than (A) a consolidation or merger of a Wholly-Owned Subsidiary with or into a Wholly-Owned Subsidiary or (B) in connection with a Permitted Acquisition);

(iii) directly or indirectly acquire Stock, Stock Equivalents or assets of (including, any business or operating unit of), or control (as defined in Federal Reserve Board Regulation (12 C.F.R. Pt. 225) (“Regulation Y”), in the case of a bank, and as defined in Regulation LL, in the case of a savings association) of, (A) any Person involving consideration (whether in cash, securities, assets or otherwise, and including Indebtedness assumed by the Company or any of its Subsidiaries and Indebtedness of any entity so acquired) paid or delivered by the Company and its Subsidiaries (1) at any time when the GE Group shall beneficially own at least twenty percent (20%) of the outstanding shares of Company Common Stock, in excess of $500 million, or (2) at any time when the GE Group shall beneficially own less than twenty percent (20%) of the outstanding shares of Company Common Stock, in excess of $1 billion, whether in a single transaction, or series of related transactions (other than acquisitions of receivables

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portfolios in the ordinary course of business (x) not to exceed $1 billion (at the time of such acquisition), or (y) at any time when the GE Group shall beneficially own less than twenty percent (20%) of the outstanding shares of Company Common Stock, not to exceed $2 billion (at the time of such acquisition)), or (B) a savings association as defined in Regulation LL, or a bank as defined in Regulation Y, provided that, subparagraph (A) shall govern any merger by GE Capital Retail Bank (“GECRB”) with, or an acquisition by GECRB of assets of, another savings association as defined in Regulation LL or a bank as defined in Regulation Y so long as (1) GECRB is the surviving entity in any such transaction and (2) in GECC’s reasonable judgment, such merger or acquisition will not affect the status of the Company, GE, GECC or GECFI as grandfathered unitary savings and loan holding companies under section 10(c)(9)(C) of HOLA (12 U.S.C. § 1467a(c)(9)(C);

(iv) directly or indirectly sell, convey, transfer, lease, pledge, grant a Security Interest in, or otherwise dispose of any of their respective assets (including Stock and Stock Equivalents) or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets, in each case in a single transaction, or series of related transactions, involving consideration (whether in cash, securities, assets or otherwise, and including Indebtedness assumed by any other Person and Indebtedness of any entity acquired by such other Person) paid to or received by the Company and its Subsidiaries (1) at any time when the GE Group shall beneficially own at least twenty percent (20%) of the outstanding shares of Company Common Stock, in excess of $500 million, or (2) at any time when the GE Group shall beneficially own less than twenty percent (20%) of the outstanding shares of Company Common Stock, in excess $1 billion; provided, however, that the foregoing shall not apply to (A) dispositions of receivables in the ordinary course of business (x) not to exceed $1 billion (at the time of such disposition) or (y) at any time when the GE Group shall beneficially own less than twenty percent (20%) of the outstanding shares of Company Common Stock, not to exceed $2 billion (at the time of such disposition), (B) any sale, conveyance, transfer, lease, pledge, grant or disposition solely involving another member of the Company Group) or (C) any issuance of asset-backed securitization debt necessary to maintain the aggregate levels of borrowing capacity that the Company will have at the Initial Public Offering;

(v) directly or indirectly create, incur, assume, guarantee or otherwise be or become liable with respect to Indebtedness (including Indebtedness of any entity acquired by the Company or any of its Subsidiaries, whether or not such Indebtedness is expressly assumed or guaranteed by the Company or any of its Subsidiaries) which would reasonably be expected to result in a downgrade of the Company Group’s publicly issued debt from any of the ratings agencies from whom ratings were solicited and received by the Company at the time of the Initial Public Offering;

(vi) until such time when the GE Group beneficially owns less than twenty percent (20%) of the outstanding shares of Company Common Stock, issue any Stock or any Stock Equivalents, except (A) the issuance of shares of Stock of a Wholly-Owned Subsidiary to the Company or another Wholly-Owned Subsidiary, or (B) pursuant to the Transactions;

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(vii) dissolve, liquidate or wind up;

(viii) unless otherwise required to comply with applicable Law, alter, amend, terminate or repeal, or adopt any provision inconsistent with, in each case whether directly or indirectly, or by merger, consolidation or otherwise, the Company’s Charter or the Company’s Amended and Restated Bylaws;

(ix) adopt or implement any stockholder rights plan or similar takeover defense measure;

(x) declare or pay any dividend or other distribution in respect of Company Common Stock (whether payable in cash, shares of Company Common Stock or other property);

(xi) purchase, redeem or otherwise acquire or retire for value any shares of Company Common Stock or any warrants, options or other rights to acquire Company Common Stock other than (A) the repurchase of Company Common Stock deemed to occur upon exercise of stock options to the extent that shares of Company Common Stock represent a portion of the exercise price of the stock options or are withheld by the Company to pay applicable withholding taxes and (B) the repurchase of Company Common Stock deemed to occur to the extent shares of Company Common Stock are withheld by the Company to pay applicable withholding taxes in connection with any grant or vesting of restricted stock;

(xii) enter into a new principal line of business or enter into business in a new geographical area, provided, however, that at any time when the GE Group shall beneficially own less than ten percent (10%) of the outstanding shares of Company Common Stock, the Company shall not need the prior written approval of GECC to enter into a new principal line of business or enter into business in a new geographical area where such business is not reasonably expected to exceed $200 million in average receivables or annual purchase volume;

(xiii) until such time when the GE Group beneficially owns less than twenty percent (20%) of the outstanding shares of Company Common Stock, change the size of the Company Board from nine (9) directors; or

(xiv) establish an executive committee of the Company Board (or a committee having the powers customarily delegated to an executive committee).

(b) For the avoidance of doubt, (i) nothing in this Section 8.1 shall be construed in a manner inconsistent with Section 5.10(d)(ii) and (ii) GECC shall have the right, in its sole discretion, to waive any and all of the rights granted to it under this Section 8.1, by delivery of written notice to the Company in accordance with Section 10.5.

8.2 Director Nomination Rights.

(a) Until Deregistration, in connection with any annual or special meeting of the stockholders of the Company at which directors shall be elected, GECC shall have the right

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to designate persons for nomination by the Company Board and/or the Nominating and Governance Committee of the Board for election to the Company Board (each person so designated, a “GE Designee”) as follows:

(i) at any time when the GE Group shall beneficially own more than fifty percent (50%) of the outstanding shares of Company Common Stock, GECC shall have the right to designate for nomination five (5) GE Designees;

(ii) at any time when the GE Group shall beneficially own at least thirty-three percent (33%) but not more than fifty percent (50%) of the outstanding shares of Company Common Stock, GECC shall have the right to designate for nomination four (4) GE Designees;

(iii) at any time when the GE Group shall beneficially own at least twenty percent (20%) but less than thirty-three percent (33%) of the outstanding shares of Company Common Stock, GECC shall have the right to designate for nomination three (3) GE Designees;

(iv) at any time when the GE Group shall beneficially own at least ten percent (10%) but less than twenty percent (20%) of the outstanding shares of Company Common Stock and prior to Deregistration, GECC shall have the right to designate for nomination two (2) GE Designees; and

(v) at any time when the GE Group shall beneficially own less than ten percent (10%) of the outstanding shares of Company Common Stock and prior to Deregistration, GECC shall have the right to designate for nomination one (1) GE Designee.

If the size of the Company Board shall, with GECC’s prior written approval, be changed, GECC shall have the right to designate a proportional number of persons for nomination to the Company Board (rounded up to the nearest whole number).

(b) The Company Board and/or the Nominating and Corporate Governance Committee of the Company Board shall in good faith consider each GE Designee, applying the same standards as shall be applied for the consideration of other proposed nominees of the Company Board. In the event that the Company Board or Nominating and Corporate Governance Committee fails to approve the nomination of any GE Designee, GECC shall have the right to designate an alternative GE Designee for consideration.

(c) The Company shall cause each GE Designee whose nomination has been approved to be included in the slate of nominees recommended by the Company Board and/or the Nominating and Corporate Governance Committee of the Company Board to holders of Company Common Stock for election (including at any special meeting of stockholders held for the election of directors) and shall use its best efforts to cause the election of each such GE Designee, including soliciting proxies in favor of the election of such persons.

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(d) In the event that any GE Designee elected to the Company Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Company Board with a substitute GE Designee.

(e) Controlled Company Exceptions. Until the Trigger Date, the Company shall avail itself of all available “controlled company” exceptions to the corporate governance listing standards of the NYSE.

For the avoidance of doubt, GECC shall have the right, in its sole discretion, to waive any and all of the rights granted to it under this Section 8.2, by delivery of written notice to the Company in accordance with Section 10.5.

8.3 Committees of the Board.

(a) Compensation Committee. Prior to the Trigger Date, the Company shall cause the Management Development and Compensation Committee of the Company Board to consist of three (3) directors, one (1) of whom shall be designated by GECC from among the GE Designees serving on the Company Board and two (2) of whom shall be independent directors as defined under the applicable rules of any securities exchange on which shares of Company Common Stock are listed.

(b) Nominating and Corporate Governance Committee. Prior to the Trigger Date, the Company shall cause the Nominating and Corporate Governance Committee of the Company Board to consist of three (3) directors, one (1) of whom shall be designated by GECC from among the GE Designees serving on the Company Board and two (2) of whom shall be independent directors as defined under the applicable rules of any securities exchange on which shares of Company Common Stock are listed.

(c) Risk Committee. Until Deregistration, the Company shall cause the Risk Committee of the Company Board to consist of three (3) directors, one (1) of whom shall be designated by GECC from among the GE Designees serving on the Company Board and two (2) of whom shall be independent directors as defined under the applicable rules of any securities exchange on which shares of Company Common Stock are listed.

8.4 Meetings of the Board. Regular and special meetings of the Board of Directors shall be held in accordance with the provisions of the Amended and Restated Bylaws or upon provision of the notice required by such provisions by any GE Designee.

8.5 Bank Board.

(a) At any time when the GE Group shall beneficially own more than fifty percent (50%) of the outstanding shares of Company Common Stock, in connection with any election of members of the Bank Board, or in connection with any annual or special meeting of the stockholders of GECRB at which directors shall be elected, GECC shall have the right to designate two persons for appointment by the Company for election to the Bank Board (each person so appointed, a “GE Appointee”).

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(b) To the extent that GECC is entitled to designate a GE Appointee under Section 8.5(a), then the Company shall provide GECC at least twenty (20) Business Days’ advance written notice of any annual or special meeting of the stockholders of GECRB at which directors shall be elected. Prior to such annual or special meeting, GECC shall provide written notice to the Company stating the name of such GE Appointee and the Company shall take all necessary action to cause such GE Appointee to be elected to the Bank Board.

(c) In the event that any GE Appointee elected to the Bank Board shall cease to serve as a director for any reason, the Company shall cause the vacancy resulting therefrom to be filled by the Bank Board with a substitute GE Appointee, as designated by GECC.

For the avoidance of doubt, GECC shall have the right, in its sole discretion, to waive any and all of the rights granted to it under this Section 8.5, pursuant to a written notice delivered to the Company in accordance with Section 10.5.

8.6 Compliance with Organizational Documents. The Company shall, and shall cause each of its Subsidiaries to, take any and all actions necessary to ensure continued compliance by the Company and its Subsidiaries with the provisions of its respective certificate or articles of incorporation and bylaws (collectively, “organizational documents”). The Company shall notify GECC in writing promptly after becoming aware of any act or activity taken or proposed to be taken by the Company or any of its Subsidiaries which resulted or would result in non-compliance with any such organizational documents, and so long as GECC or any member of the Group owns any shares of Company Common Stock the Company shall take or refrain from taking all such actions as GECC shall in its sole discretion determine necessary or desirable to prevent or remedy any such non-compliance.

ARTICLE IX

DISPUTE RESOLUTION

9.1 General Provisions.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Transaction Documents (other than the Transaction Documents set forth on Schedule 9.1) or to the extent explicitly set forth in another Transaction Document, or the validity, interpretation, breach or termination thereof (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Article IX, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified below.

(b) Commencing with a request contemplated by Section 9.2 set forth below, all communications between the Parties or their representatives in connection with the attempted resolution of any Dispute, including any mediator’s evaluation referred to in Section 9.3 set forth below, shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

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(c) Except as provided in Section 9.1(f) in connection with any Dispute, the Parties expressly waive and forego any right to (i) special, indirect, incidental, punitive, consequential, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages (provided that liability for any such damages with respect to a Third-Party Claim shall be considered direct damages) and (ii) trial by jury.

(d) The specific procedures set forth below, including but not limited to the time limits referenced therein, may be modified by agreement of the Parties in writing.

(e) All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article IX are pending. The Parties will take such action, if any, required to effectuate such tolling.

(f) Notwithstanding anything to the contrary contained in this Article IX, any Dispute relating to a member of the GE Group’s rights as a stockholder of the Company pursuant to applicable Law, the Company’s Charter or the Company’s Amended and Restated Bylaws, including a member of the GE Group’s rights as the holder of Company Common Stock, will not be governed by or subject to the procedures set forth in this Article IX. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any other state court or federal court having subject matter jurisdiction located within the State of Delaware in connection with any such Dispute and each Party hereby irrevocably agrees that all claims in respect of any such Dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such Dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such Dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

9.2 Consideration by Senior Executives. If a Dispute is not resolved in the normal course of business at the operational level, the Parties shall attempt in good faith to resolve such Dispute by negotiation between executives who hold, at a minimum, the office of President and CEO of the respective business entities involved in such Dispute or their respective senior level designees. Either Party may initiate the executive negotiation process by providing a written notice to the other (the “Initial Notice”). Fifteen (15) days after delivery of the Initial Notice, the receiving Party shall submit to the other a written response (the “Response”). The Initial Notice and the Response shall include (i) a statement of the Dispute and of each Party’s position, and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Such executives will meet in person or by telephone within ten (10) Business Days of the date of the Initial Notice to seek a resolution of the Dispute.

9.3 Mediation. If a Dispute is not resolved by negotiation as provided in Section 9.2 within thirty (30) days from the delivery of the Initial Notice, then either Party may submit the Dispute for resolution by mediation pursuant to the CPR Institute for Dispute Resolution (the “CPR”) Model Mediation Procedure as then in effect. The Parties will select a mediator from the CPR Panels of Distinguished Neutrals. If the Parties are unable to select a mutually agreeable mediator within twenty (20) days following the submission of the Dispute to the CPR,

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the CPR shall select the mediator from the CPR Panels of Distinguished Neutrals. Either Party at commencement of the mediation may ask the mediator to provide an evaluation of the Dispute and the Parties’ relative positions.

9.4 Arbitration.

(a) If a Dispute is not resolved by mediation as provided in Section 9.3 within thirty (30) days of the selection of a mediator (unless the mediator chooses to withdraw sooner), either Party may submit the Dispute to be finally resolved by arbitration pursuant to the CPR Rules for Non-Administered Arbitration as then in effect (the “CPR Arbitration Rules”). The Parties consent to a single, consolidated arbitration for all known Disputes existing at the time of the arbitration and for which arbitration is permitted.

(b) The neutral organization for purposes of the CPR Arbitration Rules will be the CPR. The arbitral tribunal shall be composed of three arbitrators, of whom each Party shall appoint one in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Arbitration Rules. The arbitration shall be conducted in New York City. Each Party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other Party. A written transcript of the proceedings shall be made and furnished to the Parties. The arbitrators shall determine the Dispute in accordance with the law of the State of New York, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement and the Transaction Documents according to their respective terms; provided, however, that any Dispute in respect of a Transaction Document which by its terms is governed by the law of a jurisdiction other than the State of New York shall be determined by the law of such other jurisdiction and; provided, further, however, that the provisions of this Agreement relating to arbitration shall in any event be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq.

(c) The Parties agree to be bound by any award or order resulting from any arbitration conducted in accordance with this Section 9.4 and further agree that judgment on any award or order resulting from an arbitration conducted under this Section 9.4 may be entered and enforced in any court having jurisdiction thereof.

(d) Except as expressly permitted by this Agreement, no Party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except (i) for enforcement as contemplated by Section 9.4(c) above, (ii) to restrict or vacate an arbitral decision based on the grounds specified under applicable law, or (iii) for interim relief as provided in paragraph (e) below. For purposes of the foregoing, the Parties hereto submit to the non-exclusive jurisdiction of the courts of the State of New York.

(e) In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. Notwithstanding Section 9.4(d) above, each Party acknowledges that in the event of any actual or threatened breach of the provisions of (i) Section 7.2, Section 7.10, Section 7.15 or Article VIII, (ii) the Employee Matters Agreement, (iii) the Intellectual Property Cross License Agreement, (iv) the Transitional Trademark License Agreement or (v) the Registration Rights Agreement, the remedy at law would not be adequate,

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and therefore injunctive or other interim relief may be sought immediately to restrain such breach. If the tribunal shall not have been appointed, either Party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the Parties will seek modification or rescission of the court action as necessary to accord with the tribunal’s decision.

(f) Each Party will bear its own attorneys’ fees and costs incurred in connection with the resolution of any Dispute in accordance with this Article IX.

ARTICLE X

MISCELLANEOUS

10.1 Corporate Power; Fiduciary Duty.

(a) GE represents on behalf of itself, GECC represents on behalf of itself, and the Company represents on behalf of itself, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(ii) this Agreement and each Transaction Document to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b) Notwithstanding any provision of this Agreement or any Transaction Document, none of GE, GECC or the Company shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of the Company or any non-wholly-owned Subsidiary of GE or the Company, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

10.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York, except under Article VIII to the extent the substantive laws of the State of Delaware apply.

10.3 Survival of Covenants. Except as expressly set forth in any Transaction Document, the covenants and other agreements contained in this Agreement and each Transaction Document, and liability for the breach of any obligations contained herein or therein, shall survive each of the Separation and the Initial Public Offering and shall remain in full force and effect; provided, however, that the Company’s obligations under Section 7.6 shall terminate upon Deregistration.

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10.4 Force Majeure. No Party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any Transaction Document, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (i) notify the other Parties of the nature and extent of any such Force Majeure condition and (ii) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

10.5 Notices. All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Transaction Documents shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.5):

If to GE, to:

General Electric Company

3135 Easton Turnpike,

Fairfield, CT 06828

Attention: James Waterbury

Fax: [—]

Email: [—]

If to GECC, to:

General Electric Capital Corporation

901 Main Ave

Norwalk, CT 06851

Attention: Senior Transactions Counsel

Fax: [—]

Email: [—]

If to the Company, to:

Synchrony Financial

777 Long Ridge Road

Stamford, CT 06902

Attention: General Counsel

Fax: [—]

Email: [—]

69

10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

10.7 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

10.8 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party hereto without the prior written consent of the other Parties hereto. Except as provided in Article VI with respect to Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement (including GE) and the members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9 Public Announcements. GECC and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Transaction Documents, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

10.10 Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties to such agreement. Either Party may, in its sole discretion, waive any and all rights granted to it in this Agreement; provided, that no waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.11 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the table of contents and headings contained herein are for reference purposes only and shall not affect in

70

any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

10.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[The remainder of this page is intentionally left blank]

71

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

SYNCHRONY FINANCIAL

By:
Name:
Title:

SOLELY FOR PURPOSES OF THE GE EXECUTORY SECTIONS

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

Schedule 1.1(a)

Supply and Vendor Contracts

1.	Proprietary Software License and Maintenance Agreement by and between American Management Services, Inc. and GECC dated March 31, 1997

2.	Authorization and Agreement for Treasury Services by and between Bank of America Corporation and GECC dated September 1, 2000

3.	Software License Agreement by and between Electronic Data Systems Corporation and GECC dated June 1, 1994

4.	Master Software License Agreement by and between I2, Inc. and GECC dated November 27, 2006

5.	Master Services Agreement by and between Mosaic Sales Solutions US Operating Co., LLC and GECC dated August 16, 2011

6.	National Computer Print, Inc. d/b/a NCP Solutions by and between National Computer Print, Inc. d/b/a NCP Solutions and GECC dated September 25, 2003

7.	License and Service Agreement by and between Talisma Corporation and GECC dated May 31, 2006

8.	Service Agreement between Transaction Network Services Inc. and GE Credit Services by and between Transaction Network Services Inc and GECC dated September 24, 2001

9.	Equipment Leasing Agreement by and between Verifone Finance, Inc. and GECC dated July 10, 1996

10.	Master Software License and Support Services Agreement by and between Verint Americas, Inc. and GECC dated October 31, 2012

11.	Master Contractor Agreement by and between Deutsche Financial Services Corporation (predecessor to GECC) and Alltell Information Services, Inc. (predecessor to Fidelity Information Services, Inc.) dated as of August 17, 2000

12.	Application Service Provider Agreement by and between Responsys, Inc. and the GE Money Americas division of GECC dated February 22, 2007

13.	Disbursement Agency Agreement by and between The Bank of New York and GECC dated July 9, 2001

14.	Software License and Support Services Agreement by and between Strategic Analytics Inc and GECC dated August 2, 2011

15.	Software Use Agreement by and between Lakeview Technology Inc and GECC on behalf of its GE Consumer Finance Americas division dated November 9, 2005

16.	Such other contracts that the parties determines to be Company Contracts.

Schedule 1.1(d)

Company Contracts

None.

Schedule 2.2(a)(i)

Company Assets

1.	All Assets of the Company and its subsidiaries as of the date hereof, other than (a) Excluded Assets and (b) Assets that are (i) not reflected as Assets of the Company and its Subsidiaries in the Company Balance Sheet and (ii) held of record at the Company but are used primarily by a member of the GE Group.

2.	The standalone Company D&O policy to be purchased prior to the Initial Public Offering.

Schedule 2.2(a)(ii)(B)

Capital Stock of Subsidiaries

1.	Retail Finance Credit Services, LLC

2.	Retail Finance International Holdings, Inc.

3.	GE Money Holding Company

4.	GE Global Servicing PVT LTD India

5.	GE Consumer Finance Canada Company

6.	GE Money Company

7.	GE Capital Retail Bank

8.	GEMB Lending Inc.

9.	GE Sales Finance Holding, L.L.C.

10.	GE Sales Finance Master Trust

11.	Retail Finance Servicing, LLC

12.	RFS Holding, Inc.

13.	GEM Holding Inc.

14.	GE Money Master Trust

15.	GECRF Global Services Philippines Inc.

16.	RFS Holding, LLC

17.	GE Capital Credit Card Master Note Trust

18.	Care Credit LLC

19.	PLT Holding, L.L.C.

20.	Blue Trademark Holding, LLC

Schedule 2.2(a)(iii)

Intellectual Property and Software

1.	Patents

Short Description	Abstract	App. Serial No.	Patent No.	Expires	Owner
Call center monitoring system used in operations	A system to monitor a call center includes reception of call center data, determination of respective values of a plurality of measures based on the call center data, determination of a compliance description for each of the plurality of measures, presentation of an indicator in association with each of the plurality of measures, wherein an indicator presented in association with a measure corresponds to a compliance	10/035,941	6,683,947	6/28/2022	GECC

8

Short Description	Abstract	App. Serial No.	Patent No.	Expires	Owner
	description determined for the measure, reception of a selection of a presented indicator, and presentation of a value of a measure associated with the selected indicator in response to the received selection.

e-fraud detector rules and techniques used by fraud associates to reduce true name fraud.	In a method and apparatus for facilitating review of a credit application for true name fraud, an applicant might provide or submit an application for credit. One or more rules may govern when information regarding an application or its associated applicant is obtained, used, displayed as part of the application evaluation process and whether or not the application should be approved or denied.	10/246,102	7,356,506	4/4/2024	GECC

Saturn Skip tracing system used in collections	A system for performing skip tracing provides a first user interface including an area for presenting at least one telephone number associated with account information of a customer retrieved from a mainframe computer system, a documentation area for inputting skip tracing results, a user interface control for indicating that a telephone number presented in the area is bad, wherein selection of the user interface control causes the documentation area to be populated with data indicating that the telephone number is bad, a second user interface control for indicating that a second telephone number presented in the area is good, wherein selection of the second user interface control causes the documentation area to be populated with data indicating that the second telephone number is good, and a third user interface control for causing data populating the documentation area to be recorded in a skip tracing data structure of the mainframe computer system and for causing display of a fourth user interface control, the fourth user interface control for causing the second telephone number to be recorded in a skip queue of the mainframe computer system.	10/172,067	7,257,206	1/22/2025	GECC

Dual Card	A dual credit card system is in two parts: a) the creation of a dual credit card; and b) the usage of a dual credit card. The creation begins with the receipt of an application by merchant for a dual credit card. The issuing organization issues the dual credit card to the applicant. The user may make a purchase with the dual credit card at either a private label merchant location or at a location accepting the bankcard. These locations may	09/593,199	6,915,277	4/28/2023	GECC

9

Short Description	Abstract	App. Serial No.	Patent No.	Expires	Owner
traditional physical locations, a web site on the Internet or a catalog. When a purchase is made at a merchant location, the processing of the merchant location dual credit card purchase is done via a private-label processing channel. If the user uses the dual credit card at a non-merchant location, the purchase may be processed through the VISA/MasterCard network.

Dual Card	A method for issuing a dual credit card includes receiving information regarding an applicant and assigning a credit line to a dual credit card for the applicant.	10/423,527	N/A		GECC – Reel/Frame: 014649/0646 – Recorded: 11/03/03

Internet Quick Screen	An exemplary embodiment of the invention allows entities to instantly pre-screen customers for a pre-approved credit card based on customer information captured during the registration, promotion or checkout process while on an Internet web page. “Pre-approved” is a credit industry term that means that the customer has passed preliminary credit-information screening. The goals of this process include: creating a process that is seamless to the customer; automating the process for the entity; generating a response time that is in seconds; reducing the cost of additional card accounts per approved customer; developing a process that can be used by a credit card supplier for multiple entities; and establishing an entity implementation tool kit by the credit card supplier.	09/677,234	N/A		General Electric Company

Point of Sale Quick Screen	An exemplary embodiment of the invention relates to a method, system and storage medium for pre-screening customers for a credit card at a point of sale. The method includes receiving the customer data at a point of sale system and, during a check out process: transmitting the customer data to a server; searching a database for the customer data; and based upon results of the searching, performing a credit worthiness check and providing said customer with an invitation to open a charge account. If the customer accepts the invitation, a charge account is opened before a payment method is selected whereby the customer can place the items selected for purchase on the new charge account while at the point of sale system. The system includes at least one point of sale system coupled to a communications link; a server coupled to the point of sale system via the communications link; a data storage device in communication with the server; and a link to a credit information server.	09/682,787	7,546,266	4/19/2026	General Electric Company

10

Short Description	Abstract	App. Serial No.	Patent No.	Expires	Owner
Point of Sale Quick Screen	An exemplary embodiment of the invention relates to a method, system and storage medium for pre-screening customers for a credit card at a point of sale. The method includes receiving the customer data at a point of sale system and, during a check out process: transmitting the customer data to a server; searching a database for the customer data; and based upon results of the searching, performing a credit worthiness check and providing said customer with an invitation to open a charge account. If the customer accepts the invitation, a charge account is opened before a payment method is selected whereby the customer can place the items selected for purchase on the new charge account while at the point of sale system. The system includes at least one point of sale system coupled to a communications link; a server coupled to the point of sale system via the communications link; a data storage device in communication with the server; and a link to a credit information server.	12/480,297	8,112,349	3/18/2022	General Electric Company

Promo of One	A system may include detection of an event indicating a potential future credit need, identification of a person based on data associated with the event, determination of a credit product based on the detected event, and determination of whether the person qualifies for the credit product based on a creditworthiness of the person. In some aspects, the determination of whether the person qualifies for the credit product includes determination of a creditworthiness requirement associated with the credit product, and determination of whether the creditworthiness of the person satisfies the creditworthiness requirement.	12/099,853	N/A		GECC

Dual Card	A payment card processing system and method is provided that allows an account holder to upgrade a private label card to a dual card. The dual card may be used for both private label transactions and bankcard transactions. Methods for upgrading to the dual card account include selecting a private label account having associated monetary and non-monetary data and maintained on a first processing platform for upgrade to a dual card account, creating the dual card account on a second processing platform, transferring the non-monetary data associated with the private label account	10/656,798	7,774,274	7/14/2027	GECC

11

Short Description	Abstract	App. Serial No.	Patent No.	Expires	Owner
from the first processing platform to the second processing platform for association with the dual card account, and initiating a trailing activity process to identify monetary and non-monetary activity associated with the private label account and update a cross reference table to associate the trailing activity with the dual card account.

Payment Card Processing System and Methods		CA 2537917	N/A		GECC

2.	Trademarks

Registered Marks

Owner	Trademark	Country	Appl. Date	No.	Status
	File Reference	Next Renewal Due	Reg. Date	No.	Sub Status

APPLY NOW, BUY NOW

1241452
GE Money	APPLY NOW, BUY NOW	Canada	21-Dec-04	Registered
	256220	15-May-21	15-May-06	TMA664273
Disclaimers	“Apply” and “Buy”
Class

Goods	Credit application services by an on-line kiosk in a department store.

CARECREDIT

1132079
CareCredit LLC	CARECREDIT	Canada	22-Feb-02	Registered
	95310	15-Mar-20	15-Mar-05	TMA635302
Class

Goods	Financing services, namely providing financing for the practices of dentists, doctors and veterinarians and providing financing to patients through their doctors and dentists for care received; Credit agency services, including, providing financing for the practices of dentists, doctors and veterinarians and providing financing to patients through their doctors and dentists for care received.

12

CareCredit LLC	CARECREDIT		United States of America	27-Dec-94	74615914 Registered
		95309	3-Dec-16	3-Dec-96	2021305
Class		36

Goods	Financing services, namely providing financing for the practices of dentists, doctors and veterinarians and providing financing to patients through their doctors and dentists for care received.

CARECREDIT & DESIGN

CareCredit LLC	CARECREDIT & DESIGN		United States of America	11-May-12	85623062 Registered
CareCredit LLC		458655	3-Sep-23	3-Sep-13	4397219
Class		36
Goods	Facilitating and arranging for the financing of healthcare services; Financing services

CARECREDIT CANADA

CareCredit LLC	CARECREDIT CANADA		Canada	22-Feb-02	1132080 Registered
		95311	16-Mar-20	16-Mar-05	635449
Class
Goods	Credit agency services, including, providing financing for the practices of dentists, doctors and veterinarians and providing financing to patients through their doctors and dentists for care received.

CARECREDIT CARING COMMUNITIES

CareCredit LLC	CARECREDIT CARING COMMUNITIES		United States of America	11-Sep-13	86061692 Pending
		460217
Class		36
Goods	Providing grants for health awareness projects and programs that aim to provide underserved populations with access to healthcare.

CARECREDIT DESIGN

CareCredit LLC	CARECREDIT DESIGN		United States of America	11-May-12	85623059 Registered
		458654	3-Sep-23	3-Sep-13	4397218
Class		36
Goods	Facilitating and arranging for the financing of healthcare services; Financing services

13

CAREFUND

CareCredit LLC	CAREFUND	United States of America	14-Mar-13	85875726 Pending
	460046
Disclaimers	Applicant’s claim of ownership of U.S. Registration No. 3151763
Class	36
Goods	Credit agency services.

CCWARE

GE Money Bank	CCWARE	United States of America	18-Aug-06	78955055 Registered
	441801	27-Nov-17	27-Nov-07	3346304
Class	9
Goods	Software for facilitating the use of CareCredit financial services that are directed to the financing of medical procedures performed by doctors, dentists and veterinarians.

CUSTOMER CARE CARD

GE Money Bank	CUSTOMER CARE CARD	United States of America	15-Apr-02	76395831 Registered
	125279	5-Apr-15	5-Apr-05	2938955
Class	36
Goods	Financing services and credit card services, namely, the business of issuing credit cards, providing financing on credit cards issued, servicing credit cards and providing financing.

FLASHSETTLE

GE Money Bank	FLASHSETTLE	United States of America	19-Dec-06	77067569 Registered
	449470	8-Sep-19	8-Sep-09	3680179
Class	36
Goods	Financial management, namely, financial ledger settlement services.

HOME DESIGNS CARD

Monogram Credit Card Bank of Georgia	HOME DESIGNS CARD	United States of America	8-Jun-93	74399722 Registered
	6330	27-Dec-14	27-Dec-94	1870247
Disclaimers	NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE “CARD” APART FROM THE MARK AS SHOWN
Class	16
Goods	Credit cards.
Class	36
Goods	Credit card services.

14

M.USE

GE Capital Retail Bank	M.USE	United States of America	4-Sep-13	86055003 Pending
	460206
Class	9
Goods	Computer application software for mobile devices, namely, software which enables users to apply for a credit card, manage credit card accounts, redeem rewards and make payments.

MAKING CARE POSSIBLE…TODAY.

CareCredit LLC	MAKING CARE POSSIBLE…TODAY.	United States of America	11-May-12	85623064 Pending
	458656
Class	36
Goods	Facilitating and arranging for the financing of healthcare services; Financing services

MULTITREATMENT

CareCredit LLC	MULTITREATMENT	United States of America	13-Mar-13	85875058 Pending
	459423
Class	36
Goods	Financing services in the nature of a payment plan provided in connection with health care services

OPTIMIZER+PLUS

GE Capital Retail Bank	OPTIMIZER+PLUS	United States of America	25-Jul-13	86020318 Pending
	460120
Class	36
Goods	Banking services, namely, deposit accounts that are savings accounts, checking accounts, certificates of deposits, money market deposit accounts, and FDIC backed Individual Retirement Accounts (IRAs).

OPTIMIZERPLUS PERKS

GE Capital Retail Bank	OPTIMIZERPLUS PERKS	United States of America	8-Aug-13	86032077 Pending
	460142
Class	35
Goods	Administration of a consumer loyalty program to promote the sale of deposit accounts, namely, savings accounts, checking accounts, certificates of deposits, money market deposit accounts, and FDIC backed Individual Retirement Accounts (IRAs).

15

PROJECTLINE

GE Money Bank	PROJECTLINE	Canada	4-Sep-98	889553 Registered
	125276	2-Aug-16	2-Aug-01	TMA549180
Class
Goods	Credit card and financing services.

QUICKSCREEN

GECC	QUICKSCREEN	United States of America	1-Feb-02	78106271 Registered
	17412	21-Sep-14	21-Sep-04	2887459
Class	36
Goods	Credit card services

The Project Card

General Electric Company	The Project Card	United States of America	23-Jul-86	73610891 Registered
	44816	10-Mar-17	10-Mar-87	1432283
Class	36
Goods	Credit card services for retail building materials stores

Unregistered Marks

eQuickscreen

3.	Domain Names

carecreditpro.com

mycarecredit.com

acceptthiscard.com

acceptthisoffer.com

acceptyouroffer.com

aeclearcard.com

aeoutfitterscredit.com

aestorecard.com

almartgift.com

almartvisa.com

almartvisagift.com

almartvisagiftcard.com

amazoncreditservices.com

applyfornewcard.com

aquavantagewatertreatment.com

b2bcreditservices.com

bananarepubliccredit.com

brooksbrotherscredit.com

cardoverview.com

cardservices.org

carecredit.com

climateselect.com

creditapply.mobi

cuttingedgecard.com

16

cvxcards.com

enroll-today.com

fraudassistancecenter.com

fraudassistancecenter.net

fraudassistancecenter.org

gapstorecard.com

growwithfinance.com

growwithfinancing.com

hdcsreports.com

hdprocredit.com

homedesignfinancing.com

ikeacard.com

ikeacards.com

ikeakiosk.com

inbranchapply.com

jcpicaps.com

lntcredit.com

lordandtaylorcredit.com

lordandtaylorcreditservices.com

lowesbusinesscredit.ca

lowescredit.ca

lowescreditonline.com

lowescreditservices.com

lowesvisacredit.com

meijercredit.com

meijerprepaid.com

menswearhousecredit.com

modellscredit.com

modellscreditapply.com

moorescreditapp.com

mycommercialcredit.com

mycreditcard.mobi

myoptimizerplus.biz

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myoptimizerplus.mobi

myoptimizerplus.net

myoptimizerplus.us

myoptimizerplus.us.com

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myoptplusmember.com

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myoptplusrewards.com

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myoptplussecure.com

myoptplussecure.net

myprojectline.com

oldnavystorecard.com

onlinecreditcenter.com

onlinecreditcenter2.com

onlinecreditcenter3.com

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onlineebillcenter.com

onlineeservicecenter.com

onlinemessagecenter.com

optbanking.biz

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optplusbanking.biz

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secureb2c.com

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4.	Software

Application	Description
Business Center	Internet Application portal used by our Payment Solutions Merchants and Care Credit Providers to provide services such as apply for credit, authorize sales, receive reports and reorder collateral (Also called CCPRO)

Consumer Center	Internet application used by our Payment Solutions and Care Credit account holders to service account

Customer Presentment	Application used to present documents to cardholders online (ebills, letters, etc.)

Deposits Origination	Mobile application for online origination of new Deposit accounts

Deposits Servicing	Mobile application for online servicing of Deposits Accounts

Deposits Workstation	Application used by Customer Service representatives to service Deposits customers

eApply BRC/CML	Internet application to allow commercial and Business Revolving Credit (BRC) customers to apply for credit

eApply Consumer	Internet application to allow consumer to apply for credit

eDealer Apply	Internet application to allow dealers to apply for credit

Edison	Application used to process Commercial credit applications for RC Clients

eService BRC/CML	Internet application to allow commercial and BRC account holders to service their accounts

eService Consumer	Internet application to allow RC cardholders to service their accounts

24

eTail	Internet application to provide powerful customized solutions for Payment Solutions and Care Credit consumers to apply for credit

Ge Online Apply	internet application to allow Payment Solutions and Care Credit consumers to apply for credit (Note: This application will ultimately be replaced by eTail and will be referred to as eTail as of Closing.)

GECOM	Application that managed Commercial PROX accounts. It includes receivables processing, customer service, billing etc.

Genasys	Primary consumer Credit Originations platform for Retail Card portfolios. Includes embedded and highly customized rule engines

IVR	IVR solutions to provide call response for GECRB cardholders, merchants, providers, clients etc.

Midrange Remittance	Application that processes majority payment files for GECRB

OEM CEDA	Internet application used by Yamaha Payment Solutions merchant

POS	Full suite of Point of Sales solutions used to process new credit applications and to process sales authorizations. Also includes sophisticated standing system that performance processing if primary applications are down.

Remittance	Mainframe application that processes payment files for GECRB. This will be replaced by Midrange Remittance

Retail Web Connect	Predecessor to Business Center Application that provides internet services to select Payment Solutions clients. Will be replaced by Business Center by end of year

Settlement MBS (local mods)	Local modifications made to Visionplus to provide settlement processing with GECRB retail clients

Surveyor	Application that processes Payment Solutions and Care Credit consumer and commercial new credit applications.

Symphony	Customer Service application used to provide originate and service new credit applications for Payment Solutions and Care Credit

Workstation	Sophisticated application use by Customer Service, Collections and Fraud agents to manage cardholder accounts, provide work queuing and ensure compliant engagement with the cardholder

Alpha Search	Application that allows customer service to search customers by a variety of criteria

ANI	Database used by IVR to determine source of caller

Apex	Set of tools for Call Center and Collections Agents

Autoskip	Application to update contact information on delinquent accounts based on third party information

Bag Automation	Application to allow GECRB to audit a sample of statements to ensure accuracy

Carecredit.com	Primary care credit branded site

CC Ware	Desktop tool used by Care Credit providers to facilitate access to Care Credit services

25

CCCS	Consumer Credit Counseling Service - Automated process that processes requests from consumer credit counseling agencies for cardholder plan adjustments.

CCRP	Application that supports Customer Complaint Resolution Process

Collections Settlement Automation	Application used to close out special payment plans cardholders are enrolled in.

Cskip	This intranet application is used by Collections agents to work skip accounts manually.

Cust Service Intranet Apps	Suite of applications to assist Retail Finance customer service representatives.

Debt Buyer Media Fulfillment	Recovery process to request a copy of cardholder statements.

DOC	DOC system determines eligibility and prioritizes payment arrangement plans and tools for the collector to offer

ECHO	ECHO (Electronic Case Housing Operation) application serves as the data capture\reporting tool for the U.S Fraud Investigation team.

Fastrak	Titling application used for Installment accounts

George	George is a system that provides GE Money and its clients the ability to launch target marketing E-mail campaigns.

Gesmart	Application that processes commercial sales authorizations using rule engine

Grip	Intranet Application that allows a customer service agent to offer Debt Cancellation products to callers outside of Workstation application.

home specialty ipad	ipad application to allow home specialty business merchant to fill out contracts for home improvement work

imaging settlement	Payment Solutions Imaging system for originating applications and processing settlement files. Includes Flash/Auto-Settlement process between Sales Finance and GE Commercial Finance (CDF).

mcs web	Intranet based reporting tool for PDR

nt minotaur	Collection application to prioritize the order skip contacts should be worked.

Offerdb	System that stores and provides offers that cardholders are eligible for.

Por	Application to correct addresses on returned statements, letters, and applications.

Pricing App (CCPro)	Pricing application with CCPRO (Business Center)

Promologix	Promologix is a single source of all Promotional information. It creates a pipeline of information from pricing approval to the actual invoice and enhances accuracy of our promotions via predetermined templates.

Ptc	Application to capture and manage new merchant and provider prospects for Payment Solutions and Care Credit.

Rpc	Application used for auditing of payments received at the RPC

Ruby	Automated hardship enrollment solution that automatically enrolls accounts placed in FDR 397Q into hardship programs.

secureb2c	Internet application used by Payment solutions merchants to provide Business to consumer functionality

Snss	Application that processes settlement files received by RC clients

Sherlock	Application to view historical Payment Solutions and Care Credit credit applications

26

Webedm	Intranet application to allow Bank personnel to enter credit applications into Genasys system

Ab initio Middleware Graphs	Middleware services that provide front end applications with access to back end services. In use by Business Center and Consumer Center

b2b web services	Internet web services used by Payment Solutions Merchants and Care Credit providers to access back end business services such as processing new credit applications and authorizing sales

business accelerator	Suite of services used to access FDR systems to retrieve data for customer service and collections agents

Cider	Application that captures file transmission information processed by Gentran application

digital cockpit	Application that allow viewing of Genasys and POS business volumes

eCom Web Services	Internet Web Services used by Paypal to access backend services to allow Paypal to provide account services solutions

ge money relay	Application serviced used from GE Money Consumer Sell Pages to relay credit application requests to GE Online Apply application

Gear	Intranet application used to track IT asset information. This will be replaced by ServiceNow

Genius	Application used by Call Center and Collection agents to verify processes and procedures

Gentran	GECRB applications that leverage Gentran software to manage the inbound and outbound transmission of files between our partners and GECRB in a secure, compliant and reliable fashion.

IT risk assessment	Application to support IT Risk and Controls Assessment

WTX Middleware	Suite of middleware services to applications to access back end services and to interface with each other

Satre	Application profile management tool used by GE IT Security

Mainframe security	Application to support Genasys and Workstation security access

FDR Gforce (models)	Models used by FDR authorization solution to apply GECRB specific rules to sales authorizations

Salesforce.com (Configuration)	Instance of salesforce.com used to service RC Client, Payment solution merchant servicing and Care Credit provider servicing

Salesforce.com - Atlas	Geo location service used for GECRB field sales team to provide insight on store distribution and location. Built on top of SFDC implementation.

OSB	Middleware solution that provides orchestration and business services to calling applications such as Consumer Center and DOC.

Business Dealer Locator	Internet application service that allows users to look up dealers online based on location

Alp	Account level profitability data mart

business objects universes	Suite of data stores that allow reporting of business information extracted from data marts

Cdci	Primary Consumer cardholder data ware house

Cmap	Provides a single consumer customer view across all account relationships within GE Money.

27

collections dw	Collections Data warehouse

commercial dw	Commercial Data warehouse

deposit DW	Deposits data warehouse

dts dw	Contains Consumer Customer Service Data sourced from the Workstations application system.

gforce DM	Authorizations data mart

iris reporting	Risk Reporting tool

jcp credit central	Internet portal to allow JCP client to access reporting

Ocv	One customer view allows fraud underwriters and collections to view customers across production lines. URL is https://prod-epsilon.rfs.

operations dw	Operations data warehouse

Ots72	Datamart that provides 72 months of cardholder data

Pdr	Primary consumer cardholder data warehouse for Payment Solutions and Care Credit

quality DW	Quality data warehouse

Recovery dw	Recovery data warehouse

sku cml	SKU level data warehouse for commercial accounts

sku consumer	SKU level data warehouse for consumer accounts

token dm	Data Mart used for account tokenization

walmart credit central	Internet portal to allow Walmart client to access reporting

web input database	BI application to support reporting

Sas Analytic models	Marketing and Risk analytic models

Deposits marketing site	Primary landing page for Deposits prospects and account holders

Ecom Marketing Pages	Internet pages used by marketing

Inside compliance	Static webpage that contains articles around compliance

28

Schedule 2.2(b)(i)

Excluded Assets

1.	All right, title and interest in and to the following Marks, outside of the US and Canada to the extent used by the GE Group outside of the US and Canada as of the date of the Initial Public Offering:

APPLY NOW, BUY NOW

FLASHSETTLE

HOME DESIGNS CARD

M.USE

MULTITREATMENT

PROJECTLINE

QUICKSCREEN

The Project Card

Schedule 2.2(b)(ii)

Excluded Contracts

1.	None.

Schedule 2.3(a)(i)

Company Liabilities

1. All Liabilities of the members of the Company Group, other than Excluded Liabilities.

Schedule 2.4(b)(ii)

Continuing Agreements

1.	Capital Assurance and Liquidity Maintenance Agreement entered into by and among GE Capital Retail Bank, GECC, and each Immediate Parent Company (as “Immediate Parent Company” is defined in the Operating Agreement entered into on or about January 11, 2013, by and between GE Capital Retail Bank and the Office of the Comptroller of the Currency)

2.	MNT Servicing Agreement between MNT and GECC: Servicing Agreement, dated as of June 27, 2003, by and among RFS Funding Trust, GE Capital Credit Card Master Note Trust and GECC, successor to GE Capital Retail Bank (formerly known as GE Money Bank), as amended.

3.	Revolving Credit Agreements (between the GE Group and the Company Group)

4.	Sublease Agreement - dated March 15, 2014, between GE, acting through its subsidiary, GE Asset Management, as sublessor and Retail Finance International Holdings, Inc. (“RFIH”), as sublessee, for the Sublease Premises located at 1600 Summer Street, Stamford, CT 06905 as amended by Sublease Amendment dated June 15, 2014.

5.	Sublease dated June 1, 2014, between GECC, as sublessor and RFIH, as sublessee, for the Sublease Premises located 777 Long Ridge Road, Stamford, CT 06927

6.	Sublease Agreement dated April 1, 2014, between GE, acting through its unincorporated division, GE Transportation, as sublessor and RFIH, as sublessee, for the Sublease Premises located at 500 West Monroe, Suites 2300 and 2400, Chicago, IL 60661

7.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated May 20, 2003 (as amended, the “Alpharetta Lease”) for the property located at 4125 Windward Plaza Drive, Alpharetta, Georgia

8.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated March 8, 1996 (as amended, the “Atlanta Lease”) for the property located at 485 Lake Mirror Road, Suite A, Atlanta Georgia

9.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated March 19, 2004 (as amended, the “Bentonville Lease”) for the property located at 1801 Phyllis Street, Bentonville, Arkansas

10.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated December 3, 1999 (as amended, the “Canton Lease”) for the property located at 4500 Munson Street, Canton, Ohio

11.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated October 12, 2004 (as amended, the “Costa Mesa Lease”) for the property located at 2995 Redhill Avenue, Suite 100, Costa Mesa, California

12.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated July 8, 2002 (as amended, the “Frisco Lease”) for the property located at 2611 Internet Boulevard, Frisco, Texas

13.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated December 31, 2004 (as amended, the “Kettering Lease”) for the property located at 950 Forrer Boulevard, Buildings 3 and 4, Kettering, Ohio

14.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated December 16, 2005 (as amended, the “Little Rock Lease”) for the property located at 1600 Cantrell Road, Little Rock, Arkansas

15.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated May 31, 1982 (as amended, the “Longwood Lease”) for the property located at 140 Wekiva Springs Road, Longwood, Florida

16.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated November 14, 2011 (as amended, the “Phoenix Lease”) for the property located at 3150 South 48th Street, Phoenix, Arizona

17.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated January 1, 2011 (as amended, the “Rapid City Lease”) for the property located at 900 Concourse Road, Rapid City, South Dakota

18.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated June 22, 2005 (as amended, the “San Francisco Lease”) for the property located at 221 Main Street, San Francisco, California

19.	Assignment and Assumption Agreement dated March 6, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated May 23, 2013 (as amended, the “San Jose Lease”) for the property located at 1740 Technology Drive, San Jose, California

20.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, Inc., as assignee, covering that certain Lease dated May 12, 2004 (as amended, the “Saint Paul Lease”) for the property located at 332 Minnesota Street, Saint Paul, Minnesota

21.	Assignment and Assumption Agreement dated March 6, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated November 21, 2004 (as amended, the “Charlotte Lease”) for the property located at 2801 West Tyvola Road, Charlotte, North Carolina

22.	Assignment and Assumption Agreement dated February 28, 2014 by and between GECC, as assignor, and RFIH, as assignee, covering that certain Lease dated August 18, 2010 (as amended, the “Walnut Creek Lease”) for the property located at 1990 North California Boulevard, Walnut Creek, California

33

23.	Lease dated as of June 3, 2009, as amended by First Amendment to Lease dated as of January 7, 2010, Second Amendment to Lease dated as of December 14, 2010, Third Amendment to Lease dated as of December 9, 2011, and by Fourth Amendment to Lease dated as of February 12, 2014 by and between Arden Realty Limited Partnership, as landlord, and GE Capital Retail Bank, as tenant, for the Premises located at 170 West Election Road, Draper, Utah

24.	Lease dated as of November 14, 2011, as amended by First Amendment to Lease dated as of March 15, 2012 and by the Second Amendment to Lease dated as of March 28, 2014 by and between Arden Realty Limited Partnership, as landlord, and RFIH as successor in interest by assignment from GECC, as tenant, for the Premises located at 3150 S. 48th Street, Phoenix, Arizona

25.	Servicing Equipment Use Agreement dated April 16, 2012 by and between GE Capital Retail Bank and General Electric Capital Corporation of Puerto Rico

26.	Certain obligations of GECC owed to GE Capital International Holdings Corporation under the Cash Pooling Agreement between GECC, as Pool Leader, and GECIH, as Participant that was assumed by the company pursuant to the Assumption Agreement between GECC and the Company Dated June , 2014

27.	Intercreditor Agreement, dated September 21, 2006, by and between General Electric Capital Corporation and GE Money Bank, as amended

28.	Retailer Program Agreement, dated April 30, 2007, by and between GE Money Bank and General Electric Company, as amended

29.	Consumer Credit Promotion Agreement, dated April 30, 2007, by and between GE Money Bank and General Electric Company, as amended

30.	Affiliate Agreement dated as of May 31, 2014 by and between GECC and RFIH relating to the use by RFIH of leasehold improvements located 777 Long Ridge Road, Stamford, CT, 06927

34

Schedule 2.4(b)(iii)

Guarantees

1.	Guarantee dated as of June 23, 2012 by GECC in favor of Mizuho Corporate Bank, Ltd.

2.	Guarantee dated as of February 26, 2012 by GECC in favor of Sumitomo Mitsui Banking Corporation.

3.	Guaranty dated as of February 7, 2005 by GECC in favor of J. C. Penney Corporation, Inc.

4.	Guaranty dated as of June 5, 2003 by GECC in favor of First Data Resources, LLC.

5.	Guaranty dated as of May 26, 2004 by GECC in favor of PayPal, Inc.

6.	Parent Guaranty effective November 1, 2012 made by GECC to and for the benefit of Amazon Services LLC

7.	General Electric Capital Corporation Reimbursement Agreement in support of Letters of Credit issued for the benefit of Amazon Services LLC.

8.	Capital Assurance and Liquidity Maintenance Agreement entered into by and among GE Capital Retail Bank, GECC, and each Immediate Parent Company (as “Immediate Parent Company” is defined in the Operating Agreement entered into on or about January 11, 2013, by and between GE Capital Retail Bank and the Office of the Comptroller of the Currency)

9.	Agreement dated as of November 23, 2009 by and between Lowe’s Companies, Inc., Lowe’s Home Centers, Inc., Lowe’s HIW, Inc. and GECC

10.	Remaining liability of GECC to Landlords pursuant to the terms of leases assigned to Retail Finance International Holdings Inc. and listed on Exhibit A hereto

Exhibit A to Schedule 2.4(b)(iii)

	Site	GE Legal Entity	Landlord Legal Entity	Lease Documentation

1.	Alpharetta, GA	GECC	GH Windward Plaza, Inc.	Lease Agreement dated May 20, 2003, as amended by First Amendment to Lease Agreement dated March 1, 2005, Second Amendment to Lease Agreement dated July 19, 2011 and by Agreement dated May 19, 2003

2.	Frisco, TX	GECC	Hall G2, LLC	Master Leasing Agreement dated July 15, 2002; Lease dated as of July 8, 2002, as amended by Amendment to Lease and to Master Leasing Agreement dated October 9, 2009, Second Amendment to Lease dated November 5, 2009, Third Amendment to Lease dated April 7, 2010, Fourth Amendment to Lease dated July 26, 2010, Fifth Amendment to Lease dated November 18, 2010, Sixth Amendment to Lease dated February 28, 2012 and by Seventh Amendment to Lease dated May 3, 2014

3.	Bentonville, AR	GECC	Lakeside Center II-A, LLC	Lease dated March 19, 2004 as amended by First Amendment to Lakeside Center II Lease Agreement dated April 27, 2011

4.	San Francisco, CA	GECC	221 Main Property Owner, LLC	Commercial Office Lease dated June 22, 2005, as amended by Amendment No. 1 to the Lease dated October 12, 2007 and by Second Amendment to Commercial Office Lease dated March 25, 2013

5.	Kettering, OH	GECC	F1 Kettering LLC	Lease Agreement dated Dec. 31, 2004, as amended by Amendment No.1 to Lease Agreement dated Jan. 2005, Amendment No. 2 to Lease Agreement dated April 1, 2005, Amendment No. 3 to Lease Agreement dated Oct. 1, 2005, Amendment No. 4 to Lease Agreement dated Oct. 20, 2008, Amendment No. 5 to Lease Agreement dated Dec. 9, 2011 and Kettering Roof Agreement dated June 13, 2011

6.	Canton, OH	GECC	GE Munson Ltd.	Lease dated December 3, 1999 as amended by First Amendment to Lease dated August 30, 2010

7.	Phoenix, AZ	GECC	Arden Realty Limited Partnership	Lease dated November 14, 2011 as amended by First Amendment to Lease dated March 15, 2012 and by Second Amendment to Lease dated March 28, 2014

8.	Rapid City, SD	GECC	IRET Properties	Lease Agreement dated January 1, 2011

36

9.	Charlotte, NC	GECC	Belk, Inc.	Lease Agreement dated November 21, 2005 as amended by First Amendment to Lease dated June 5, 2006 and by Second Amendment to Lease dated February 26, 2011

10.	St Paul, MN	GECC	First National Building Holdings, Inc.	Lease dated May 12, 2004 as amended by First Amendment to Lease dated Aug. 29, 2005, Second Amendment to Lease dated April 18, 2008, Third Amendment to Lease dated Jan. 19, 2010, Fourth Amendment to Lease dated Apr. 15, 2010, and by Fifth Amendment to Lease dated June 24, 2010

11.	Atlanta, GA	GECC	ProLogis TLF (International Airport Industrial Center), LLC solely with respect to ProLogis TLF (International Airport Industrial Center), LLC Series E	Lease dated March 8, 1996 as amended by First Amendment to Lease dated March 31, 2004 and by Second Amendment to Lease dated January 29, 2010

12.	Costa Mesa, CA	GECC	Legacy Partners I Costa Mesa LLC	Standard Office Lease dated October 12, 2004 as amended by First Amendment to Lease dated May 19, 2008, Second Amendment to Lease dated January 30, 2009, Third Amendment to Lease dated February 28, 2009, and by Fourth Amendment to Lease dated November 14, 2011

13.	Longwood, FL	GECC	Longwood Capital, LLLP

Indenture of Lease dated May 31, 1982, Agreement Regarding Lease dated April 1, 1983, Agreement Regarding Lease dated Dec. 15, 1986,

First Amendment to Office Lease dated Mar. 31, 1995, Assignment and Assumption of Lease dated Dec. 6, 1999, Second Amendment to Lease dated June 27, 2005, Third Amendment to Lease dated March 31, 2008, and by Fourth Amendment to Lease dated July 1, 2010

14.	Walnut Creek, CA	GECC	Legacy III Walnut Creek I, LLC	Office Lease dated Aug. 18, 2010 as amended by Commencement Date Agreement dated Oct. 1, 2010

15.	San Jose, CA	GECC	CA-1740 Technology Drive Limited Partnership	Lease dated May 23, 2013

16.	Little Rock, AK	GECC	DSS HQ Properties	Lease dated Dec. 16, 2005 as amended by First Amendment to Lease dated Dec. 31, 2011

37

Schedule 2.4(b)(iv)

Continuing Agreements

1.	None.

Schedule 5.1

Annual Corporate Reporting Data

LCD - Supplemental data collection

Q-Close (LCD)	Capital B/S Review (Wave 1)	Capital B/S Review (Wave 2)
Dec-31	Jan-10	Jan-20

Area	Freq	Submission Mode	Submitter	Hyperion /Excel Template Name	Description	4Q13 Actual Due Date[4]	LCD +	Capital B/S Review (Wave 1)	Capital B/S Review (Wave 2)
Financing Receivables:	Annual	GE Folders	All	Time Sales & Loans Contractual Maturities - Comments	Financing Receivables Contractual Maturities	Jan-10-2014	10	0	–10
Financing Receivables:	Annual	GE Folders	All	Finance Leases Contractual Maturities - Comments	Financing Receivables Contractual Maturities	Jan-10-2014	10	0	–10
Financing Receivables:	Annual	Hyperion	All	FINREC07 - Total Financing Lease Details	Total Financing Leases Details - YTD	Jan-11-2014	11	1	–9
Financing Receivables:	Annual	GE Folders	All	FINREC07 - Total Financing Leases Details - Comments	Total Financing Leases Details - YTD	Jan-11-2014	11	1	–9
PP&E and ELTO:	Annual	Hyperion	All	ELTO-03 - ELTO Estimated Useful Lives	ELTO Estimated Useful Life - Hyp	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	Hyperion	All	ELTO-06 - Assets Leased to GE	Assets Leased to GE - Hyperion	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	Hyperion	All	ELTO-05 - PP&E Impairments(P&L)	PP&E & Impairments - Hyperion	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	Hyperion	All	PP&E-01 - Building and Equipment	Building and Equipment - Hyperion	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	Hyperion	All	ELTO-04 - ELTO – Future Rental Income	Future Rental Income - Hyperion	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	GE Folders	All	PP&E & ELTO Supplemental Data	PP&E & ELTO Supplemental Commentary - Asset Breakup	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	GE Folders	All	PP&E & ELTO Supplemental Data	PP&E & ELTO Supplemental Commentary - Useful Life	Jan-07-2014	7	–3	–13
PP&E and ELTO:	Annual	GE Folders	All	PP&E & ELTO Supplemental Data	ELTO Supplemental Commentary - Future Rental Income	Jan-07-2014	7	–3	–13
Other Assets:	Annual	Hyperion	All	OTA08 - Breakup of Real Estate Investments	Real Estate Investments Break Up	Jan-05-2014	5	–5	–15
Other Assets:	Annual	Hyperion	All	OTA09 - Assets Held for Resale and Valuation Allowance	Assets held for sale (MARS 117) and Valuation allowance	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Annual	GE Folders	All	Goodwill & Intangible - Other details	Goodwill & Intangible - Other details	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Annual	Hyperion	All	GWINTG03 - Future Amortization Consolidation	Future Amortization Consolidation	Jan-05-2014	5	–5	–15
Insurance:	Annual	GE Folders	All	Insurance Receivable_comments	Insurance Receivable	Jan-08-2014	8	–2	–12

[4]	For illustrative purposes only.

Government Reporting:	Annual	GE Folders	All	SHCA	Report of US Ownership of Foreign Securities	Jan-27-2014	27	17	7
Government Reporting:	Annual	GE Folders	All	HSR	Hart-Scott-Rodino Filing	Feb-20-2014	51	41	31
Government Reporting:	Annual	Govt Reporting site	All	BE-11	Survey of US Direct Investment Abroad	Mar-22-2014	81	71	61
Other Liabilities/Accounts Payable	Annual	Hyperion	All	OTL03 - DR67 Other long Term Liabilities	DR67 - Other Long Term Liabilities	Jan-11-2014	11	1	–9
Other Liabilities/Accounts Payable	Annual	Hyperion	All	OTL02 - DR67 Purchase Obligations - Off Balance Sheet	DR67OBS - Purchase Obligations Off-Balance Sheet	Jan-11-2014	11	1	–9
Other Liabilities/Accounts Payable	Annual	Hyperion	All	OTL01 - Other Liabilities Variance Analysis	Other Liabilities - Non Current Comp & benefits	Jan-11-2014	11	1	–9
Other Liabilities/Accounts Payable	Annual	GE Folders	All	Insurance liabilities Ageing template (DR 67)	Insurance liabilities - Ageing	Jan-11-2014	11	1	–9
Non-Cancellable Leases	Annual	Hyperion	All	MISC01 - Non-Cancelable Lease Commitments	Noncancellable Lease Commitments	Jan-08-2014	8	–2	–12
Geographic Summary:	Annual	GE Folders	All	Geographic Summary - Total Assets	Geographic Summary - Total Assets	Jan-09-2014	9	–1	–11
Geographic Summary:	Annual	GE Folders	All	Geographic Summary - Long Lived Assets	Geographic Summary - Long Lived Assets	Jan-09-2014	9	–1	–11
NCI:	Annual	Hyperion	All	NCI01 - Investment Breakup	NCI Split	Jan-06-2014	6	–4	–14
NCI:	Annual	GE Folders	All	NCI01 - Investment Breakup - Comments	NCI Split	Jan-06-2014	6	–4	–14
Other Schedules:	Annual	GE Folders	All	Detail of Other Items (DR42A)	Detail of Other Items (DR42A)	Jan-09-2014	9	–1	–11
Other Schedules:	Annual	GE Folders	All	Environmental (DR25)	Environmental (DR25)	Jan-08-2014	8	–2	–12

41

FINANCIAL REPORTING ADJUSTMENTS

The Parties agree that the preparation and provision of Corporate Reporting Data included on Schedule 5.1 and Schedule 5.2 shall include applicable adjustments that comply with the following provisions (the “Agreed Adjustments”):

1.	The Agreed Adjustments shall be prepared and provided in such form as is reasonably agreed to by the Company and GE.

2.	The parties shall in good faith consult with each other with respect to any modifications necessary to the Agreed Adjustments and reasonably agree to any such modifications (including the implementation of such modifications) in writing as soon as practicable to allow reasonable time for the Company to reflect such modifications in the Agreed Adjustments.

3.	The Agreed Adjustments shall include any and all adjustments to Corporate Reporting Data that are necessary for GE to report its consolidated financial condition and results of operations, which shall include any adjustments that the Company and GE agree, acting reasonably, are necessary to reflect any changes to GAAP that (i) may be made by authoritative accounting bodies following the date of this Agreement and (ii) relates to how the GE Group accounts for its investment in the Company under the Applicable Accounting Method.

4.	The Agreed Adjustments shall include any adjustments to Corporate Reporting Data required for GE to report its consolidated financial condition and results of operations in accordance with GAAP.

5.	In the event the Company undergoes a change of control, the Company shall be required, following any such change of control, to provide any additional information to GE as may be reasonably required in order to allow GE to report the consolidated accounts of the Company in the accounts of the GE Group under the Applicable Accounting Method. Such information shall be provided to GE for as long as any members of the GE Group is required during any fiscal year, in accordance with GAAP, to account for its investment in the Company on a consolidated basis or under the equity method of accounting.

Schedule 5.2

Quarterly Corporate Reporting Data

LCD - Supplemental data collection

Q-Close (LCD)	Capital B/S Review (Wave 1)	Capital B/S Review (Wave 2)
Dec-31	Jan-10	Jan-20

Area	Freq	Submission Mode	Submitter	Hyperion /Excel Template Name	Description	4Q13 Actual Due Date[5]	LCD +	Capital B/S Review (Wave 1)	Capital B/S Review (Wave 2)
Income Statement:	Qtrly	GE Folders	All	Revenue From Services	RFS- Commentary	Jan-05-2014	5	–5	–15
Income Statement:	Qtrly	GE Folders	All	Revenue From Services	Other items breakup & commentary	Jan-05-2014	5	–5	–15
Income Statement:	Qtrly	GE Folders	All	Revenue From Services	EMI Details	Jan-05-2014	5	–5	–15
Income Statement:	Qtrly	GE Folders	Real Estate	Revenue From Services - CRE	RFS- Commentary	Jan-05-2014	5	–5	–15
Income Statement:	Qtrly	GE Folders	Real Estate	Revenue From Services - CRE	Other items breakup & commentary	Jan-05-2014	5	–5	–15
Income Statement:	Qtrly	GE Folders	Real Estate	Revenue From Services - CRE	EMI Details	Jan-05-2014	5	–5	–15
Balance Sheet:	Qtrly	Hyperion	All	BSA01 - Balance Sheet - Variance Categorization Analysis Schedule	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	Segment_Balance_Sheet_Pack	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Executive Summary	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Balance Sheet Commentary	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Portfolio Overview	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Portfolio Walk	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Reserve Walk	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Asset Quality Ratios (FR MD&A)	Balance Sheet Package	Jan-07-2014	7	–3	–13
Balance Sheet:	Qtrly	GE Folders	All	- Investment Securities	Balance Sheet Package	Jan-07-2014	7	–3	–13
Financing Receivables:	Qtrly	Hyperion	All	FINREC01 - FR Rollforward	Loan & Finance Lease Rollforwards - QTD	Jan-05-2014	5	–5	–15
Financing Receivables:	Qtrly	GE Folders	All	Financing Receivables Commentary Template	YTD movement/variance comments	Jan-05-2014	5	–5	–15
Financing Receivables:	Qtrly	Hyperion	Consumer	FINREC02 - FR Consumer Listing	Current quarter platform level Break up	Jan-05-2014	5	–5	–15
Financing Receivables:	Qtrly	Hyperion	All	FINREC03 - SOP 03-3 Rollforward	SOP 03-3 Rollforward - QTD	Jan-06-2014	6	–4	–14
Financing Receivables:	Qtrly	Hyperion	All	FINREC04 - SOP 03-3 Supplemental Information	SOP 03-3 Supplemental Information - QTD	Jan-06-2014	6	–4	–14
Financing Receivables:	Qtrly	GE Folders	All	SOP 03-3 Additional Details & Comments	SOP 03-3 Additional QTD Details & YTD Comments	Jan-06-2014	6	–4	–14
Financing Receivables:	Qtrly	Hyperion	All	FINREC06 - Gross Time, Sales and Loans Contractual Maturities	Financing Receivables Contractual Maturities	Jan-10-2014	10	0	–10
Financing Receivables:	Qtrly	Hyperion	All	FINREC05 - Direct Fin & Leveraged Leases Contractual Maturities	Financing Receivables Contractual Maturities	Jan-10-2014	10	0	–10
Financing Receivables:	Qtrly	GE Folders	All	GE_Capital_Volume_Reconciliation_(Business_Name)	Financing Receivables Volume Reconciliation	Jan-18-2014	18	8	–2
Allowance for Losses:	Qtrly	Hyperion	All	ALLL01 - ALLL Rollforward	AFL Rollforward - QTD	Jan-05-2014	5	–5	–15

[5]	For illustrative purposes only.

Allowance for Losses:	Qtrly	GE Folders	All	ALLL Comments	YTD movement/variance comments	Jan-05-2014	5	–5	–15
Allowance for Losses:	Qtrly	GE Folders	Consumer	ALLL Comments	Listing backup for items >$5MM - QTD	Jan-05-2014	5	–5	–15
Allowance for Losses:	Qtrly	Hyperion	Consumer	ALLL02 - ALLL Consumer Listing	Current quarter platform level Break up	Jan-05-2014	5	–5	–15
Allowance for Losses:	Qtrly	GE Folders	All	Adj to Gen_Reserve for Env factors	Adjustment to general reserve for environmental factors - QTD	Jan-07-2014	7	–3	–13
Non-Earnings/Impaired:	Qtrly	Hyperion	All	NEI05 - NEI - Non Earner	Non Earnings Rollforward - QTD	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion	All	NEI04 - NEI - Non Accrual	Non Accrual Rollforward - QTD	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion	All	NEI02 - NEI - Impaired Loans	Impaired Loans Rollforward - QTD	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion	All	NEI07 - NEI - Portfolio Walk	Non Earners-Non Accruals-Impaired Loan walk	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion	All	NEI06 - NEI - Other Details	Impaired Loans-Other Details and Income Recognised - QTD	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion (FP&A)	All	Quarter closer delinquency reporting	Delinquency and Aging	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion (FP&A)	Consumer	Consumer - Quarter closer delinquency reporting Non-earning	Consumer NE & NA	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	GE Folders	All	NEI - Excel Pack	Listings greater than $20MM and variance comments - QTD	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion	All	NEI03 - NEI - Impaired Measurement Method	Impairment Measurement Method	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	GE Folders	All	NEI - Excel Pack	Additional Non-Accrual & Non-Earner Details	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion (FP&A)	All	Delinquency - Quarterly Aging Analysis - Commercial / Delinquency - Quarter Close Reporting - Consumer	90 DPD and accruing receivables	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	GE Folders	All	NEI - Excel Pack	Unpaid Principal balance walk	Jan-05-2014	5	–5	–15
Non-Earnings/Impaired:	Qtrly	Hyperion	Consumer	NEI01 - NEI - Impaired Consumer Listings	Impaired Loans Closing Balance Details (Platform break-up) - Consumer	Jan-05-2014	5	–5	–15
TDR and Modifications	Qtrly	Hyperion	All	TDR01 - NEI - TDR	TDR Rollforward -QTD	Jan-05-2014	5	–5	–15
TDR and Modifications	Qtrly	GE Folders	All	Modification Activity Template	Mods - Lease and Loan Modification excel details	Jan-10-2014	10	0	–10
TDR and Modifications	Qtrly	Hyperion	All	TDR03 - NEI - Modification additional details	Mods - Loan Modification Activity	Jan-10-2014	10	0	–10
TDR and Modifications	Qtrly	Hyperion	All	TDR02 - NEI - TDR Allowances Rollforward	Mods - TDR AFL Rollforward - QTD	Jan-10-2014	10	0	–10
TDR and Modifications	Qtrly	Hyperion	All	TDR04 - NEI - Non TDR RF	Mods - Non TDR Modifications Rollforward - QTD	Jan-10-2014	10	0	–10

TDR and Modifications	Qtrly	Hyperion	All	TDR05 -NEI -TDR Leases	Mods - TDR Leases Rollforward - QTD	Jan-10-2014	10	0	–10
PP&E and ELTO:	Qtrly	Hyperion	All	ELTO-02 - ELTO YTD RollForward	ELTO YTD Rollforward - Hyperion	Jan-05-2014	5	–5	–15
PP&E and ELTO:	Qtrly	GE Folders	All	ELTO Rollforward Information - Commentary	ELTO RF Commentary - excel tab	Jan-05-2014	5	–5	–15
PP&E and ELTO:	Qtrly	GE Folders	All	ELTO Rollforward Information - Commentary	ELTO RF Backup - excel tab	Jan-05-2014	5	–5	–15
PP&E and ELTO:	Qtrly	GE Folders	All	ELTO Rollforward Information - Commentary	Aircraft Details - excel tab	Jan-05-2014	5	–5	–15
PP&E and ELTO:	Qtrly	Hyperion	All	ELTO-01 - Breakup ELTO First Cost	Breakup ELTO First Cost & Accumulated Amortization	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA04 - Investments in Associated Companies Rollforward	Assoc Companies Rollforward	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	GE Folders	All	Assoc Companies Listing and Comments	Assoc Companies Listing and Comments	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA01 - Assets Held for Resale Rollforward	Assets Held for Resale Rollforward	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA03 - Foreclosed Real Estate properties rollforward	Foreclosed RE properties roll-forward	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA05 - Other Investment Rollforward	Other Investments Rollforward	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA06 - Real Estate Rollforward	Real Estate Investments Rollforward	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	GE Folders	All	Mortgage HFS RE (Loans)	Mortgage Held for Sale (Real Estate Loans)	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	GE Folders	All	Other Assets -Roll Forwards - Comments	Other Assets -Roll Forwards	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA02 - Cost Method Equity Investments - Unrealized Losses Details	Cost Method Investment unrealized losses details	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	GE Folders	All	SFAS 115 -157 Package	Cost Method investments listing	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	GE Folders	All	Other Assets - Others - CR802A - Comments	Other Assets -Variance vs. PY End	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	Hyperion	All	OTA07 - Other Assets Variance Categorization	Other Assets -Variance vs. PY End	Jan-05-2014	5	–5	–15
Other Assets:	Qtrly	GE Folders	All	JV financial statements	Assoc Companies Financial Statements	Jan-11-2014	11	1	–9
Intangibles / Goodwill:	Qtrly	GE Folders	All	AAA Template	Acquisition Accounting Adjustment Details	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Qtrly	Hyperion	All	GWINTG02 - Goodwill Rollforward	Goodwill Rollforward	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Qtrly	GE Folders	All	Goodwill - CR140A - Comments	Goodwill Rollforward - YTD Movement Comments	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Qtrly	GE Folders	All	FAS141R Template	Goodwill & Intangible - FAS 141R	Jan-05-2014	5	–5	–15

Intangibles / Goodwill:	Qtrly	Hyperion	All	GWINTG01 - Break up of FX in other Intangibles	Intangibles FX details	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Qtrly	GE Folders	All	All Other Intangibles - CR140A - Comments	Other Intangibles - comments	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Qtrly	GE Folders	All	DR 171 - Other details	Goodwill & Intangibles - Other details	Jan-05-2014	5	–5	–15
Intangibles / Goodwill:	Qtrly	GE Folders	All	Amortization Expenses - CR140C - Comments	Amortization Expense	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 -157 Package	SFAS 115/157 Master	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	Hyperion	All	INVSEC03 - Unrealized Losses Aging	Unrealized loss aging	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 -157 Package	ULA Security Listing	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 Offline Excel Schedules	Impairment Listing	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 Offline Excel Schedules	RGRL Listing	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	Hyperion	All	INVSEC06 - Debt Rating	Debt Rating	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	Hyperion	All	INVSEC05 - Investment Securities Contractual Maturities	Investment Securities contractual maturity	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	Hyperion	All	INVSEC01 - Available For Sale Roll Forward	Avail for Sale - Rollforward	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	Hyperion	All	INVSEC04 - OTTI & Credit Loss Roll Forward	FSP 115-2 (OTTI and Credit Loss details)	Jan-05-2014	5	–5	–15
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 Offline Excel Schedules	Avail-for-Sale - rollforward - commentary	Jan-06-2014	6	–4	–14
Investment Securities:	Qtrly	Hyperion	All	INVSEC02 - Trading Securities Roll Forward	Trading Securities rollfowrard	Jan-06-2014	6	–4	–14
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 Offline Excel Schedules	Trading Securities rollfowrard commentary	Jan-06-2014	6	–4	–14
Investment Securities:	Qtrly	Hyperion	All	INVSEC09 - SubPrime_AltA_CMBS	Subprime, Alt-A & CMBS	Jan-06-2014	6	–4	–14
Investment Securities:	Qtrly	Hyperion	All	INVSEC07 - Monoline_RMBS By Agency	Monoline & RMBS Exposure	Jan-06-2014	6	–4	–14
Investment Securities:	Qtrly	Hyperion	All	INVSEC08 - Monoline & RMBS Maturity	Monoline & RMBS Maturity	Jan-06-2014	6	–4	–14
Investment Securities:	Qtrly	GE Folders	All	SFAS 115 -157 Package	UL - OTTI Securities	Jan-06-2014	6	–4	–14
SFAS 157 Disclosure:	Qtrly	Hyperion	All	FV01 - Fair Value Hierarchy	FAS 157 Hierarchy (Recurring)	Jan-05-2014	5	–5	–15
SFAS 157 Disclosure:	Qtrly	Hyperion	All	FV04 - Industry breakdown L3 Corp Debt	FAS 157US Corp Debt Industry break-up	Jan-05-2014	5	–5	–15
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 115 -157 Package	FAS 157 ASU Recurring	Jan-07-2014	7	–3	–13
SFAS 157 Disclosure:	Qtrly	Hyperion	All	FV03 - FV Non Recurring	FAS 157 - Non recurring	Jan-07-2014	7	–3	–13
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 Back-up - Non-recurring disclosure Summary	SFAS 157 Back-up	Jan-07-2014	7	–3	–13
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 ASU - Non Recurring	SFAS 157 ASU Non Recurring	Jan-07-2014	7	–3	–13

SFAS 157 Disclosure:	Qtrly	Hyperion	All	FV02 - Level 3 QTD RF	FAS 157 Level 3 Rollforward	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 Back-up - L3 Roll-forward QTD	SFAS 157 Back-up	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 Back-up - L3 Roll-forward YTD	SFAS 157 Back-up	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 - L2 Transfers - L1 YTD & QTD Data	SFAS 157 Back-up	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 - L2 Transfers- L2 YTD & QTD Data	SFAS 157 Back-up	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 - L2 Transfers - L1-L2 QTD & YTD Commentary	SFAS 157 L1 - L2 Transfers	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 and L2 commentary - L1 QTD Variance Commentary	SFAS 157 L1 and L2 commentary	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 and L2 commentary - L1 YTD Variance Commentary	SFAS 157 L1 and L2 commentary	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 and L2 commentary - L2 QTD Variance Commentary	SFAS 157 L1 and L2 commentary	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 L1 and L2 commentary - L2 YTD Variance Commentary	SFAS 157 L1 and L2 commentary	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 Alternative Investment Disclosure - DR 157 Alternative Investments	SFAS 157 L1 - L2 Alternative Investments	Jan-09-2014	9	–1	–11
SFAS 157 Disclosure:	Qtrly	GE Folders	All	SFAS 157 Alternative Investment Disclosure - CR 157 Alternative Investments	SFAS 157 L1 - L2 Alternative Investments	Jan-09-2014	9	–1	–11
Cash Flow:	Qtrly	GE Folders	All	Disposition_Disc Ops	Discontinued Ops Information	Dec-31-2013	0	–10	–20
Cash Flow:	Qtrly	GE Folders	Consumer Asia	Discontinued Ops - Japan payments	Discontinued Ops - Japan payments	Dec-31-2013	0	–10	–20
Cash Flow:	Qtrly	Hyperion	All	CASH01 - Acquisition and Disposition	Acquisition & Disposition adjustments	Jan-05-2014	5	–5	–15
Cash Flow:	Qtrly	GE Folders	All	Acquisition-Disposition_Continued Ops	Acquisition & Disposition adjustments	Jan-05-2014	5	–5	–15
Cash Flow:	Qtrly	Hyperion	All	CASH03 - Cash Flow Adjustment	Cash flow adjustments	Jan-07-2014	7	–3	–13
Cash Flow:	Qtrly	GE Folders	All	CFA Others template (Excel)	Cash flow adjustments	Jan-07-2014	7	–3	–13
Cash Flow:	Qtrly	GE Folders	All	CASH04 - Cash Flow Statement	Cash Flow Variance Analysis	Jan-07-2014	7	–3	–13
Cash Flow:	Qtrly	GE Folders	All	Proceeds from real estate properties sold	Cash flow - real estate properties	Jan-07-2014	7	–3	–13
Cash Flow:	Qtrly	GE Folders	All	Derivative cash settlements - split	Cash flow - derivatives	Jan-07-2014	7	–3	–13
Cash Flow:	Qtrly	GE Folders	All	Derivative cash flow adjustments	Cash flow - derivatives - non-cash adjustments	Jan-10-2014	10	0	–10
Transfers Template	Qtrly	Hyperion	All	BSA02 - Transfers Template	Transfers Template	Jan-09-2014	9	–1	–11
Financial Instruments:	Qtrly	Hyperion	All	FININS03 - Financial Instruments	Carrying Values and FMV Data	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	GE Folders	All	Financial Instruments - Comments	Variance Explanations	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	Hyperion	Consumer	FININS05 - FI - Assets (FAS5)	Loan Carrying Values and FMV Data - Cons	Jan-10-2014	10	0	–10

Financial Instruments:	Qtrly	Hyperion	Consumer	FININS04 - FI - Assets (FAS114)	Loan Carrying Values and FMV Data - Cons	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	GE Folders	All	Financial Instruments - Comments	TS&L - Further Break-up - Portfolio Details	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	GE Folders	Consumer	Financial Instruments - Comments	Additional TS & L Details - Cons	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	Hyperion	Consumer	FININS02 - FI Mortgage FV Rollforward	Mortgage FV Rollforward	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	GE Folders	Consumer	Financial Instruments - Comments	Mortgage FV Variance Explanations	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	Hyperion	All	FININS01 - FI Fair Value Hierarchy - ASU	FI Fair Value Hierarchy - ASU 2011-04	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	GE Folders	All	FI Fair Value Hierarchy - ASU 2011-04 - Comments	FI Fair Value Hierarchy Explanations	Jan-10-2014	10	0	–10
Financial Instruments:	Qtrly	GE Folders	Retail Finance	FAS 107 SF Fair Value walk	FAS 107 SF Fair Value walk (applicable to Retail Finance only)	Jan-11-2014	11	1	–9
Financial Instruments:	Qtrly	GE Folders	Retail Finance	RCF Fair value file	RCF Fair value file (applicable to Retail Finance only)	Jan-11-2014	11	1	–9
Financial Instruments:	Qtrly	GE Folders	CLL Americas	GECA Unfunded commitments subnote backup	Unfunded Commitments additional details/ Footnote Backup (applicable to CLL Americas only)	Jan-11-2014	11	1	–9
Financial Instruments:	Qtrly	GE Folders	All	E&Y Times Sales & Loan FV by ME	E&Y Times Sales & Loan FV by ME	Feb-13-2014	44	34	24
Other Receivables:	Qtrly	GE Folders	All	Other Receivables - CR180A Comments	Other Receivables - Variance vs. PY End	Jan-06-2014	6	–4	–14
SFAS167 Submissions:	Qtrly	VERT tool	All	SFAS 167 Certification Template	SFAS 167 Certification Template	Jan-04-2014	4	–6	–16
SFAS167 Submissions:	Qtrly	VERT tool	All	SFAS 167 VIE data	SFAS 167 VIE data	Jan-09-2014	9	–1	–11
Insurance:	Qtrly	Hyperion	All	INS01 - ILRA Reporting (DR 103)	Insurance Liabilities, Reserves and Annuity Benefits	Jan-08-2014	8	–2	–12
Insurance:	Qtrly	GE Folders	All	ILRA - CR801A Comments	Insurance Liabilities, Reserves and Annuity Benefits	Jan-08-2014	8	–2	–12
Government Reporting:	Qtrly	GE Folders	All	FR-2248a	Government reporting applicable to US Businesses only	Jan-11-2014	11	1	–9
Government Reporting:	Qtrly	Govt Reporting site	All	BE-577	Government Report BE577	Jan-10-2014	10	0	–10
Government Reporting:	Qtrly	GE Folders	All	BE-125	Survey of Selected Service and Intangible Asset Transactions with Foreigners	Jan-15-2014	15	5	–5
Government Reporting:	Qtrly	GE Folders	All	BE-185	Survey of Financial Service Transactions with Foreigners	Jan-15-2014	15	5	–5

Government Reporting:	Qtrly	GE Folders	All	SLT	Aggregate Holdings Of Long-Term Securities By U.S. And Foreign Residents	Jan-09-2014	9	–1	–11
Government Reporting:	Qtrly	GE Folders	All	Passenger Car Rental & Leasing	US Deptt of Commerce QSS	Jan-17-2014	17	7	–3
Government Reporting:	Qtrly	GE Folders	All	Comm & Industrial Machinery and Equipment Leasing	US Deptt of Commerce QSS	Jan-17-2014	17	7	–3
Government Reporting:	Qtrly	GE Folders	All	Third party lobbying expense template	Third Party Lobbying Expenses	Jan-04-2014	4	–6	–16
Inter-Company:	Qtrly	MARS SDC (Direct to FFLD)	All	DR33	GE Industrial Intercompany Balances	Jan-04-2014	4	–6	–16
Inter-Company:	Qtrly	MARS SDC (Direct to FFLD)	All	CR200BS & PL - Comments	GE Industrial Intercompany - Variance Comments	Jan-07-2014	7	–3	–13
Earning Supplemental (CRE Only):	Qtrly	Hyperion	Real Estate	CASPSUP -03 - CRE Overview	Notes to Earning Supplemental	Jan-09-2014	9	–1	–11
Earning Supplemental (CRE Only):	Qtrly	Hyperion	Real Estate	CASPSUP -04- CRE Listing	Notes to Earning Supplemental	Jan-09-2014	9	–1	–11
Earning Supplemental (CRE Only):	Qtrly	GE Folders	Real Estate	CRE Construction Loans	Notes to Earning Supplemental	Jan-09-2014	9	–1	–11
Earning Supplemental (CRE Only):	Qtrly	GE Folders	Real Estate	CRE Emerging Markets Bridge	Notes to Earning Supplemental	Jan-09-2014	9	–1	–11
Earning Supplemental (GECAS Only):	Qtrly	Hyperion	GECAS	CASPSUP -02- GECAS Listing	Notes to Earning Supplemental	Jan-08-2014	8	–2	–12
Other Liabilities/Accounts Payable:	Qtrly	GE Folders	All	Other Liabilities - Commentary	Other Liabilities - Commentary	Jan-11-2014	11	1	–9
Other Liabilities/Accounts Payable	Qtrly	GE Folders	All	Accounts Payable - Commentary	Accounts Payable - Commentary	Jan-05-2014	5	–5	–15
European Exposure:	Qtrly	GE Folders	Real Estate	European Exposure Data Collection - Real estate (RE Only)	European Exposure Data Collection template	Jan-10-2014	10	0	–10
European Exposure:	Qtrly	GE Folders	Treasury	European Exposure Data Collection - Treasury (Treasury Only)	European Exposure Data Collection template	Jan-10-2014	10	0	–10
European Exposure	Qtrly	GE Folders	All	Unfunded Commitments European Exposure Collection	European Exposure Data Collection template	Jan-10-2014	10	0	–10
Other Schedules:	Qtrly	GE Folders	All	Litigation_Reserve_Reporting	Litigation Reserve	Jan-02-2014	2	–8	–18
Other Schedules:	Qtrly	GE Folders	All	Fees Paid to Public Accountants (DR56)	Fees Paid to Public Accountants (DR56)	Jan-09-2014	9	–1	–11
Other Schedules:	Qtrly	GE Folders	All	OCI Template	OCI Reporting - Comments	Jan-11-2014	11	1	–9
Other Schedules:	Qtrly	GE Folders	All	Repurchase Agreements	Repurchase Agreements	Jan-10-2014	10	0	–10
Other Schedules:	Qtrly	Workflow	All	Representation Letter	Representation Letter	Jan-13-2014	13	3	–7
Other Schedules:	Qtrly	GE Folders	All	FIN 45 Business Submission (Excel/Tool)	FIN 45 - Guarantees & Commitments	Jan-12-2014	12	2	–8
Other Schedules:	Qtrly	Workflow	All	Redemption Features	Redemption Features Request	Jan-01-2014	1	–9	–19

Other Schedules:	Qtrly	GE Folders	All	Cash and equivalents - Commentary (Submission Mode)	Cash and Equivalents	Jan-12-2014	12	2	–8
Other Schedules:	Qtrly	Hyperion	All	CASHEQ01 - Cash & Equivalents	Cash and Equivalents	Jan-12-2014	12	2	–8
Other Schedules:	Qtrly	Hyperion	All	NRA02 - Net Restricted Assets	Net Restricted Assets	Jan-14-2014	14	4	–6
Other Schedules:	Qtrly	Hyperion	All	NRA01 - NRA Statutory Capital RF	Net Restricted Assets	Jan-14-2014	14	4	–6
Other Schedules:	Qtrly	GE Folders	All	NRA Backup file - LE Roll Forward	Net Restricted Assets	Jan-14-2014	14	4	–6
Other Schedules:	Qtrly	GE Folders	All	Net Restricted Assets - CR170A-B Comments	Net Restricted Assets	Jan-14-2014	14	4	–6

Schedule 5.3

FP&A Reports

Topic	#	Schedule	Description/Purpose	Required under the following Applicable Accounting Method
Quarter Close	1	Business Review	YoY trends in all major key performance metrics & quarterly walks. Business overview, performance summary for the current quarter & high-lights of key financial drivers.	Consolidated Basis Accounting Equity Accounting Cost Accounting
	2	Main Data Gathering (MDG)	Reported Gains, Marks, Impairments, other metrics not identified in G/L submission (per Controllership requirements)	Consolidated Basis Accounting
	3	Gains, Marks & Impair.	Supporting schedule per MDG	Consolidated Basis Accounting
	4	Asset Quality Metrics	Asset quality metrics around delinquency/nonaccrual/other	Consolidated Basis Accounting
	5	Asset Quality Schedules	Asset quality detailed schedules	Consolidated Basis Accounting
	6	Volume	Reported volume metrics by period/type	Consolidated Basis Accounting
	7	U.S. Volume	U.S. only volume metrics; disclosed in 10-Q/K	Consolidated Basis Accounting
	8	Commercial Metrics	Customer/consumer based metrics	Consolidated Basis Accounting
	9	Cost	Functional cost details	Consolidated Basis Accounting
	10	Tax Forms	Tax ETR detailed schedule	Consolidated Basis Accounting

Topic	#	Schedule	Description/Purpose	Required under the following Applicable Accounting Method

	11	Acquisition/Disposition metrics	Business results driven by Acquisitions/Dispositions	Consolidated Basis Accounting
	12	Charitable Contributions	Charitable spend details	Consolidated Basis Accounting
	13	Portfolio Data Gathering	Sub level business performance metrics	Consolidated Basis Accounting
	14	Product Data Gathering	Product type performance metrics	Consolidated Basis Accounting
	15	Next quarter estimate	Next quarter ENI/NI estimates	Consolidated Basis Accounting Equity Accounting Cost Accounting

Planning Session	16	Blueprint Overview	Presentation highlighting key financial projections, drivers, and initiatives	Consolidated Basis Accounting Equity Accounting
	17	Blueprint planning 4x/year	Income statement & Balance sheet line item estimates	Consolidated Basis Accounting Equity Accounting Cost Accounting
	18	Stress tests 2x/year	Multiple stress test scenarios based on internal/external macroeconomic factors (income statement, balance sheet, portfolio, product level)	Consolidated Accounting

Performance Monitoring	19	Weekly financials pacing	Weekly review of current quarter expected performance, R&Os	Consolidated Basis Accounting Equity Accounting
	20	Quarterly Mid-Op Review	Quarterly review of ongoing performance and market dynamics vs. plan	Consolidated Basis Accounting
	21	Quarterly Board Updates (and/or SLT management reviews)	Quarterly review of ongoing performance and market dynamics vs. plan	Consolidated Basis Accounting Equity Accounting Cost Accounting

Schedule 5.10(a)

Regulatory Requirements and Information

1.	FR Y-6: Annual Report of Legal Entity Organizational Structure

2.	FR Y-10: Report of Changes in Organizational Structure

3.	FR Y-12: Equity Investments in Nonfinancial Companies

4.	FR Y-9C: Consolidated Financial Statements for SLHC

5.	FR Y-9LP: Unconsolidated Financial Statements for Holding Companies

6.	FR Y-11/FR2314: Unconsolidated Financial Statements for Controlled US/Foreign subsidiaries

7.	FR Y-8: Quarterly 23A transactions

8.	SNC: Shared National Credit review of regulatory classification on large syndicated loans

9.	Recovery Plan: Detailed recovery actions in a period of severe stress

10.	TIC B: Cross border/flows of capital reports

11.	FFIEC 009/009a: Country exposure Information Report

12.	Capital Plan: Capital adequacy framework

13.	FR Y-14 (A/Q/M): Comprehensive Capital Analysis & Review

14.	FR Y-16: Annual Company-Run Stress Test

15.	Resolution Plan: Living will + credit exposure reports

16.	Basel LCR: Liquidity Coverage Ratio

17.	Fed FI (4G): Liquidity Reporting

18.	FR Y-15: Banking Organization Systemic Risk Report

Risk Reporting & Information Requirements

1.	Risk Appetite (Limit setting & quarterly tracking)

2.	CCARS

3.	Delinquency & Non Accruals monthly results

4.	GECC ERMC & Regulatory dashboards

5.	Consumer IRIS

6.	Portfolio Quality Review & 6.0 Triggers/Breaches/Action Plans

7.	Economic Capital: Capital Planning, Annual Leveraging, PD & LGD models

8.	Allowance for Loan Losses: adequacy reviews, model validation, loss forecasting

9.	FASB Credit Quality disclosure

10.	Stress Testing: credit costs, PPNR

11.	Consumer Scale scorecard calibration

Schedule 6.2(d)

Transaction Documents – Company Indemnification

1.	Tax Sharing and Separation Agreement, substantially in the form attached to the Agreement as Exhibit C, to be entered into by and among GE, GECC and the Company

2.	Transitional Services Agreement, substantially in the form attached to the Agreement as Exhibit A, to be entered into by and between GECC and the Company

3.	Transitional Trademark License Agreement, substantially in the form attached to the Agreement as Exhibit E, to be entered into by and between GE Capital Registry, Inc. and the Company

4.	Intellectual Property Cross License Agreement, substantially in the form attached to the Agreement as Exhibit F, to be entered into by and between GECC and the Company

5.	Registration Rights Agreement, substantially in the form attached to the Agreement as Exhibit B, to be entered into by and between GECC and the Company

6.	GECC Term Loan Agreement, substantially in the form attached to the Agreement as Exhibit J, to be entered into by and between GECC and the Company

7.	MNT Subservicing Agreement, substantially in the form attached to the Agreement as Exhibit K, to be entered into by and between GECC and the Company

Schedule 6.3(c)

Transaction Documents – GECC Indemnification

1.	Tax Sharing and Separation Agreement, substantially in the form attached to the Agreement as Exhibit C, to be entered into by and among GE, GECC and the Company

2.	Transitional Services Agreement, substantially in the form attached to the Agreement as Exhibit A, to be entered into by and between GECC and the Company

3.	Transitional Trademark License Agreement, substantially in the form attached to the Agreement as Exhibit E, to be entered into by and between GE Capital Registry, Inc. and the Company

4.	Intellectual Property Cross License Agreement, substantially in the form attached to the Agreement as Exhibit F, to be entered into by and between GECC and the Company

5.	Registration Rights Agreement, substantially in the form attached to the Agreement as Exhibit B, to be entered into by and between GECC and the Company

6.	GECC Term Loan Agreement, substantially in the form attached to the Agreement as Exhibit J, to be entered into by and between GECC and the Company

7.	MNT Subservicing Agreement, substantially in the form attached to the Agreement as Exhibit K, to be entered into by and between GECC and the Company

Schedule 7.3

Company Insurance Arrangements

1.	The standalone Company D&O policy to be purchased prior to the Initial Public Offering.

Schedule 7.5(b)

GECC Contracts

1.	All contracts and agreements entered into prior to the date of the Initial Public Offering included in the GE restrictive covenant database as may be updated, provided that Company management was notified of the restrictive covenants through ordinary course restrictive covenant communication protocols inside of GE prior to the date of the Initial Public Offering.

2.	All contracts and agreements entered into after the Initial Public Offering in accordance with Section 7.5(b) of the Master Agreement.

Schedule 7.5(c)

Affiliate Contracts

1.	All Company Contracts entered into prior to the date of the Initial Public Offering included in the GE restrictive covenant database as may be updated, provided that GE management was notified of the restrictive covenants through ordinary course restrictive covenant communication protocols inside of GE prior to the date of the Initial Public Offering.

2.	All Company Contracts entered into after the Initial Public Offering in accordance with Section 7.5(c) of the Master Agreement.

Schedule 7.7

Litigation and Settlement Cooperation

Joint Claims	Party Primarily Responsible for Defending Claim
Joao Bock Transactions Systems, LLC v. General Electric Capital Corporation	The Company
Secure Axcess, LLC v. GE Capital Retail Bank et al.	The Company and GE Group

Schedule 7.13

GE Policies

GECC HQ Policies

Ref. No	Policy No	Policy Name	Policy Owner	Corresponding GECRB Policy

Finance

1	FI-1	Allowance for Loan and Lease Losses (“ALLL”) Policy	Ryan Zanin & Robert Green	GECRB: Allowance for Loan and Lease Losses (“ALLL”) Policy Company: Allowance for Loan and Lease Losses (“ALLL”) Policy

2		GECC Commercial Loan and Lease ALLL Policy	CLL BU Controllers	N/A

3	GECCF-ALLL-1	GECC Consumer Global ALLL Policy	Samira Barakat	GECRB: Allowance for Loan and Lease Losses (“ALLL”) Policy Company: Allowance for Loan and Lease Losses (“ALLL”) Policy

4	TX-001	GECC Subpart F/APB 23 Documentation & Approval Policy	Christine Brandt (GE Tax Ops Leader)	N/A

5	FI-2	GECC Pricing Policy	Ryan Zanin (CRO) & Robert Green (CFO)	Company: Deal Pricing Policy

6		Manual Journal Entry	Walter Ielusic (GECC Vice President & Controller)	Company: General Accounting Policy

HR

7	HR-004	Compensation Policy	Jack Ryan (GECC HR Leader)	GECRB: Compensation Policy Company: Compensation Policy

8	HR-6	GECC U.S. Overtime Policy	Jack Ryan (GECC HR Leader)	N/A

9	HR-2	Job Description Policy	Jack Ryan (GECC HR Leader)	Company: Job Description Policy

10	HR-3	Performance Management Policy	Jack Ryan (GECC HR Leader)	Company: Performance Management Policy

IT

11	IT-002	Information Security Policy	Martha Poulter (GECC CIO)	GECRB: Information Security Policy Company: Information Security Policy

Ref. No	Policy No	Policy Name	Policy Owner	Corresponding GECRB Policy

12	IT-001	IT Change Control Policy	Martha Poulter (GECC CIO)	Company: IT Change Management Policy

13	DR-001	Disaster Recovery Management Policy	Patrick McGuinness (GECC Chief Technology Risk Officer)	N/A

Legal

14	RIM-001	Records and Information Management Policy	Alex Dimitrief (GECC General Counsel)	Company: Records and Information Management Policy

15	IT-5	Acceptable Use of Company Information Sources Policy	Martha Poulter & Orrie Dinstein (GECC CIO & Chief Privacy Leader)	Company: Acceptable Use of Company Information Resources Policy

16	C-004	Legal Entity Creation Policy	Alex Dimitrief (GECC General Counsel)	Company: Legal Entity Creation, Governance and Dissolution Policy

17	L-001	Legal Entity Governance Policy	Alex Dimitrief (GECC General Counsel)	Company: Legal Entity Creation, Governance and Dissolution Policy

Compliance

18	C-003	Global Compliance Policy	Michael Herde (GECC CCO)	GECRB: Compliance Policy Company: Compliance Policy

19	C-006	Financial Crimes Compliance Policy (formerly known as Global Anti-Money Laundering (“AML”) Policy)	Steve Munro (GECC Financial Crimes Leader)	GECRB: Anti-Money Laundering, Counter-Terrorism Financing and OFAC Compliance Policy Company: Anti-Money Laundering, Counter-Terrorism Financing and OFAC Compliance Policy

20	C-001	GECC Global Policy Governance	Michael Herde (GECC CCO)	GECRB: Policy and Procedure Framework Company: Policy and Procedure Framework

21	C-002	Customer Complaint Handling Policy	Michael Herde (GECC CCO)	GECRB: Customer Complaint Handling Policy Company: Customer Complaint Handling Policy

22	C-005	GECC Insurance & Protection Compliance Policy	VP Marketing Operations - Insurance & Analytics	GECRB: Debt Cancellation Policy

Operations

23	OP-001	GECC Business Continuity Policy	Bob Mitchell (GECC Chief Ops Officer)	GECRB: Business Continuity Management Policy Company: Business Continuity Management Policy

Ref. No	Policy No	Policy Name	Policy Owner	Corresponding GECRB Policy

24	C-OP2	GECC Sourcing Policy	Joe Venturato (GM, GECC Global Sourcing)	GECRB: Contracted Services Oversight Policy Company: Contracted Services Oversight Policy

25	C-OP3	GECC Out-Sourcing Policy	Joe Venturato (GM, GECC Global Sourcing)	GECRB: Contracted Services Oversight Policy Company: Contracted Services Oversight Policy

26		Intercompany Services	Bob Mitchell (GECC Chief Ops Officer)	GECRB: Business with Affiliates Policy

27		GECC Real Estate Lease/ Lease Renewal Approval Request	Bob Mitchell (GECC Chief Ops Officer)	N/A

Risk Management

28	L-002	Identity Theft Prevention Policy	Ann Rodriguez (GECC Enterprise & Operational Risk Owner)	GECRB: Identity Theft Prevention Policy

29	CT-003	Capital Management Policy	Ryan Zanin (GECC CRO)	GECRB: Capital Planning Policy & Dividend Policy Company: Capital Management Policy

30	ER-007	Economic Capital Policy	Jen VanBelle (CRO - Capital Mgmt)	Company: Economic Capital Policy

31	CR-001	Credit & Investment Risk Management Policy	Ryan Zanin (GECC CRO)	GECRB: Credit & Investment Risk Management Policy Company: Credit & Investment Risk Management Policy

32	ER-005	Enterprise Stress Testing Policy	Jen VanBelle (CRO - Capital Mgmt)	GECRB: Enterprise Stress Testing Policy Company: Enterprise Stress Testing Policy

33	ER-006	Economic Capital – Economic Capital Model Governance and Validation Policy	Jen VanBelle (CRO - Capital Mgmt)	GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

34	CR-004	Stress Testing Model Governance and Validation Policy	Roger Favano (CFO-Risk)	GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

35	FI-002	Allowance for Loan and Lease Losses (ALLL) Model Governance and Validation Policy	Roger Favano (CFO-Risk) and Walter Ielusic (GECC Controller)	GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

Ref. No	Policy No	Policy Name	Policy Owner	Corresponding GECRB Policy

36	3	Commercial Credit Ratings & Credit Models Policy	Bill Strittmater (GECC Commercial CRO)	GECRB: Credit & Investment Risk Management Policy Company: Credit & Investment Risk Management Policy GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

37	2	Consumer Credit Ratings & Credit Models Policy	Samira Barakat (GECC Consumer CRO)	GECRB: Credit & Investment Risk Management Policy Company: Credit & Investment Risk Management Policy GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

38	CR-1.1	Financial Institution Credit Risk Policy	Ryan Zanin (GECC CRO)	Company: Counterparty Credit Risk Policy

39	ERM-002	Model Governance and Validation Policy	Ryan Zanin (GECC CRO)	GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

40	ERM-001	Enterprise Risk Management Policy	Ryan Zanin (GECC CRO)	GECRB: Enterprise Risk Management Policy Company: Enterprise Risk Management Policy

41	ERM-003	Enterprise New (and Modified) Products Policy	Ann Rodriguez (GECC Enterprise & Op Risk Leader)	GECRB: New Product Introduction (NPI) Policy Company: New Product Introduction (NPI) Policy

42	ERM-004	Operational Risk Policy	Ann Rodriguez (GECC Enterprise & Op Risk Leader)	GECRB: Operational Risk Policy Company: Operational Risk Policy

43	FRD-001	Fraud Management Policy	William Redmond (GECC Global Fraud Ldr)	GECRB: Fraud Management Policy Company: Fraud Management Policy

Ref. No	Policy No	Policy Name	Policy Owner	Corresponding GECRB Policy

44	CR-005	Risk Data Governance Policy	Roger Favano (GECC COO-Risk)	Company: Risk Data Governance Policy

45	CFCR-01	GECC Global Consumer Finance - Residential Mortgage Product Policy	Samira Barakat (GECC Consumer CRO)	N/A

46	CFCR-02	GECC Global Consumer Finance - Residential Mortgage Collection Policy	Samira Barakat (GECC Consumer CRO)	N/A

47	CFCR-03	Credit Risk Management – Residential Mortgage Loan Restructure Policy	Samira Barakat (GECC Consumer CRO)	N/A

48	CFCR-04	Credit Risk Management – Consumer Revolving Product Policy	Joan Makara (Global Risk Operations, Consumer Finance)	GECRB: Credit & Investment Risk Management Policy Company: Credit & Investment Risk Management Policy

49	CFCR-05	Credit Risk Management – Consumer Closed-end Product Policy	Joan Makara (Global Risk Operations, Consumer Finance)	GECRB: Credit & Investment Risk Management Policy Company: Credit & Investment Risk Management Policy

50	CFCR-06	Credit Risk Management – Consumer Auto Product Policy	Samira Barakat (GECC Consumer CRO)	N/A

51	CFCR-07	Credit Risk Management – Unsecured Retail & Auto Collection & Restructures Policy	Joan Makara (Global Risk Operations, Consumer Finance)	GECRB: Credit & Investment Risk Management Policy Company: Credit & Investment Risk Management Policy

52	MR-001	Market Risk Interest Rate Risk Policy	Ryan Zanin (GECC CRO)	GECRB: Asset-Liability Management Policy Company: Interest Rate Risk Policy

53	CR-002	GECC Leveraged Lending Policy	William Strittmatter	N/A

Treasury

54	CT-004	Regulated Entity Asset Liability Management (ALM) Policy	Kathy Cassidy (GECC Treasurer)	GECRB: Asset Liability Management Policy

55	CT-015	Credit Support Obligations Policy	Kathy Cassidy (GECC Treasurer)	Company: Credit Support Obligations Policy

56	CT-001	Liquidity Risk Policy	Kathy Cassidy (GECC Treasurer)	GECRB: Liquidity and Contingency Funding Policy Company: Liquidity and Contingency Funding Policy

57	CT-011	Market Risk Foreign Exchange Risk Policy	Kathy Cassidy (GECC Treasurer)	Company: FX Risk Policy

Ref. No	Policy No	Policy Name	Policy Owner	Corresponding GECRB Policy

58	CT-006	Cash Management Policy	Kathy Cassidy (GECC Treasurer)	GECRB: Cash Management Policy Company: Cash Management Policy

59	CT-008	Funding Policy	Kathy Cassidy (GECC Treasurer)	GECRB: External Funding Policy Company: External Funding Policy

60	CT-007	Global Investment Policy	Kathy Cassidy (GECC Treasurer)	GECRB: Investment Policy Company: Investment Policy

61	CT-013	Intercompany Financing Policy	Kathy Cassidy (GECC Treasurer)	GECRB: Intercompany Financing Management Policy Company: Intercompany Financing Management Policy

62	CT-009	Treasury Model Governance Policy	Anne Kratky (Deputy Treasurer-Risk Management)	GECRB: Model Governance & Validation Policy Company: Model Governance & Validation Policy

63	CT-011	Market Risk Commodity Risk Policy	Kathy Cassidy (GECC Treasurer)	N/A

64	Pending Approval	Non-Consolidated Legal Entity Governance	Alex Dimitrief (GECC General Counsel)	N/A

65	Pending Approval	Financial Regulatory Reporting	Walter Ielusic (GECC Vice President & Controller)	N/A

GE Corporate Policies

Ref. No	Policy Name	Possible Corresponding GECC/Company/GECRB Policy

1	Improper Payments Implementing Procedures	Company: • Anti-Bribery/Foreign Corrupt Practices Act Policy

2	General Electric Company Business Gift & Entertainment Implementing Procedures	GECRB: • Code of Conduct Company: • Code of Conduct

3	Privacy and the Protection of GE Information	GECC: • Acceptable Use of Company Information Sources Policy

4	Supplier Relationships Policy Supplier Responsibility Guidelines (SRG)	GECRB: • Contracted Services Oversight Policy Company: • Contracted Services Oversight Policy

5	GE’s Commitment to the Protection of Personal Information	GECRB: • Privacy Policy

6	General Electric Company Employment Data Protection Standards	GECRB • Fair Employment Practices Policy Company: • Fair Employment Practices Policy • Records and Information Management Policy

7	Internal Use of GE Product Guidelines

8	GE State Sponsor of Terrorism Policy	GECRB • AML Counter-Terrorism Financing and OFAC Compliance Policy

9	Corporate Guidelines for Watchlist Screening	GECRB • AML Counter-Terrorism Financing and OFAC Compliance Policy

10	ITC Implementing Guidelines Hand Carry Items	GECRB AML Counter-Terrorism Financing and OFAC Compliance Policy

11	Implementing Procedure: Hiring from the Government	N/A

12	Guidance on Personal Relationships Impacting Work: Mitigating the Risks	N/A

13	Intellectual Property Policy Implementing Procedures	Company: • Intellectual Property Policy

14	Managing your Online Presence	N/A

15	Capital Investments Procedure	GECC • Capital Management Policy

Ref. No	Policy Name	Possible Corresponding GECC/Company/GECRB Policy

16	Corporate Borrowing and Extensions of Credit Procedure	GECC • Credit & Investment Risk Management Policy • Commercial Credit Ratings & Credit Models Policy • Financial Institution Credit Risk Policy

17	GE Corporate Information Security Guidelines	GECC • Information Security Policy GECRB • Information Security Policy

18	Document Retention Guidelines for U.S. Employment Records	Company: • Records & Information Management Policy

19	Record Retention for Tax Purposes for Certain Accounting Records	GECC • GECC Subpart F/APB 23 Documentation & Approval Policy Company: • Records & Information Management Policy

20	General Electric Company Outside Board Directorship Risk Management Guidelines	Company: • Conflicts of Interest Policy

21

GE’s The Spirit and Letter

•      Improper Payments

•      Supplier Relationships

•      International Trade Compliance

•      Anti-Money Laundering

•      Privacy

•      Working with Governments

•      Competition Law

•      Fair Employment Practices

•      Environment, Health & Safety

•      Securing GE Operations Globally

•      Intellectual Property

•      Acceptable Use of GE Information Resources

•      Controllership

•      Conflicts of Interest

•      Insider Trading & Stock Tipping

GECRB:

• Code of Conduct

• Anti-Bribery/Foreign Corrupt Practices Act

• Contracted Services Oversight Policy

• Privacy Policy

• Anti-Tying Policy

• Fair Employment Practices Policy

Company:

• Code of Conduct

• Anti-Bribery/Foreign Corrupt Practices Act

• Contracted Services Oversight Policy

• Fair Employment Practices Policy

• Intellectual Property Policy

• Conflicts of Interest Policy

• Acceptable Use of Company Information Resources Policy

• Insider Trading Policy

GECRB and GECC Policy Comparison

Definitions:

Policy Function:	Functional area served by the policy
Policy Level:	Entity level where policy resides
Policy Owner:	Individual(s) owning the policy

Current State
Ref. No	Policy No	Policy Name	Policy Level	Policy Function	Policy Owner	Corresponding GECC Policy Name & No

1	C-3100	Compliance Policy	GECRB	Compliance	GECRB Chief Compliance Officer	Global Compliance Policy; C-006

2	C-900	AML Counter-Terrorism Financing and OFAC Compliance Policy	GECRB	Compliance	GECRB Chief Compliance Officer	Financial Crime Compliance Policy; C-006

3	F-200	Investment Policy	GECRB	Finance	GECRB Chief Financial Officer	Global Investment Policy; CT-007

4	F-250	Liquidity Policy	GECRB	Finance	GECRB Chief Financial Officer	Liquidity Policy; CT-001

5	R-2600	Capital Plan Policy	GECRB	Risk	GECRB Chief Risk Officer	Capital Management policy; CT-003

6	HR-4900	Compensation Policy*	GECRB	HR	GECRB Executive Vice President - Human Resources	GECC Compensation Policy; HR-004

7	IT-1500	Information Security Policy	GECRB	Information Technology	GE Capital Retail Bank Information Security Officer	Information Security Policy; IT-002

8	O-4000	Customer Complaint Handling	GECRB	Operations	GECRB Chief Operations Officer	Customer Complaint Handling Policy; C-002

9	PL-50	Creation, Approval and Maintenance of GECRB Policies and Procedures	GECRB	Office of President (Process Governance)	GECRB Policy Leader	Global Policy Governance; C-001

Current State
Ref. No	Policy No	Policy Name	Policy Level	Policy Function	Policy Owner	Corresponding GECC Policy Name & No

10	R-600	Credit & Investment Risk Management Policy	GECRB	Risk	GECRB Chief Risk Officer	Credit and Investment Risk Management Policy; CR-1; Credit Risk Management - Unsecured Retail & Auto Collection & Restructure Policy; CFCR-07; Credit Risk Management - Consumer Revolving Product Policy; CFCF-04; Credit Risk Management - Consumer Closed End Product Policy; CFCR-05

11	R-3000	Identity Theft Prevention Policy	GECRB	Risk	GECRB Chief Risk Officer	Identity Theft Prevention Policy; L-002

12	R-3600	New Product Introduction Policy	GECRB	Risk	GECRB Chief Risk Officer	New (or Modified) Products Policy; ERM-003

13	R-4200	Enterprise Risk Management Policy	GECRB	Risk	GECRB Chief Risk Officer	Enterprise Risk Management Policy; ERM-001

14	R-4300	Enterprise Risk Appetite Statement	GECRB	Risk	GECRB Chief Risk Officer	GECC Global Enterprise Risk Appetite Statement

15	N/A	Retail Finance Enterprise Risk Appetite Statement	GECC Retail Finance	Risk	GECC Retail Finance Chief Risk Officer	GECC Global Enterprise Risk Appetite Statement

16	R-4400	Model Governance and Validation Policy	GECRB	Risk	GECRB Chief Risk Officer	Model Governance and Validation Policy; ERM-002

17	R-4700	Operational Risk Policy	GECRB	Risk	GECRB Chief Risk Officer	Operational Risk Policy; ERM-004

Current State
Ref. No	Policy No	Policy Name	Policy Level	Policy Function	Policy Owner	Corresponding GECC Policy Name & No

18	R-4800	Allowance for Loans and Lease Losses Policy	GECRB	Risk	GECRB Chief Risk Officer; GECRB Senior Vice President and Senior Controller	Allowance for Loan and Lease Losses (“ALLL”) Policy; FI-1; Consumer Allowance for Loan and Lease Losses (“ALLL”) Policy; GECCF-ALLL-1

19	PR-3800	Business Continuity Management Policy	GECRB	Office of President (Business Continuity)	GECRB Business Continuity Leader	Business Continuity Policy; OP-001

20	HR-1700	Fair Employment Practices Policy*	GECRB	HR	GECRB Executive Vice President - Human Resources	GECC U.S. Overtime Policy HR 6 & Performance Management Policy HR 3

21	PR-2500	Contracted Services Oversight Policy	GECRB	Sourcing	GECRB Vice President - Strategic Sourcing	Sourcing Policy C-OP2 & Material Activities Outsourcing Policy C-OP3

22	F-300	Asset Liability Management Policy	GECRB	Finance	GECRB Chief Financial Officer	Prudentially Regulated Entity Assets Liability Management Oversight Policy CT 004

24	R-5300	Fraud Management Policy	GECRB	Risk	GECRB Chief Risk Officer	Fraud Management Policy; FRD-001

25	R-5200	Enterprise Stress Testing Policy	GECRB	Risk	GECRB Chief Risk Officer	Enterprise Stress Testing Policy; ER-005

*	Policy applicable only to US-based legal entities with US employees

Schedule 9.1

Transaction Documents – Dispute Resolution

1.	GECC Term Loan Agreement, substantially in the form attached to the Agreement as Exhibit J, to be entered into by and between GECC and the Company

2.	MNT Subservicing Agreement, substantially in the form attached to the Agreement as Exhibit K, to be entered into by and between GECC and the Company

3.	Undrawn Committed Securitization Documents

4.	Securitization Note Sale and Assignment Agreements

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